    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1998

                                                      REGISTRATION NO. 333-43343
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                   FORM SB-2


                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                              JAVA CENTRALE, INC.

             (Exact name of registrant as specified in its charter)

          CALIFORNIA                         5800                  68-0268780
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                  Classification Code Number     Identification
incorporation or organization)                                      Number)

                           1610 ARDEN WAY, SUITE 145
                              SACRAMENTO, CA 95815
                                 (916) 568-2310

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                               JEFFREY W. DUDLEY
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           1610 ARDEN WAY, SUITE 145
                              SACRAMENTO, CA 95815
                                 (916) 568-2310

  (Address, including zip code, and telephone number, including area code, of agent for service of process)
                           --------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                           PHILIP S. BOONE, JR., ESQ.
                         Rosenblum, Parish & Isaacs, PC
                       555 Montgomery Street, 15th Floor
                            San Francisco, CA 94111
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 FROM TIME TO TIME, COMMENCING AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF
                          THIS REGISTRATION STATEMENT.
                           --------------------------

    If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO      AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
            BE REGISTERED                  REGISTERED           SHARE(1)            PRICE(1)        REGISTRATION FEE
Common Stock(2)(3)...................      4,180,000             $3.50             14,630,000          $4,315.85

(1) Estimated solely for the purpose of determining the registration fee, based, in accordance with Rule 457(h), on the average of high and low prices at which the Registrant's Common Stock was sold on December 19, 1997.

(2) Of this amount, a fee of $3,059.85 was paid at the time the original Registration Statement as filed, leaving a balance of $1,256.00 to be paid with this Amendment No. 1.

(3) Includes 3,555,000 shares, which are issuable upon the exercise of certain Common Stock purchase Warrants described herein.

(4) Pursuant to Rule 416, there are also being registered such additional shares as may be required for issuance pursuant to the anti-dilution provisions of the Warrants described herein.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              JAVA CENTRALE, INC.
                       CROSS-REFERENCE SHEET PURSUANT TO
                         ITEM 501(B) OF REGULATION S-B

ITEM                       CAPTION IN FORM SB-2                           LOCATION IN PROSPECTUS BY CAPTION
---------  ----------------------------------------------------  ----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside    Facing Page; Cross-Reference Sheet; and Outside
             Front Cover Page of Prospectus                        Front Cover Page
       2.  Inside Front and Outside Back Cover Pages of          Cover Page; Available Information; Incorporation of
             Prospectus                                            Certain Documents by Reference
       3.  Summary Information, Risk Factors, and Ratio of       Prospectus Summary; Risk Factors
             Earnings to Fixed Charges
       4.  Use of Proceeds                                       Use of Proceeds
       5.  Determination of Offering Price                       Not Applicable
       6.  Dilution                                              Not Applicable
       7.  Selling Security Holders                              Selling Shareholders
       8.  Plan of Distribution                                  Plan of Distribution
       9.  Legal Proceedings                                     Business--Legal Proceedings
      10.  Directors, Executive Officers, Promoters, and         Management
             Control Persons
      11.  Security Ownership of Certain Beneficial Owners and   Management--Security Ownership of Certain Beneficial
             Management                                            Owners and Management
      12.  Description of Securities                             Description of the Common Stock
      13.  Interests of Named Experts and Counsel                Not Applicable
      14.  Disclosure of Commission Position on Indemnification  Indemnification
             for Securities Act Liabilities
      15.  Organization Within Last Five Years                   Not Applicable
      16.  Description of Business                               Description of Business
      17.  Management's Discussion and Analysis or Plan of       Management's Discussion and Analysis of Results of
             Operations                                            Operations and Financial Condition
      18.  Description of Property                               Description of Property
      19.  Certain Relationships and Related Transactions        Certain Relationships and Related Transactions
      20.  Market for Common Equity and Related Stockholder      Market for Common Equity and Related Stockholder
             Matters                                               Matters
      21.  Executive Compensation                                Management--Executive Compensation
      22.  Financial Statements                                  Financial Statements
      23.  Changes in and Disagreements with Accountants on      Not Applicable
             Accounting and Financial Disclosure
      24.  Indemnification of Directors and Officers             Management--Indemnification of Directors and
                                                                   Officers
      25.  Other Expenses of Issuance and Distribution           Other Expenses of Issuance and Distribution
      26.  Recent Sales of Unregistered Securities               Recent Sales of Unregistered Securities
      27.  Exhibits                                              Exhibits

                              JAVA CENTRALE, INC.

                        4,180,000 SHARES OF COMMON STOCK

                               ------------------

    This Prospectus is issued by Java Centrale, Inc., a California corporation (the "Company") on behalf of the Company and certain of its existing shareholders and warrant holders.

    This securities offered hereby include 625,000 currently outstanding shares of the Company's Common Stock held by certain of the Company's current shareholders (the "Selling Current Shareholders") and up to 3,555,000 shares of Common Stock which may be issued in the future pursuant to the exercise of certain Common Stock Purchase Warrants (the "Warrants") held by the Selling Current shareholders and certain other warrant holders (the "Other Warrant Holders"). As used in this Prospectus, the term "Selling Shareholders" refers to both the Selling Current Shareholders and the Other Warrant Holders. (See "Selling Shareholders" and "Plan of Distribution" below.)

    The shares of Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Shareholders or by transferees, commencing on the date of this Prospectus. The Company will not receive any of the proceeds from sales of the Shares, which may be offered from time to time by the Selling Shareholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at prices arrived at through negotiation. No underwriting arrangements with respect to the sale or resale of the Shares have been entered into by the Company or, to the Company's knowledge, by the Selling Shareholders.

    All costs, expenses, and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions, if any, attributable to the sale or resale of the Shares will be borne by the offering parties.

    The Company's Common Stock is listed on The NASDAQ Stock Market SmallCap List under the symbol "JAVC." On January 20, 1998, the last reported sale price for the Common Stock on the NASDAQ SmallCap Market List was $3.25 per share.

THE SECURITIES OFFERED IN THIS PROSPECTUS ARE HIGHLY SPECULATIVE, AND AN
INVESTMENT IN THESE SECURITIES           INVOLVES A HIGH DEGREE OF RISK. SEE
                      "RISK FACTORS" BEGINNING AT PAGE 7.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                         TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                The date of this Prospectus is January 22, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................    3
PROSPECTUS SUMMARY........................................................    4
SUMMARY FINANCIAL AND OPERATING DATA......................................    6
RISK FACTORS..............................................................    7
USE OF PROCEEDS...........................................................   12
DIVIDEND POLICY...........................................................   12
CAPITALIZATION............................................................   13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS..............   14
BUSINESS..................................................................   25
MANAGEMENT................................................................   34
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..................   43
SELLING SHAREHOLDERS......................................................   44
DESCRIPTION OF THE COMMON STOCK...........................................   45
GENERAL DESCRIPTION OF THE WARRANTS.......................................   45
  Terms of the Warrants...................................................   46
  Manner of Exercise......................................................   46
  Rights as a Shareholder, Employee, or Consultant........................   46
  Transfer of the Warrants................................................   47
  Redemption Rights.......................................................   47
  Warrants Held by Other Warrant Holders..................................   47
PLAN OF DISTRIBUTION......................................................   47
INDEMNIFICATION OF OFFICERS AND DIRECTORS.................................   47
LEGAL MATTERS.............................................................   48
EXPERTS...................................................................   48
FINANCIAL STATEMENTS......................................................  F-1

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER OR SALE OF THE SHARES DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN MADE OR AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

    The Commission also maintains a Web site, the address of which is HTTP://WWW.SEC.GOV, which contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

    The Company's Common Stock is listed on the National Association of Securities Dealers ("NASD") NASDAQ SmallCap Market List, and such reports and other information concerning the Company can also be inspected at the offices of the NASD at 1735 K Street, N.W., Washington, D.C. 20006-1500.

                               PROSPECTUS SUMMARY

    Certain forward-looking statements are included in this report. They use such words as "may," "will," "expect," "believe," "plan," "anticipate" and other similar terminology. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results could differ materially depending on the success or failure of the Company's current and projected financing strategies and due to changes in global and local business and economic conditions; the Company's management and/or commercial and contractual relationships; legislation and governmental regulation; competition; success of operating initiatives and advertising and promotional efforts; food, labor and other operating costs; availability and cost of leasehold space and construction; accounting policies and practices; consumer preferences, spending patterns and demographic trends; and interest rates.

THE COMPANY

    Java Centrale, Inc., a California corporation (the "Company"), was incorporated in March of 1992 and began its principal operations in April of 1993. The Company conducts its business of selling coffee and bakery products to consumers through its wholly-owned subsidiary Paradise Bakery, Inc., which both operates and franchises upscale bakery cafes. Effective December 31, 1997, the Company sold substantially all of the assets of its Java Centrale franchise system. The Company received $1,500,000 in consideration for this transaction. The consideration consists of $1,000,000 in a combination of future royalties to be received by the buyer and credits from purchases by the Company from the Buyer's wholesale bakery operation. In addition the Company received 5,000,000 shares of the Buyer's restricted Common Stock valued at $500,000 at the close of the transaction.

    Paradise Bakery, Inc., doing business as Paradise Bakery and Cafe, operates in high-end locations such as upscale malls and airports. Featured menu items, depending upon the location, include an assortment of bakery products, featuring cookies, muffins, croissants and desserts, freshly prepared and baked daily at each location, as well as, specialty soups, salads, and sandwiches. Paradise Bakery, Inc. has operated a successful and growing business for 21 years. Most of the existing locations are in high profile upscale areas in the western-half of the United States. As of December 31, 1997, a total of 51 Paradise Bakery and Cafes were operating in eight states, comprised of 16 Company-owned and 35 franchised cafes.

    At the Company's 1997 Annual Meeting, held on November 25, 1997, its Shareholders approved, among other proposals, a one-for-ten reverse split of its outstanding shares of Common Stock and a change in the Company's state of incorporation from California to Delaware, including a change in the Company's name to Paradise Bakery & Cafe, Inc. The reverse stock split became effective on December 19, 1997; consequently all share and price per share information in this Prospectus has been adjusted to take the reverse stock split into account. The reincorporation to Delaware and consequent name change have not yet been implemented, but the Company anticipates consummating these transactions during the first quarter of 1998.

    The Company's principal executive offices are located at 1610 Arden Way, Suite 145, Sacramento, California 95815, and its telephone number is (916) 568-2310.

                                  THE OFFERING

Shares of Stock Offered by the
  Selling Shareholders............  4,180,000

Shares of Stock Currently
  Outstanding.....................  2,330,504

Shares of Stock which will be
  Outstanding Following the
  Exercise of the Warrants........  5,885,504

Use of Proceeds...................  The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

Plan of Distribution..............  The Company will not receive any of the proceeds from any sales of the shares by the Selling Shareholders.
                                    Such shares may be offered from time to time by or for
                                    the account of the Selling Shareholders through dealers,
                                    brokers or other agents, or directly to one or more
                                    purchasers, at market prices prevailing at the time of
                                    sale or prices otherwise negotiated.

RISK FACTORS......................  The Shares of Common Stock offered hereby involve a high degree of risk and should be purchased only by persons
                                    who can afford to sustain the loss of their entire
                                    investment. See "RISK FACTORS."

NASDAQ Symbol.....................  JAVC

                      SUMMARY FINANCIAL AND OPERATING DATA

    The following table sets forth summary historical financial data for the Company for the fiscal years ended March 31, 1997 and 1996, as well as for the six month periods ended September 30, 1997 and 1996. The historical financial data are derived from the Consolidated Financial Statements included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                   YEAR ENDED           SIX MONTHS ENDED
                                             ----------------------  ----------------------
                                              1997(1)    1996(2)(3)     1997      1996(4)
                                             ----------  ----------  ----------  ----------
                                                                     (UNAUDITED) (UNAUDITED)
Statement of Operations Data:

Revenues...................................  $14,809,000 $9,555,000  $5,197,000  $8,481,000
Operating Expenses.........................  19,735,000  13,593,000   7,314,000    9,998,00
                                             ----------  ----------  ----------  ----------
Operating Loss.............................  (4,926,000) (4,038,000) (2,117,000) (1,517,000)
Interest Income (expense), net.............    (549,000)    (19,000)   (291,000)   (130,000)
Other income (expense), net................     149,000      91,000      14,000     136,000
                                             ----------  ----------  ----------  ----------
Net loss...................................  $(5,326,000) $(3,966,000) $(2,394,000) $(1,511,000)
                                             ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------
Net loss per equivalent common share(5)....  $    (4.61) $    (6.08) $    (1.55) $    (1.51)
                                             ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------
Common Stock and equivalent Common
  Shares(5)................................   1,540,080     652,638   1,543,936     998,547
                                             ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------

                                                                 MARCH 31,   SEPTEMBER 30,
                                                                   1997           1997
                                                                -----------  --------------
                                                                              (UNAUDITED)
Balance Sheet Data:

Working Capital...............................................  ($2,856,000)  $ (3,618,000)
Total Assets..................................................  11,019,000       9,457,000
Notes and Capital Leases......................................   3,516,000       3,194,000
Common Stock..................................................  18,508,000      19,317,000
Accumulated deficit...........................................  (13,438,000)   (15,832,000)

------------------------

(1) For the year ended March 31, 1997, the Company sold the Oh La La! Division in December 1996.

(2) For the year ended March 31, 1996, the Company completed 12 months of operation from the Oh La La! acquisition dated March 31, 1995.

(3) For the year ended March 31, 1996, the Company's results include three months of operations from the Paradise Bakery acquisition dated December 31, 1995.

(4) For the six months ended September 30, 1996, the Company's results include six months of operations from the Oh La La! Division sold in December 1996.

(5) Adjusted for the December 19, 1997, 1 for 10 reverse stock split.

                                  RISK FACTORS

    THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, IN EVALUATING AN INVESTMENT IN THE COMPANY'S COMMON STOCK, THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION AND FINANCIAL DATA INCLUDED HEREIN AND INCORPORATED HEREIN BY REFERENCE.

HISTORICAL LOSSES

    Since its inception, the Company has never earned a profit and the Company's operations have required, rather than provided, cash each year. In order to meet these cash requirements, the Company has from time to time sold Common Stock, borrowed short-term, sold Company assets and issued convertible debt. The Company's net loss for the fiscal years ended March 31, 1997 and 1996 were $5,326,000 and $3,966,000, respectively. Since then, the Company has suffered additional losses of $811,000 for the quarter ended June 30, 1997 and $1,583,000 for the quarter ended September 30, 1997. There can be no assurance that such losses will not continue or increase in the future, or that the Company will become profitable in the future.

ACCUMULATED DEFICIT AND FUTURE LOSSES

    As of September 30, 1997, the Company had an accumulated deficit of $15,832,000. The Company anticipates that the size of its losses will decrease due to anticipated development and acquisition of new Company-owned and franchised Paradise Bakery locations in the United States and Canada. However, if such developments are delayed and the Company does not realize such increased sales, its losses are likely to remain at or near previous levels.

    Effective December 31, 1997, the Company sold substantially all of the assets of its Java Centrale franchise system consisting primarily of the royalty rights to 20 operating franchised cafes and the assets of one Company-owned store. Effective December 13, 1996, the Company sold its Oh La La! Division, consisting of 10 retail outlets and one bakery. The sale of the these assets is expected to facilitate the development of the Company's Paradise Bakery operations by simplifying the mix of the Company's cafe lines and freeing Company resources for the development of its remaining cafes and potential cafe locations. The Company's operating plan, assuming the successful completion of fund raising efforts, anticipates opening 10 new Company-owned and 15 franchised Paradise Bakery cafes during calendar 1998. The Company may also consider franchising some or all of its Company-owned Paradise Bakery cafes in order to free the associated capital for further expansion of this system, including the opening of both Company-owned and franchised cafe locations.

    Until this network of Company-owned and franchised Paradise Bakery cafes is more fully developed, however, the Company will be dependent upon other sources of income, such as franchisee fees, which cannot be predicted as to timing or dollar amount. Delays in the development of the Company's cafes, as well as any potential future acquisitions or strategic mergers, could extend continuing losses and result in the need for additional financing.

RELIANCE ON GROWTH FOR PROFITABILITY

    As of December 31, 1997, the Company had a total of 51 Company-owned and franchised Paradise Bakery & Cafes open and operating. The Company currently is projecting to open, either on its own or through franchisees, up to 28 cafes during fiscal 1999, and approximately 50 cafes during fiscal 2000. If the foregoing timetable is maintained, and the Company's cost structure remains comparatively stable, the Company should achieve profitability on or before March 31, 1999. There can be no assurance, however, that the Company or its franchisees will be able to open the planned new cafes and kiosks or that they can be operated profitably. The Company's ability to expand will depend upon a number of factors, including selection and availability of suitable locations and franchisees; negotiation of acceptable lease terms; the securing of required state and local permits and approvals; adequate supervision of construction; hiring, training and retention of skilled management and other personnel; availability of adequate financing; and other factors, many of which are beyond the Company's control.

RELIANCE ON ADDITIONAL FUNDING SOURCES

    The Company requires additional funding to implement its business plan. The Company anticipates that the Selling Shareholders will exercise their Warrants described elsewhere herein, however, there can be no assurance that these Warrants will be exercised. Proceeds from these Warrants will be used primarily for the retirement of existing long-term debt obligations. The Company plans on raising additional funds through the issuance of common, preferred or debt securities, the sale of assets or through a commercial bank credit facility. The inability of the Company to raise additional funds would have an adverse affect on the Company's ability to implement its business plan.

SUBSTANTIAL COMPETITION

    Paradise Bakery competes with a variety of restaurant concepts, many of which are located in enclosed malls. Some competition comes from similar concepts, such as, Au Bon Pain, which is a bakery/cafe concept, or sandwich/salad concepts, such as Wall Street Deli. Other types of competitors are strictly bakery product driven, such as, Cinnabon and Mrs. Fields. The Company believes it distinguishes itself from most competitors with its menu mix, positioning, and pricing.

FRANCHISE OPERATIONS

    The Company's expansion strategy is based on growing its Paradise Bakery subsidiary. This franchise system will be expanded by allowing existing franchises to add new locations and by developing new franchise locations outside the current system.

    The Company currently is in the process of renewing all of its Uniform Franchise Offering Circulers for the states requiring such registration. Under the laws of those states, Paradise Bakery, Inc. is only able to offer or sell a new franchise with an approved filing. There can be no guarantee that all the relevant state franchise regulators will approve these filings. Any material failure to obtain such approvals in a timely manner could have a substantially harmful effect on the Company's business plan.

UNPREDICTABLE FRANCHISEE REVENUES

    Historically, revenues from the Company's franchisees have been an important part of the Company's revenues and cash flow. The Company is actively pursuing efforts to develop additional franchisee operations, as well as to extend its network of Company-owned cafes. However, the development of the Company's franchise system is unpredictable as to timing and the amount of income, which may be produced by individual franchisees.

LIQUIDITY; LIMITED CAPITAL RESOURCES

    At the Company's current level of development, including its Paradise Bakery subsidiary, it does not generate net cash from operations. To fund its operations, the Company requires either additional financing, sales of additional franchises, or a substantial increase in its network of Company-owned and or franchised cafes and kiosks. For the years ended March 31, 1997 and 1996, the Company incurred a net loss of $5,326,000 and $3,966,000 and used net cash of $3,062,000 and $2,391,000 in operating activities. For the six months ended September 30, 1997 and 1996, the Company incurred, on a consolidated basis, a net loss of $2,394,000 and $1,511,000 and used net cash of $195,000 and $1,138,000. The Company has developed a specific operating plan to meet the ongoing liquidity needs of the Company's operations both for the year ended March 31, 1998, and thereafter.

    Management believes that the Company's operating and financing plan will, if carried out successfully will be sufficient to meet the Company's liquidity needs for the year ended March 31, 1998 and thereafter. Based on the Company's current cost structure, other expense calculations, the current and anticipated revenue streams, including sales of new franchises, and the operating income expected to be produced by the Company's Paradise Bakery subsidiary, the Company estimates that it will break even on cash flow for the quarter ended December 31, 1998, assuming it succeeds in maintaining its schedule for the opening of new Company and franchisee-owned cafes. The Company does not expect to achieve profitability, however, until the quarter ended March 31, 1999, and then only if the Company's growth projections can be met and its cost structure remains stable, of which there can be no assurance (see "--Reliance on Growth for Profitability" above). However, there can be no assurance that enough new franchises will be sold to provide the necessary liquidity, or that the Company's liquidity goals will be reached in the immediate future, if ever.

DEPENDENCE ON ONE PRODUCT-LINE

    As a result of the Company's recent disposition of the Java Centrale franchise system, the Company's primary source of revenue is derived from its wholly-owned subsidiary Paradise Bakery Inc. Paradise Bakery features menu items that include, depending upon the location, specialty soups, salads and sandwiches, as well as an assortment of bakery products, including cookies, muffins, croissants and desserts that are freshly prepared and baked daily at each location.

GEOGRAPHIC CONCENTRATION

    A majority of the currently operating Company-owned or franchised cafes are located in the Western-half of the United States. Accordingly, the Company is susceptible to fluctuations in its business caused by adverse economic conditions that have occurred from time to time. In addition, consumer preferences and tastes vary from region to region, and there can be no assurance that consumers located in the regions in which the Company intends to expand will be as receptive to specialty coffees as consumers in existing markets.

DEPENDENCE ON KEY PERSONNEL

    Management of the Company is dependent to a large degree on the services of Gary C. Nelson, Bradley B. Landin, Thomas A. Craig, and Jeffrey W. Dudley. Loss of the services of any of these individuals could have a material adverse effect on the Company's business. Although the Company has entered into employment agreements with each of the officers named above, it does not maintain key man life insurance for any of them. In addition, the Company believes that in order to succeed in the future it will be required to continue to attract, retain and motivate additional highly skilled executive, sales and other employees.

LIMITED REGISTRATION PERIOD

    The Company does not intend to maintain indefinitely the effectiveness of the Registration Statement of which this Prospectus forms a part. From and after January 31, 2000, the Registration Statement will no longer be effective (unless the Company has elected to extend its effectiveness), and once the Registration Statement has been allowed to lapse, the shares described herein may no longer be sold in reliance upon this Prospectus or the Registration Statement.

POSSIBLE FUTURE ISSUANCES OF COMMON STOCK AND OTHER SECURITIES

    Additional Common Shares of the Company may be issued at any time by the Board of Directors, without shareholder approval, although issuances during the three years following the closing of this Offering will require the prior approval of the E.C. Capital, Ltd., the Placement Agent for the private offering described below (see "Selling Shareholders--Orgin of the Securities Offered"). The issuance of any such additional Common Shares may have an adverse effect on the market price of the Common Shares offered hereby, and could cause dilution to the Company's then-existing shareholders. As a matter of corporate policy, the Company intends to issue shares of its Common Stock as part of the consideration for future acquisitions and other transactions, where the use of such shares appears to be appropriate and cost-effective, or as a means of compensating and providing incentives to the Company's officers, directors, and consultants.

    Shares of preferred stock or other securities of the Company may also be issued by the Board of Directors, without shareholder approval, on such terms as the Board may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Moreover, although the ability to issue preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring a majority of the voting stock of the Company.

STOCK PRICE VOLATILITY

    The price of the Company's Common Stock is subject to significant volatility due to fluctuations in revenues, earnings, capitalization, liquidity, press coverage, and financial market interest. Market perceptions of the Company's recent or potential performance in its various local market areas, economic trends generally, and the Company's relative degree of success with respect to its competition, among other factors, could cause the price of its stock to vary significantly in the short and middle term regardless of whether such perceptions prove to be accurate in the long run.

    The Company's Common Stock is currently traded on the NASDAQ SmallCap Market. This market has, from time to time, experienced extreme price and volume fluctuations which often have been unrelated to the operating performance of particular companies. There can be no assurance that the NASDAQ SmallCap Market will not in the future experience more severe fluctuations than are contemporaneously experienced by other U.S. stock markets and exchanges, such as the New York Stock Exchange or the American Stock Exchange, or the NASDAQ National Market System. Regulatory developments and economic and other external factors, as well as period-to-period fluctuations in financial results of the Company may have a significant impact on the market price of the Common Stock.

    The price of the Company's Common Stock is subject to significant volatility due to fluctuations in revenues, earnings, capitalization, liquidity, press coverage, financial market interest, and general market conditions. Some of these factors may be exacerbated because the food service and coffee beverage industries in which the Company operates are highly competitive and dominated by a few exceptionally strong companies.

NO CASH DIVIDENDS

    The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future.

GENERAL LIABILITY AND COMMERCIAL INSURANCE; PRODUCT LIABILITY INSURANCE

    Although the Company maintains general liability and commercial insurance with coverage up to $2,000,000, product liability insurance with coverage up to $1,000,000, and a $5,000,000 umbrella policy, there can be no assurance that this insurance will be adequate to protect the Company against any general, commercial and/or product liability claims. Any general, commercial and/or product liability claim, which is not covered by such policy, or is in excess of the limits of liability of such policy, could have a material adverse effect on the financial condition of the Company. In the event the Company incurs a material loss in excess of current insurance coverages, there can be no assurance that the Company will be able to continue its insurance on reasonable financial terms.

GOVERNMENTAL REGULATION

    The food service industry is subject to extensive federal, state and local government regulations relating to the development and operation of food service outlets, including laws and regulations relating to building and seating requirements, the preparation and sale of food, cleanliness, safety in the work place, accommodations for the disabled, and the Company's relationship with its employees, such as minimum wage requirements, discriminatory practices, overtime and working conditions and citizenship requirements. The Company-owned and franchised cafes and carts are subject to various federal laws and regulations, including without limitation, the Fair Labor Standards Act, the Americans With Disabilities Act, the Department of Agriculture, the Food & Drug Administration, and numerous State and local laws and regulatory agencies. The failure to obtain or retain necessary food licenses or substantial increases in the minimum wage could adversely affect the operation of the Company. Furthermore, federal government proposals relating to health care may result in higher costs for the Company. The Company is also subject to federal regulations and certain state laws, which regulate the offer and sale of franchises to its franchisees.

EFFECT OF RECENT CHANGES TO NASD SMALLCAP MARKET LISTING RULES

    The NASD has recently adopted a number of changes to its listing and maintenance criteria for companies quoted on the NASDAQ SmallCap Market. These changes are scheduled to go into effect on February 23, 1998.

    The NASD's new rules require, among other things, that the minimum bid price for any stock quoted on that market is $1.00; if the minimum bid price for a listed company's stock should drop below $1.00 for a material period of time, it would become eligible for delisting from the NASDAQ SmallCap Market List. Current NASD rules provide that one or the other (but not necessarily both) of the following criteria must be met: either (a) the minimum bid price for the Company's Common Stock must be at least $1.00 per share, or alternatively (b) the aggregate market value of the Company's public float must be at least $1,000,000 and the Company must have at least $2,000,000 in combined capital and surplus. Although the Company met the old listing criteria, it may not meet the new standards in this respect. For the entire period between January 1 and December 31, 1997, the daily low price bid per share for the Company's Common Stock ranged from a low of $2.28 to a high of $6.88. Under the NASD's revised rules if the daily minimum bids for the Company's Common Stock do not remain above a $1.00 per share, the Company may need to consider effectuating another reverse stock split or taking some other corporate action in order to be confident of its continuing ability to meet the NASD's new minimum bid requirements in this respect.

    Another of the new criteria adopted by the NASD, which will take effect February, 23, 1998, is that companies having securities listed on the SmallCap Market maintain at least one of the following: either (a) net tangible assets of $2,000,000, or (b) a market capitalization of $35,000,000, or (c) annual net income for two of the previous three years of at least $500,000. The Company currently does not meet any of the criteria described above. However as a result of its capital raising efforts, including the exercise of Warrants described herein, the Company anticipates that it will meet the net tangible assets criteria by February 23, 1998.

    In the event the Company is unable to continue to meet the listings criteria adopted by the NASD, the Company's Common Stock could ultimately be de-listed from the NASDAQ SmallCap Market List. In such an event, the trading market for its Common Stock would immediately become far less liquid than it is at present.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from any sale by the Selling Shareholders of any of the shares for which they now hold or may acquire in the future by the exercise of Warrants. All proceeds from such transactions will go to the holders of the Shares. All proceeds derived from the exercise of the Warrants will be used for general corporate purposes including primarily the reduction of existing corporate debt.

                                DIVIDEND POLICY

    The Company has not paid any cash dividends on its Common Stock. It is the present policy of the Company to retain earnings to finance the growth and development of its business, and therefore the Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company (i) as of September 30, 1997 and (ii) as adjusted to reflect the sale of the Units described elsewhere herein (see "Selling Shareholders-- Origin of the Securities Offered") and the exercise of 3,555,000 Warrants held by the Selling Shareholders.

                                                                                          SEPTEMBER 30, 1997
                                                                                    ------------------------------
                                                                                        ACTUAL         ADJUSTED
                                                                                    --------------  --------------
Accounts Payable..................................................................  $    2,001,000  $      563,000
Notes Payable.....................................................................       3,082,000       1,000,000
Capital Lease Obligations.........................................................         112,000         112,000
Stockholders' equity:
  Preferred Stock: 25,000,000 shares authorized; no shares outstanding, actual and
    as adjusted...................................................................        --              --
  Common Stock: 50,000,000 shares authorized; 2,200,504 shares issued and outstanding; at September 30, 1997(1) 5,885,504 shares issued and outstanding
    as adjusted(1)(2).............................................................      19,317,000      24,262,000
Accumulated Deficit...............................................................     (15,832,000)    (16,048,000)
                                                                                    --------------  --------------
    Total stockholders' equity....................................................       3,485,000       8,214,000
                                                                                    --------------  --------------
    Total capitalization..........................................................  $    8,680,000  $    9,889,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

------------------------

(1) As adjusted to reflect (i) the sale of the Units, including 625,000 shares of Common Stock, and (ii) a one-for-ten reverse stock split, approved at the Company's 1997 annual Meeting of Shareholders on November 25, 1997, which became effective on December 19, 1997.

(2) As adjusted to reflect the potential exercise of all of the 3,550,000 outstanding Common Stock Purchase Warrants held by the Selling Shareholders. See ("Selling Shareholders," below.)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

    The Company began operations on March 5, 1992, and operated as a development stage enterprise through the end of its fiscal year ended March 31, 1993. As a development stage enterprise, the Company focused its efforts on financial planning, raising capital, research and development, establishing sources of supply, developing markets, organizing the corporation, acquiring assets, and developing its business plan. During this time, the Company completed the filing of its Uniform Franchise Offering Circulars.

    Since inception, the Company has never earned a profit and the Company's operations have required, rather than provided, cash every year. In order to meet these cash requirements, the Company has from time to time sold Common Stock, borrowed short-term money, sold company assets and issued convertible debt. The net losses for the fiscal years ended March 31, 1997 and 1996 were $5,326,000 and $3,966,000, respectively. The net losses for the six months ended September 30, 1997 and 1996, were $2,394,000 and $1,511,000, respectively. The Company has an accumulated deficit of $13,438,000 and $15,832,000 as of March 31, 1997 and September 30, 1997, respectively. There can be no assurance that losses will not continue, or that the Company, as currently structured, will become profitable in the future. In the fiscal year ended March 31, 1997, the Company sold assets, raised debt and sold equity, and reduced expenses to meet its ongoing liquidity needs. During the six months ended September 30, 1997, the Company had Warrants exercised, borrowed short-term funds and sold equity to meet ongoing liquidity needs. Currently the Company has a material working capital shortfall.

    As of December 31, 1997 substantially all of the assets of the Java Centrale franchise system were sold. The selling of this franchise system coupled with the Company's efforts to reduce administrative overhead has positioned the Company to develop its more successful Paradise Bakery and Cafe subsidiary. However the Company's continued operating losses to this point have left it in a materially weak cash-flow position.

    Over the last year, the Company's financing plan to meet its ongoing liquidity needs has been to raise new equity through private placements, refinance or obtain new debt funding and sell assets of the Company's operation. There can be no assurance that any similar financing, asset sales or equity placements will continue to be available to the Company in the future. Consequently, under current circumstances the Company does not anticipate that it will be able to continue existing operations in the future unless it can obtain new short-term or long-term financing, raise new equity or execute a significant sale of assets. The Company's Board of Directors is currently evaluating a number of options for the resolution of its immediate and long-term financial needs, including among other potential alternatives, obtaining a long-term loan secured by its Paradise Bakery assets, a private and/or public sale of Company stock and/or other securities, and a strategic merger. Some of the alternatives currently being studied by the Company's Board of Directors might result in a change in the management and/or control of the Company.

    In August of 1997, the Company retained E.C. Capital Ltd. ("ECC"), a New York based investment-banking firm, to raise equity capital in a private offering (the "ECC Offering"). The Company issued to investors units consisting of 25,000 shares of Common Stock, 25,000 "A" and "B" Warrants. The "A" Warrants have a term of two years from the date of issuance and may be exercised to purchase shares of Common Stock at a per share exercise price of $1.60. The "B" Warrants have a three-year term and may be exercised to purchase shares of Common Stock at a price per share of $2.00. The offering price for each full unit of the ECC Offering was $25,000. All the Units offered have been sold, including a total of 625,000 Common Shares and Warrants for the purchase of an additional 1,250,000 Common Shares, for net proceeds of $544,000. The issuance of the "A" and "B" Warrants were subject to approval by the Company's Board of Directors and shareholders of (i) an amendment to the Company's Articles of Incorporation increasing its authorized number of shares of Common Stock from 25,000,000 to 50,000,000,

(ii) effecting a one for ten reverse stock split of the outstanding shares of Common Stock, and (iii) moving the Company's state of incorporation from California to Delaware. All of the above proposals were approved by the Company's shareholders at its annual meeting held November 25, 1997. The Company has agreed to pay ECC a 10% commission on all sales of units and a 3% non-accountable expense reimbursement. Additionally, the Company has issued to ECC 500,000 "A" and 500,000 "B" Warrants, as partial compensation for its efforts in completing the ECC Offering, for a total of 1,000,000 Warrants in all. The Company has also agreed to retain ECC as an advisor for the next three years at a fee of $3,000 per month and to pay ECC a 5% warrant solicitation fee for any of the investor Warrants which are exercised. The Company has also agreed not to raise debt or equity financing during this three-year period other than with consent of ECC and to allow a ECC designee to observe all meetings of the Company's Board of Directors. Further, all of the Company's officers and directors have executed lock-up agreements with ECC whereby they have agreed not to transfer, assign, sell or otherwise dispose of any of their Company shares, except with the consent of ECC, until at least one year after the effective date of the registration statement.

    As of September 30, 1997, the Company operated under two brands, Java Centrale and Paradise Bakery and Cafe as compared to September 30, 1996, which the Company was then operating under three brands, Java Centrale, Oh La La! and Paradise Bakery and Cafe. The following table represents the Company's operations at September 30, 1997, and September 30, 1996:

                                                            OPERATING UNITS AS OF SEPTEMBER 30, 1997
                                                 --------------------------------------------------------------
                                                              CAFE                       CARTS/ KIOSKS
                                                 ------------------------------  ------------------------------
                                                    COMPANY       FRANCHISED        COMPANY       FRANCHISED
                                                 -------------  ---------------  -------------  ---------------
Java Centrale..................................            1              23          --                   8
Oh La La!......................................       --              --              --              --
Paradise Bakery................................           16              32          --              --
  Total........................................           17              55          --                   8

                                                            OPERATING UNITS AS OF SEPTEMBER 30, 1996
                                                 --------------------------------------------------------------
                                                              CAFE                       CARTS/ KIOSKS
                                                 ------------------------------  ------------------------------
                                                    COMPANY       FRANCHISED        COMPANY       FRANCHISED
                                                 -------------  ---------------  -------------  ---------------
Java Centrale..................................            2              20          --                   8
Oh La La!......................................           10          --                   1          --
Paradise Bakery................................           16              35          --              --
  Total........................................           28              55               1               8

    The Company entered into agreements with franchisees to open three cafes during the quarter ended September 30, 1997, as compared to entering into agreements with franchisees to open five cafes during the quarter ended September 30, 1996. The Company entered into agreements with franchisees to open three cafes during the six months ended September 30, 1997, as compared to entering into agreements to open 10 cafes during the six months ended September 30, 1996.

    The Company opened one franchisee-owned cafe during the quarter ended September 30, 1997, as compared to opening two franchisee-owned cafes during the quarter ended September 30, 1996. The Company opened three franchisee-owned cafes during both the six months ended September 30, 1997, and September 30, 1996.

    No Company-owned cafes were closed in the quarter ended September 30, 1997, as compared to closing one Company-owned cafe, which was operated under a management agreement, in the quarter ended September 30, 1996. The Company closed one Company-owned cafe and two franchisee-owned cafes in the six months ended September 30, 1997, as compared to closing two Company-owned cafes and one franchisee-owned cafe during the six months ended September 30, 1996. Cafe closures are primarily a result of poor financial performance.

    No Company-owned locations were sold to franchisees during the quarter ended September 30, 1997, as compared to selling two Company-owned locations during the quarter ended September 30, 1996. During the six months ended September 30, 1997, no Company-owned locations were sold as compared to selling five Company-owned cafes to franchisee and three Company-owned carts to a licensee for the six months ended September 30, 1996.

    In December of 1996, the Company sold the assets of Oh La La! to Good Food Fast Companies, Inc. for $1,250,000 in cash, 233,333 shares of preferred stock and a $750,000 convertible note receivable due in 1999. The assets included ten operating locations and a cart licensee. On March 31, 1997, the Company agreed with GFF to exchange $250,000 of the convertible note receivable for the assumption of certain liabilities of the Company, exchange 233,333 preferred shares for 233,333 shares of Common Stock, accelerate a payment of $145,000 due under the note receivable to May 1997 and convert the remaining $355,000 balance of the note into 40,000 shares of GFF Common Stock. The Common Shares of GFF at September 30, 1997 have been valued at $2.00 per share based on the estimated fair value of such shares at the time they were acquired. As of September 30, 1997, the Company owned approximately 30% of the outstanding Common Shares of GFF.

    Effective December 31, 1997, the Company sold substantially all of the assets of its Java Centrale franchise system. The Company conducts its business of selling coffee and bakery products to consumers through its wholly-owned subsidiary Paradise Bakery, Inc., which both operates and franchises upscale bakery cafes. The Company received $1,500,000 in consideration for this transaction. The consideration consists of $1,000,000 in a combination of future royalties to be received by the buyer and credits from purchases by the Company from the buyers wholesale bakery operation. In addition the Company received 5,000,000 shares of the buyers restricted Common Stock valued at $500,000 at the close of the transaction.

RESULTS OF OPERATIONS

    The Company's revenues are currently derived from Company-owned locations, initial franchise fees, resulting from cafe openings, franchise royalties, equipment sales, and product overrides on sales to its franchisees. Franchise fees range from $15,000 to $35,000 per cafe. The Company is entitled to 4%-6% of the gross receipts from each franchised cafe and 2%-10% of the gross receipts from each franchised cart. Product overrides range from 3% to 10% of the total purchase of coffee from the Company's contract roaster. At September 30, 1997, the Company operated under two brands, Java Centrale and Paradise Bakery and Cafe.

    FISCAL 1997 AS COMPARED TO FISCAL 1996

    Total Company revenues for the fiscal year ended March 31, 1997 totaled $14,809,000, as compared to $9,555,000 for the year ended March 31, 1996, an increase of $5,254,000, or 55%. The principal components of this increase were:

    The Company's revenues from Company-owned retail operations increased by $5,229,000, or 69%, to $12,814,000 for the fiscal year ended March 31, 1997, from $7,585,000 for the fiscal year ended March 31, 1996. This increase resulted primarily from an increase of $6,682,000, in revenues from operating the acquired Paradise Bakery Company-owned locations for 12 months during the fiscal year ended March 31, 1997 as compared to operating the acquired Paradise Bakery Company-owned locations for three months during the fiscal year ended March 31, 1996. Additionally, revenues declined from prior years as a result of the sale of the Oh La La! Division in December 1996 and for the sale and closure of Company-owned cafes for approximately $1,450,000.

    Revenues from the Company's franchising operations increased $144,000, or 36% to $539,000 for the fiscal year ended March 31, 1997, from $395,000 for the fiscal year ended March 31, 1996. This increase is a result of the following recognized franchise fees: $128,000 associated with the opening of five Java Centrale franchisee-owned cafes and two Paradise Bakery franchisee-owned cafes, $117,000 associated with the sale of two Company-owned Paradise Bakery cafes to one franchisee and three Company-owned Java Centrale cafes to two franchisees, $10,000 associated with the transfer of ownership of two Java Centrale franchisee-owned locations, $45,000 forfeited fees associated with four Java Centrale franchisees and one Paradise Bakery franchisee, $140,000 in forfeited franchise fees directly related to the termination of the joint venture agreement, and $83,000 associated with the licensing rights agreement to South Korea for the fiscal year ended March 31, 1997, as compared to the recognition of franchise fees during the fiscal year ended March 31, 1996 of $330,000 associated with opening 15 franchisee-owned Java Centrale cafes and $65,000 in association with forfeited Java Centrale franchise fees.

    Revenues from the Company's royalties increased $811,000 or 154%, to $1,336,000 for the fiscal year ended March 31, 1997, from $525,000 for the fiscal year ended March 31, 1996. This increase resulted primarily from the royalties associated with the franchise operation of Paradise Bakery for the 12 months during the fiscal year ended March 31, 1997 as compared to three months during the fiscal year ended March 31, 1996, amounting to $675,000 along with the additional franchisee-owned locations operating during the 1997 fiscal year as compared to 1996.

    Revenues from the Company's equipment sales decreased $929,000, or 88%, to $121,000 for the fiscal year ended March 31, 1997 from $1,050,000 for the fiscal year ended March 31, 1996. This decrease resulted primarily from discontinuing the sale of equipment directly to franchisees in May of 1996.

    Total expenses for the year ended March 31, 1997 were $19,735,000, an increase of $6,142,000, or 45%, over expenses of $13,593,000 for the year ended March 31, 1996. The principal components of the increase in expenses resulted from:

    The cost of food and beverage, labor, and operating costs for the Company's retail operations increased $5,015,000, for the year ended March 31, 1997, to $12,518,000, as compared to $7,503,000 for the year ended March 31, 1996. The increase resulted primarily from an increase in expenses of $6,108,000 associated with operating the Paradise Bakery locations for 12 months during the fiscal year ended March 31, 1997 as compared to three months for the fiscal year ended March 31, 1996, in addition to a decrease of $1,093,000 in operating costs associated with the sale of three Company-owned Java Centrale cafes, two Company-owned Paradise Bakery cafes and the sale of the Oh La La! locations in December 1996.

    The Company's cost of equipment decreased by $889,000, or 86%, in the year ended March 31, 1997, to $149,000, as compared to $1,038,000 for the year ended March 31, 1996. This increase resulted primarily from discontinuing the sale of equipment directly to franchisees in May of 1996.

    Selling, general, and administrative expenses increased $416,000, or 10%, during the year ended March 31, 1997, to $4,603,000 from $4,187,000 during the 1996 fiscal year. This increase results from; increases in general and administration expenses associated with the operation of the Paradise Bakery locations for 12 months for the fiscal year 1997 as compared to three months for the fiscal year 1996 totaling $739,000, the recognition of expense for the re-design of the Paradise Bakery cafe concept totaling $76,000 and decreased expenses in the fiscal year 1997 resulted from consulting expenses reduced by $264,000, personnel costs reduced by $365,000, advertising and marketing expenses reduced by $334,000 and merger expenses decreased a total of $40,000. Additionally other increases in general and administrative expenses are legal and accounting increased $217,000, as a result of expenses associated with capital raising activities and settlements, fees and expenses associated with the issuance of Common Stocks of $39,000.

    For the year ended March 31, 1997, the Company had an operating loss of $4,926,000, a net loss of $5,326,000, and a loss per share of $4.62, as compared to an operating loss of $4,038,000, a net loss of $3,966,000, and a loss per share of $6.08 for the fiscal year ended March 31, 1996. The increased operating loss of $888,000 is primarily a result of higher general and administrative expenses as described above totaling $416,000, a loss of $275,000 relating to the conversion of a note receivable into Common Shares, settlement expenses relating to two franchisees and a former employee of Paradise Bakery amounting to $336,000, increased bad debt expenses of $398,000 resulting from certain franchisee related notes and royalties, a loss from the termination of the joint venture in Florida totaling $257,000 virtually the same expense relating to the closure of cafes at $413,000 for each fiscal year and higher depreciation and amortization expenses associated with the acquisition of Paradise Bakery totaling $205,000. The operating loss improved this fiscal year as compared to last fiscal year as a result of higher operating margins associated with the operations of Paradise Bakery for 12 months for the fiscal year ended 1997 as compared to three months for the fiscal year ended 1996 amounting to $752,000 and lower losses for the operations of Java Centrale totaling $180,000.

    The increased net loss of $1,360,000 for this fiscal year ended March 31, 1997 as compared to fiscal year 1996 is a result of the above increased operating loss of $888,000, and an increase in interest expense and fees associated with the Company's financings of $545,000.

    FISCAL 1996 AS COMPARED TO FISCAL 1995

    Total Company revenues for the fiscal year ended March 31, 1996 totaled $9,555,000, as compared to $1,776,000 for the year ended March 31, 1995, an increase of $7,779,000, or 438%. The principal components of this increase were increased revenues amounting to $6,249,000 from the Oh La La! purchased locations and the acquisition of the Paradise Bakery operations as of December 31, 1995.

    The Company's revenues from Company-owned retail operations increased by $7,108,000, to $7,585,000 for the fiscal year ended March 31, 1996 from $477,000 for the fiscal year ended March 31, 1995. This increase resulted primarily from $3,424,000 in revenues recognized with the acquisition of the Oh La La! locations and $2,826,000 in revenues recognized with the acquisition of the Paradise Bakery locations. Additionally there was an increase of $858,000 or 180% in revenues from the addition of five Company-owned Java Centrale locations during the 1996 fiscal year.

    Revenues from the Company's franchising operations slightly decreased $3,000, or 1% to $395,000 for the fiscal year ended March 31, 1996, from $398,000 for the fiscal year ended March 31, 1995, resulting from a decrease in forfeited franchise fees recognized by the Company during the 1996 fiscal year of $49,000, as compared to $79,000 received during the 1995 fiscal year.

    Revenues from the Company's royalties increased $327,000 or 165%, to $525,000 for the fiscal year ended March 31, 1996, from $198,000 for the fiscal year ended March 31, 1995. This increase resulted primarily from the royalties associated with the acquisition of Paradise Bakery amounting to $196,000 and the opening of 15 new franchisee-owned locations during the 1996 fiscal year.

    Revenues from the Company's equipment sales increased $348,000, or 50%, to $1,050,000 for the fiscal year ended March 31, 1996 from $702,000 for the fiscal year ended March 31, 1995. This increase resulted primarily from an increase of 15 franchisee-owned cafe locations opened during the 1996 fiscal year, as compared to the 11 franchisee-owned cafe locations opened during fiscal 1995. The Company sells the equipment required to substantially all of its franchisee-owned locations.

    Total expenses for the year ended March 31, 1996 were $13,593,000, an increase of $9,782,000, or 257%, over expenses of $3,811,000 for the year ended March 31, 1995. The principal components of the increase in expenses resulted from $7,126,000 in operating expenses associated with the acquisition of the Oh La La! locations and the acquisition of Paradise Bakery. Additionally, the increase resulted from the Company recognizing during the fiscal year end 1996, a one-time non-recurring expense of $453,000 relating to the issuance of shares below market pursuant to a consulting agreement to develop acquisitions, franchising opportunities and consult regarding investment relation matters for the Company. Additionally, there was an increase in the cost of equipment, selling, general and administrative expenses, depreciation and amortization and other operating costs from the addition of Oh La La! and Paradise Bakery.

    The cost of food and beverage, labor, and operating costs for the Company's retail operations increased $6,862,000, for the year ended March 31, 1996, to $7,503,000, as compared to $641,000, for the year ended March 31, 1995. The increase resulted primarily from $5,197,000 in operating costs associated with the acquisition of the Oh La La! locations and the acquisition of the Paradise Bakery locations. Additionally, an increase of $1,288,000 in operating costs associated with the addition of six Company-owned Java Centrale cafes during the 1996 fiscal year as compared to the 1995 fiscal year.

    The Company's cost of equipment increased by $263,000, or 34%, in the year ended March 31, 1996, to $1,038,000, as compared to $775,000 for the year ended March 31, 1995. This increase resulted primarily from the growth in the Company's opening seven additional franchisee-owned locations during the year.

    Selling, general, and administrative expenses increased $1,910,000, or 81%, during the year ended March 31, 1996, to $4,261,000 from $2,351,000 during the 1995 fiscal year, primarily because of higher expenses associated with legal, accounting, consulting, investor relations, and higher expense relating to franchise recruitment, training, and support, and overall administration salaries relating to the acquisition of Oh La La! and Paradise Bakery. Additionally, the increase resulted from the Company recognizing during the fiscal year end 1996, a one-time non-recurring expense of $453,000 relating to the issuance of shares below market pursuant to a consulting agreement to develop acquisitions, franchising opportunities and consult regarding investment relation matters for the Company.

    For the year ended March 31, 1996, the Company had an operating loss of $4,038,000, a net loss of $3,966,000, and a loss per share of $6.08, as compared to an operating loss of $2,035,000, a net loss of $1,894,000, and a loss per share of $4.22 for the fiscal year ended March 31, 1995. The increased operating loss and net loss primarily resulted from higher expenses associated with the Java Centrale system, increased administrative salaries, legal, accounting, consulting and investor relations, depreciation and amortization, and increased expenses associated with franchisee recruitment, support and training and the recognition of $410,000 in losses associated with cafe and cart closures. Additionally, the increase resulted from the Company recognizing during the fiscal year end 1996, a one-time non-recurring expense of $453,000 relating to the issuance of shares below market pursuant to a consulting agreement to develop acquisitions, franchising opportunities and consult regarding investment relation matters for the Company.

    QUARTER ENDED SEPTEMBER 30, 1997 AS COMPARED TO 1996

    Total Company revenues for the quarter ended September 30, 1997 totaled $2,649,000, as compared to $3,992,000 for the quarter ended September 30, 1996, a decrease of $1,343,000, or 34%. The principal components of this decrease were:

    The Company's revenues from Company-owned retail operations decreased by $1,283,000 or 36%, to $2,259,000 for the quarter ended September 30, 1997, from $3,542,000 for the quarter ended September 30, 1996. This decrease resulted primarily from a decrease of $987,000 associated with revenues from the Oh La La! Division, which was sold in December 1996, a decrease of $232,000 associated with the revenues from the operations of Company-owned cafes which were closed or sold, during fiscal year 1997, and a decrease in revenues from the Company-owned Paradise Bakery locations of approximately $64,000.

    Revenues from the Company's franchising operations decreased $69,000, or 56% to $54,000 for the quarter ended September 30, 1997, from $123,000 for the quarter ended September 30, 1996. This decrease is a result of recognized franchise fees of $25,000 associated with the transfer of one Java Centrale franchisee-owned cafe and $29,000 associated with the opening of one Paradise Bakery franchisee-owned cafe for the quarter ended September 30, 1997, as compared to the recognition $108,000 in franchise fees associated with both the opening of one Java Centrale franchise-owned cafe and the sale of two Java Centrale Company-owned cafes to a franchisee in addition to $15,000 associated with the opening of one franchisee-owned Paradise Bakery cafe during the quarter ended September 30, 1996.

    Revenues from the Company's royalties of $318,000 for the quarter ended September 30, 1997 and $317,000 for the quarter ended September 30, 1996, remained virtually the same. Royalties associated with Java Centrale decreased $6,000 to $102,000 for the quarter ended September 30, 1997, as compared to $108,000 for the quarter ended September 30, 1996, due to the closure of franchisee-owned cafes. Additionally, royalties associated with Paradise Bakery increased $7,000 to $216,000 for the quarter ended September 30, 1997, as compared to $209,000 for the quarter ended September 30, 1996, due to increased revenues from franchisee-owed cafes.

    Revenues from the Company's equipment sales increased $8,000 to $18,000 for the quarter ended September 30, 1997 from $10,000 for the quarter ended September 30, 1996. This increase primarily resulted from the sale of surplus equipment.

    Total expenses for the quarter ended September 30, 1997, were $4,030,000 a decrease of $691,000, or 15%, over expenses of $4,721,000 for the quarter ended September 30, 1996. The principal components of the decrease in expenses resulted from:

    The cost of food and beverage, labor and operating costs for the Company's retail operations decreased $1,109,000 for the quarter ended September 30, 1997, to $2,081,000 as compared to $3,190,000 for the quarter ended September 30, 1996. This decrease results primarily from a decrease of $813,000 in expenses associated with the operating Oh La La! Division, which was sold in December 1996, a decrease in expenses of $306,000 associated with the operations of Company-owned cafes, which was sold or closed during the fiscal year ended March 31, 1997, and approximately $10,000 associated with increased operating costs associated with the operation of the Paradise Bakery Company-owned locations.

    The Company's cost of equipment increased by $5,000 in the quarter ended September 30, 1997, to $6,000 as compared to $1,000 for the quarter ended September 30, 1996. This increase primarily resulted from the sale of surplus equipment.

    Selling, general, and administrative expenses increased $113,000 or 11%, during the quarter ended September 30, 1997, to $1,122,000 from $1,009,000 during the quarter ended September 30, 1996. This increase results from decreased expenses associated with the operations of the Oh La La! Division, which sold in December 1996, totaling $42,000, decreased personnel cost of $52,000, decreased marketing costs of $14,000, decreased travel expense of $20,000, increased legal and accounting fees of $120,000 and increased investor relations of $30,000. Additionally, there were increased consulting fees of $95,000, of which $29,000 was associated with the Companies capital raising efforts.

    For the quarter ended September 30, 1997, the Company had an operating loss of $1,381,000, a net loss of $1,583,000, and a loss per share of $0.96, as compared to an operating loss of $731,000, a net loss of $748,000, and a loss per share of $0.68 for the quarter ended September 30, 1996.

    The operating loss increased $650,000 to $1,381,000 during the quarter ended September 30, 1997 as compared to $731,000 during the quarter ended September 30, 1996. The increase is a result of decreased revenues and cost of company sales totaling $198,000, higher selling, general and administrative expenses totaling $113,000, decreased depreciation and amortization of $57,000 from the sale of the Oh La La! Division, increased losses associated with a cafe closure of $345,000, increased settlement expense of $31,000, bad debt expense of $50,000 associated with certain franchisees related notes and royalties, and no gain from the sale of assets during the quarter ended September 30, 1997, as compared to a loss from the sale of assets of $30,000 during the quarter ended September 30, 1996.

    The net loss increased $835,000 to $1,583,000 during the quarter ended September 30, 1997, as compared to $748,000 during the quarter ended September 30, 1996. The increased net loss of is primarily a result of the above increased operating loss of $650,000, and an increase in interest expense and fees associated with the Company's financing of $133,000, and associated with both the sale of the Oh La La! Division and the sale and closure of cafes, interest income decreased $13,000 and other income decreased $39,000.

    SIX MONTHS ENDED SEPTEMBER 30, 1997 AS COMPARED 1996

    Total Company revenues for the six months ended September 30, 1997, totaled $5,197,000, as compared to $8,481,000 for the six months ended September 30, 1996, a decrease of $3,284,000, or 39%. The principal components of this decrease were:

    The Company's revenues from Company-owned retail operations decreased by $3,112,000 or 41%, to $4,444,000 for the six months ended September 30, 1997, from $7,556,000 for the six months ended September 30, 1996. This decrease resulted primarily from a decrease of $1,939,000 associated with revenues from the Oh La La! Division, which was sold in December 1996, a decrease of $931,000 associated with the revenues from the operations of Company-owned cafes which were closed or sold, during the fiscal year 1997 and a decrease in revenues from the Company-owned Paradise Bakery locations of approximately $242,000.

    Revenues from the Company's franchising operations decreased $99,000, or 49% to $104,000 for the six months ended September 30, 1997, from $203,000 for the six months ended September 30, 1996. This decrease is a result of recognized franchise fees totaling $75,000 associated with the opening of two Java Centrale franchisee-owned cafes and the transfer of one Java Centrale franchisee-owned cafe in addition to $29,000 associated with the opening of one Paradise Bakery franchisee-owned cafe for the six months ended September 30, 1997, as compared to the recognition $148,000 in franchise fees associated with the opening of one Java Centrale franchise-owned cafe, the sale of two Java Centrale Company-owned cafes to a franchisee and forfeited franchise fees, in addition to $55,000 associated with the sale of two Paradise Bakery Company-owned cafes to a single franchisee and the opening of one Paradise Bakery franchisee-owned cafe during the six months ended September 30, 1996.

    Revenues from the Company's royalties of $616,000 for the six months ended September 30, 1997, and $614,000 for the six months ended September 30, 1996, remained virtually the same. Royalties associated with Java Centrale decreased $33,000 to $181,000 for the six months ended September 30, 1997, as compared to $214,000 for the six months ended September 30, 1996, due to the closure of franchisee-owned cafes. Additionally royalties associated with Paradise Bakery increased $35,000 to $435,000 for the six months ended September 30, 1997, as compared to $400,000 for the six months ended September 30, 1996 due to the increases in revenues from franchisee-owed cafes.

    Revenues from the Company's equipment sales decreased $75,000, or 69%, to $33,000 for the six months ended September 30, 1997 from $108,000 for the six months ended September 30, 1996. This decrease primarily resulted from discontinuing the sale of equipment directly to franchisees in May of 1996.

    Total expenses for the six months ended September 30, 1997, were $7,314,000, an decrease of $2,684,000, or 27%, over expenses of $9,998,000 for the six months ended September 30, 1996. The principal components of the decrease in expenses resulted from:

    The cost of food and beverage, labor and operating costs for the Company's retail operations decreased $2,874,000, or 41% for the six months ended September 30, 1997, to $4,087,000 as compared to $6,961,000 for the six months ended September 30, 1996. This decrease results primarily from a decrease of $1,672,000 in expenses associated with operating the Oh La La! Division, which was sold in December 1996, a decrease in expenses of $964,000 associated with the operations of Company-owned cafes, which were sold or closed during the fiscal year ended March 31, 1997, and approximately $238,000 associated with decreased operating costs associated with the operation of the Paradise Bakery Company-owned locations.

    The Company's cost of equipment decreased by $78,000, or 76%, for the six months ended September 30, 1997, to $24,000, as compared to $102,000 for the six months ended September 30, 1996. This decrease primarily resulted from discontinuing the sale of equipment directly to franchisees in May of 1996.

    Selling, general, and administrative expenses decreased $51,000 or 2%, during the six months ended September 30, 1997, to $2,061,000 from $2,112,000 during the six months ended September 30, 1996. This decrease results from decreased expenses associated with the operations of the Oh La La! Division, which sold in December 1996, totaling $99,000, decreased personnel cost of $209,000, decreased travel expense of $52,000, decreased marketing costs of $27,000, increased investor relations of $26,000 and increased legal and accounting fees of $109,000. Additionally, there were increased consulting fees of $201,000, of which $93,000 was associated with the Companies capital raising efforts.

    For the six months ended September 30, 1997, the Company had an operating loss of $2,117,000, a net loss of $2,394,000, and a loss per share of $1.55, as compared to an operating loss of $1,517,000, a net loss of $1,511,000, and a loss per share of $1.51 for the six months ended September 30, 1996.

    The operating loss increased $600,000 to $2,117,000 during the six months ended September 30, 1997, as compared to $1,517,000 during the six months ended September 30, 1996. The increase is a result of lower revenues and cost of company sales of $203,000, and lower selling, general and administrative expenses totaling $51,000, decreased depreciation and amortization of $112,000 from the sale of the Oh La La! Division, increased losses associated from cafe closures of $346,000, bad debt expense and settlement expense of $178,000 associated with certain franchisees related notes and royalties, and no gain from the sale of assets during the six months ended September 30, 1997, as compared to a gain from the sale of assets of $36,000 during the six months ended September 30, 1996.

    The net loss increased $883,000 to $2,394,000 during the six months ended September 30, 1997, as compared to $1,511,000 during the six months ended September 30, 1996. The increased net loss is a result of the above increased operating loss of $600,000, and an increase in interest expense and fees of $154,000, associated with the Company's financing, and decreased other and interest income of $129,000, associated with the with both the sale of the Oh La La! Division and the sale and closure of cafes.

LIQUIDITY AND CAPITAL RESOURCES

    Since its inception, the Company has never earned a profit and the Company's operations have required, rather than provided, cash each year. In order to meet these cash requirements, the Company has from time to time sold Common Stock, borrowed short-term, sold Company assets and issued convertible debt. The Company's net loss for the fiscal years ended March 31, 1997 and 1996 were $5,326,000 and $3,966,000, respectively. Since then, the Company has suffered additional losses of $811,000 for the quarter ended June 30, 1997 and $1,583,000 for the quarter ended September 30, 1997. There can be no assurance that such losses will not continue or increase in the future, or that the Company will become profitable in the future.

    The Company's recent sale of the assets of its Java Centrale franchise system will allow management to focus its efforts on the growth of its Paradise Bakery subsidiary. This, coupled with the successful completion of the ECC Offering and the exercise of the Warrants described elsewhere herein, should improve the Company's liquidity and provide the Company with the opportunity to attract other capital resources. Until the Warrants are exercised or some other source of funding is obtained, there can be no assurance that these events will occur and the Company will continue to have a material working capital shortfall.

    Over the last year, the Company's financing plan to meet its ongoing liquidity needs has been to raise new equity through private placements, refinance or obtain new debt funding and sell assets of the Company's operation. There can be no assurance that any similar financing, asset sales or equity placements will continue to be available to the Company in the future. Consequently, under current circumstances the Company does not anticipate that it will be able to continue existing operations in the future unless it can obtain new short-term or long-term financing, raise new equity or execute a significant sale of assets. The Company's Board of Directors is currently evaluating a number of options for the resolution of its immediate and long-term financial needs, including among other potential alternatives, obtaining a long-term loan secured by its Paradise Bakery assets, a private and/or public sale of Company stock and/or other securities, a strategic merger, and the sale of assets. Some of the alternatives currently being studied by the Company's Board of Directors might result in a change in the management and/or control of the Company.

    In the 1996 fiscal year, the Company issued 160,469 Common Shares for $3,541,000 in proceeds in a series of private placements. The Company also issued convertible debt in three separate private transactions totaling $3,500,000. As of March 31, 1997, $2,054,000 had been converted into 331,118
Common Shares. During the quarter ended September 30, 1997, an additional $249,000 of convertible debt had been converted into 133,520 shares of the Company's Common Stock. As of September 30, 1997, $2,303,000 of convertible debt had been converted into 464,639 shares of the Company's Common Stock.

    The Company, as of December 31, 1997, owes $583,000 of on a loan secured by the assets of Paradise Bakery. This note contains certain financial covenants of which the Company is currently in default. The lender has agreed to forbear on taking action on this note through March 31, 1998. The Company has remained current with the required monthly payments under this note. The Company plans on using proceeds from the exercise of Warrants to pay down a substantial, if not all of, the outstanding principal balance of this note.

    In July of 1996, Baycor, Gary C. Nelson, the Company's President and Chief Executive Officer, and Steven J. Orlando, its then Chief Financial Officer, agreed to loan the Company an aggregate of $175,000 from time to time on an as-needed basis until April of 1997, when this line of credit would be terminated and the sums then borrowed and outstanding would become due and payable. The interest rate on the funds so advanced was prime plus 2%. The line of credit was terminated as of March 31, 1997. In replacement, in April 1997 Mr. Nelson advanced the Company $50,000 in exchange for a note secured by the Company's assets, Mr. Orlando advanced the Company $31,000 in the form of deferred salary for the period from December 1996 through March 1997, and Baycor deferred receipt of salary and expenses accrued during the 1997 fiscal year amounting to $145,000, without interest. In September 1997 the amount owed to Mr. Nelson was reduced to $35,000 and the amount owed to Mr. Orlando was reduced to $15,000, additionally each is owed accrued interest at the rate of prime plus 2%. The amount owed to Baycor as of the date of September 30, 1997 is $165,000.

    In December of 1996, the Company sold the assets of its Oh La La! Division to Good Food Fast Companies, Inc. "GFF" for $1,250,000 in cash, 233,333 shares of preferred stock and a $750,000 convertible note receivable due in 1999. On March 31, 1997, the Company agreed with GFF to exchange $250,000 of the convertible note receivable for the assumption of certain liabilities of the Company, exchange 233,333 preferred shares for 233,333 shares of Common Stock, accelerate a payment of $145,000 due under the note receivable to May 1997 and convert the remaining $355,000 balance of the note into 40,000 shares of GFF Common Stock. The Common Shares of GFF at September 30, 1997, have been valued at $2.00 per share based on the estimated fair value of such shares at the time of the acquisition.

    From July 1, 1997, to August 8, 1997, an additional $197,000 of convertible debt was converted into 238,623 Common Shares. Additionally, in July 1997, the Company agreed to restructure the remaining portion of the unconverted note, totaling $1,000,000, into a note due no later than January 1, 1998, pledging shares of Paradise Bakery, Inc. as collateral and adding $250,000 to the balance of the note to eliminate the conversion feature of the note. The Company will recognize the $250,000 as additional interest expense over the remaining term of the note. As of December 31, 1997, the Company negotiated an extension of this note to April 1, 1998. As consideration for this extension, the Company agreed to a $52,000 extension fee and issued 20,000 Warrants at a exercise price of $1.80 per Common Share.

    In September and October of 1997, the Company raised net proceeds of $544,000 from the private placement efforts of ECC, previously described herein. In the event that the Warrants, described elsewhere herein, are exercised, an additional $4,558,000 in net proceeds will be raised. There can be no assurance that these Warrants will be exercised in the immediate future or at all.

    During the six months ended September 30, 1997 the Company borrowed an additional $275,000 thereby increasing the balance on the note to Alta Petroleum, Inc. to $575,000. Alta Petroleum extended the due date or the note to September 30, 1997. The Company is currently negotiating with Alta Petroleum to extend the term of this note.

    In November 1997, the Company borrowed $250,000 from The Harmat Organization, a Delaware corporation, to meet working capital needs. The loan, which bears interest at the rate of 15% per year, is secured by Common Stock pledged by officers of the Company. As additional consideration for the loan, 10,000 Warrants were issued to Harmat at an exercise price of $0.50 per common share. The Company has agreed that this loan will be immediately repaid out of the proceeds of the next financing completed by the Company.

    Effective December 31, 1997, the Company sold substantially all of the assets of the Java Centrale franchise system to Massimo Da Milano, Inc., a Delaware corporation, for $1,000,000 in future consideration and 5,000,000 shares of Massimo's Common Stock, which has been valued at $500,000 as of December 31, 1997. The future consideration to be received by the Company consists of 50% cash receipts from Java Centrale royalties and a 50% credit against products purchased from Massimo's wholesale bakery operation. Those cash receipts and or/credits will be applied to the $1,000,000 until paid in full.

    At the Company's current level of development, with its Paradise Bakery subsidiary, it does not generate net cash from operations. To fund its operations, the Company requires either additional financing, sales of additional franchises, or a substantial increase in its network of Company-owned or franchised cafes and kiosks. The Company has developed a specific operating plan to meet the ongoing liquidity needs of the Company's operations. The Company currently has no available credit lines.

    Based on the Company's current cost structure and other expense calculations, the Company's current and anticipated revenue streams, the operating income expected to be produced by the Company's Paradise Bakery system, and the anticipated exercise of the Warrants described elsewhere herein, the Company cannot estimate that it will break even on cash flow in the current or next fiscal year. The Company does not expect to achieve profitability until after March 31, 1999 and then only if the Company's growth projections can be met and its cost structure remains stable. There can be no assurance that enough new franchises will be sold to provide the necessary liquidity, or that the Company's liquidity goals will be reached in the immediate future, if ever. The Company has certain debt obligations that are in default for non-compliance with financial covenants and non-payment to the scheduled required payments. These obligations have been classified as currently due in the financial statements and the Company cannot make any assurances as to the ultimate disposition of these debt obligations which total approximately $3,250,000 as of December 31, 1997. The Company's plan to provide ongoing liquidity continues to include the active pursuit of debt and equity financing, the restructure of debt, and developing the existing Paradise Bakery system. The Company can not make any assurance that this plan will be successful.

                                    BUSINESS

BUSINESS DEVELOPMENT

    Java Centrale, Inc., a California corporation (the "Company"), began operations on March 5, 1992, and operated as a development stage enterprise through the end of its fiscal year ended March 31, 1993, and commenced principal operations as of April 1, 1993, at which time it had operating two franchised cafes. At December 31, 1997, the Company was operating 16 Company-owned cafes, 35 franchisee-owned cafes and had an additional three signed agreements for as-yet-unopened franchisee-owned cafes.

ACQUISITIONS AND DISPOSITIONS

    Effective December 31, 1997, the Company sold substantially all of the assets of the Java Centrale franchise system to Massimo Da Milano, Inc. for $1,000,000 in future consideration and 5,000,000 shares of Massimo's Common Stock, which has been valued at $500,000 as of December 31, 1997. The future consideration the Company will received consist of 50% cash receipts from Java Centrale royalties and 50% credit against products purchased from Massimo's wholesale bakery operation. Those cash receipts and or/credits will be applied to the $1,000,000 until paid in full.

    In December of 1996, the Company sold the assets of Oh La La! to Good Food Fast Companies, Inc. "GFF" for $1,250,000 in cash, 233,333 shares of preferred stock and $750,000 in notes receivable due in 1999. On March 31, 1997, the Company agreed with GFF to exchange $250,000 of the convertible note receivable for the assumption of certain liabilities of the Company, exchange 233,333 preferred shares for 233,333 shares of Common Stock, accelerate a payment of $145,000 due under the note receivable to May 1997 and convert the remaining $355,000 balance of the note into 40,000 shares of GFF Common Stock. The Common Shares of GFF at March 31, 1997 have been valued at $2.00 per share based on the fair value of such shares. The Company recognized an aggregate loss of $305,000 from the sale of Oh La La! and the subsequent conversion of the note receivable into Common Shares.

BUSINESS OF ISSUER

    Commencing with the sale of the Java Centrale franchise system on December 31, 1997, the Company's revenues are generated primarily from its Paradise Bakery subsidiary. The Company's revenues are derived from Company-owned facilities, initial franchise fees, franchise royalties and product overrides on sales to its franchisees. Franchise fees range from $15,000 to $35,000 per cafe. The Company is entitled to 4-6% of the gross receipts from each franchised cafe and 2-10% of the gross receipts from each franchised kiosk.

    Paradise Bakery has cafes at 51 locations in Hawaii, California, Arizona, Oregon, Washington, Colorado, Oklahoma and Texas. Of these, 16 are Company-owned and 35 are franchised. Highly visible sites in upscale markets include the Phoenix Airport, Scottsdale Fashion Square, Ala Moana Center in Hawaii, and in the ski resorts of Aspen and Snowmass. Both Company and Franchisee-owned cafes seek to capture "prime" high-traffic locations such as shopping mall, airports, and upscale recreational/tourist areas. The Paradise Bakery concept has limited competition in the upscale bakery cafe market. The Paradise brand name is well established and synonymous with quality baked fresh baked goods.

    Freshly baked cookies, muffins and croissants have been the signature products at Paradise Bakery cafes. Paradise Bakery also offers brownies, cinnamon rolls and other pastry and bakery goods. Most bakery goods are made from scratch, baked on the premises throughout the day to ensure freshness, and are made from the highest quality ingredients. Paradise Bakery cafes also feature freshly made specialty sandwiches, entree salads, pasta salads, and soups. The Company is currently implementing a proprietary coffee program. The products offered under this new banner are quality-brewed coffees and espresso based specialty coffee beverages such as lattes, cappuccinos and espressos. These products are an integral part of the overall positioning of the concept, as they address the customer's desire to eat healthy food, which is served quickly.

    The Paradise Bakery cafe is a twenty-one year old proven concept with limited competition in the upscale bakery cafe market. The Company believes that concept is now properly positioned to take advantage of the significant growth opportunities in both traditional as well as non-traditional sites nationwide. To exploit those opportunities the "new generation" Paradise Bakery model was developed with the objective of expanding the current site criteria and actively target the over 766 shopping malls with Gross Leasing Area greater than or equal to 800,000 sq. ft. in the United States. The Company will use its existing developer relationships and a professional food court site selection company, to continue to select future sites. The first two new generation Paradise Bakery cafes were developed and opened, in cooperation with an existing franchisee of Paradise Bakery, in Littleton, Colorado, and at the Southwest Airlines terminal in the Phoenix Airport. Other new look bakery cafes began operating in both Arizona, California and Texas during 1997 including both new cafe openings and remodels of existing locations. Paradise Bakery's "new generation" Paradise Bakery cafes have a new upscale design and an improved and expanded menu. In addition to mall locations, the cafe's new design will work well in power centers, office buildings, airports, as well as university and college campuses.

    In December 1997, the Company and Host Marriott Services (Host) signed an exclusive master concession agreement. This five year agreement appoints Host as the exclusive franchisee for single-operator food courts, airports and travel plaza. Host currently operates two Paradise Bakery and Cafes in Texas and plans to open a minimum of five new locations in regional malls in 1998. Host currently controls approximately 70% of travel plazas and 65% of airport venues in the United States. Host will be looking to add Paradise Bakery to these venues in 1998 as well.

INDUSTRY OVERVIEW

    Independent experts and industry surveys predict that the Bakery and Cafe segment in which Paradise Bakery has positioned its operations will experience some of the highest growth rates in the food service industry. This provides an underlying growth trend to stimulate interest among consumers, franchisees, investors, and money managers. It was reported that:

    - MODERN BAKING MAGAZINE reported in its February, 1997 issue which features Paradise Bakery on the cover, that the BAKERY/CAFE segment will experience 30% growth within a year; and, over the next several years, growth should accelerate to explosive levels.

    - THE GALLUP ORGANIZATION, in a special report prepared for the International Dairy-Deli-Bakery Association in 1995, confirms the strong growth in the consumption of sweet goods, such as cookies, muffins, and danish or pastries, between 1990 and 1995. For example:

       - 31% of consumers eat sweet goods for breakfast

       - 16% of households eat cookies every day and 35% eat cookies one to six times a week

       - 18% of consumers eat muffins once a week or more. That represents a 20% increase in consumption

    The Company believes that the increasing popularity of the bakery/cafe segment results from the trend of eating healthier, customers seeking fresh products, and the general growth in the gourmet food markets. The Company also believes the bakery/cafe segment will continue to grow and that further consolidation of regional operators will continue.

    Paradise cafes experience great popularity because they appeal to the tastes of today's specialty food consumers. These consumers are profiled as:

    - Better educated: college educated consumers are 49% above average in consumption, and with post-graduate education, 71% above average

    - More affluent: majority earn over $35,000 a year; those over $50,000/year are 64% above average in purchases

    - High value orientation: prefer high quality and good value

    - Affordable luxury: considers specialty food an affordable luxury and is willing to spend more for better tasting food and beverage items

    Segmented by eating patterns, specialty food consumers are most likely to fall into groups called "Sophisticate" (27% above average consumption) and "Sensible Appetites" (7% above average), as defined by the National Association for the Specialty Food Trade (NASFT). These consumers eat out more often, and are prone to food experimentation and specialty food purchases. Taste and health are important to them. Dual income-no children households, with more disposal income available, register the highest consumption at 45% above the national average, while working-parent households are 28% above average. These groups that characterize the "baby boom" generation are now reaching their "leisure" years and Paradise Bakery is ideally positioned to capitalize on these trends.

COMPANY STRATEGY

    PRODUCT IS THE CONCEPT. The foundation of Paradise's Bakery business is its deliciously fresh products, which consist of bakery items, sandwiches and salads. Paradise Bakery uses only the finest ingredients in preparing its food products. In order to enhance a quality image, we use well-known brands as in selected products. Each day our cookies, muffins, and brownies are prepared from scratch. Our pastries, cinnamon rolls, pecan rolls, bagels and croissant products are baked on premise daily. All Paradise Bakery fresh baked menu items are preservative-free and many are approved by the American Heart Association. Paradise Bakery features certain bakery products that are low in fat, yet rich innutrients with no artificial flavors or colors. Our sandwiches and salads are made to order. Our customer easily understands the price value relationship, since we serve generous portions at reasonable prices.

    CUSTOMER SERVICE. A basic premise of the Company's business philosophy is that it serves many customers on many different levels. The Company views its vendors and suppliers as one level of customers, its franchises and Company facility managers as another level of customers, and the end consumer/customer as a third level customer who benefits from the relationships between the Company and all of its levels of customers. Therefore, the Company provides the same type of attention and service to each of these levels as would be expected by the end consumer/customer of the Company's products.

    MERCHANDISING AND MARKETING. The Company has a comprehensive merchandising, marketing and image program featuring its logo and trademarks on its signs, cafe interiors, cups, bags, packaging, promotional pieces and literature. The program is designed to create a distinctive brand image and brand awareness as well as provide the consumer with repeat customer incentives. The Company has wide range of literature that gives the customer a source for information about the origins and characteristics of coffees, as well as grinding, brewing and storing methods and techniques that the Company believes will result in the best coffee beverages.

    SITE SELECTION. The Company's goal in cafe site selection is to locate its cafes in high-traffic, high-visibility locations within areas that have appropriate demographics, other retail business use and residential backup.

    EXPANSION/ACQUISITION. The Company's strategy is to expand the Paradise Bakery/Cafe system through new franchised and/or Company owned locations both in the eastern and western parts of the United States.

OPERATIONS OF CAFES AND KIOSKS

    Distribution of the Company's products is done exclusively through a system of Company-operated and franchised cafes and kiosks under the Paradise Bakery and Cafe brand name.

    DEVELOPMENT TIME. After the signing of a franchise agreement for a particular location or locations, the amount of time necessary to develop that location and eventually open and operate the cafe or kiosk varies depending on several factors including site selection, preparation and approvals of plans, acquisition of necessary permits, length of construction period and whether the training of the employees will take place on-site or off-site. Based on the Company's experience to date, the average development time of a single-unit cafe franchise has been 4 to 8 months.

    In addition to these development factors, multi-unit franchisees are obligated under their franchise agreements to build cafes based on a three to five year development schedule in which the majority of the locations are opened in the first half of the development schedule. In the case of multi-unit developments, it is necessary to develop real estate relationships that are likely to provide more than one desirable location and, therefore, extra time and care is devoted to contracting with the right firm for that purpose in the market in question. This recruiting process could require an additional thirty to sixty days. In the case of a single unit franchise where the territory is a subset of the larger market, the Company typically selects the most experienced commercial real estate firm that specializes in retail locations in that defined area. All of these factors affect the Company's ability to open cafes within a specific time frame. Although the development of a single franchised or Company-owned cafe will always be subject to these timing factors, the number of cafes opened in any given month or year will increase dramatically as additional franchises are sold and leases for Company locations are signed.

    The Company's Java Centrale kiosks offer the full range of espresso based specialty beverages and Italian sodas offered in the Company's cafes, as well as brewed coffees and a selection of morning pastries.

    Paradise Bakery has developed a brand identity of quality over its 21 years of existence. It uses only the finest ingredients in preparing all food products. Freshly baked cookies, muffins and croissants have been, and will remain, the signature products at Paradise's cafes.

    Since its inception, Paradise has been offering its customers the highest quality products at reasonable prices. Strategically, the concept appeals to an audience that is seeking high quality, freshly prepared bakery products--cookies, muffins, croissants, brownies, cinnamon rolls and other bakery goods made from scratch on the premises. Most items are baked throughout the day to reinforce our commitment to fresh baked products.

    Our cafes also feature freshly made specialty sandwiches, entree salads, pasta salads, and soups. These products are an integral part of the overall positioning of the concept, as they address the customer's desire to eat healthy food, which is served quickly.

    The Paradise Bakery menu has evolved over the years in order to meet the changing lifestyles of our customers. For example, to satisfy health-conscious customers, Paradise offers many pastry and food items, which are low in fat. Paradise's re-designed and expanded menu has been an overwhelming success with both existing and new customers alike.

    PRICING. The Company prices its coffees, menu items and retail goods at or above the prevailing high-end prices for these items in each of its markets. The products offered by the Company are of the highest quality and would command a premium price based on value alone. Additionally, the Company's research on specialty consumers has shown that they expect to pay a higher price for specialty food and beverage products and look with suspicion on products, even products of high quality, that are priced below the market. This strategy differentiates the Company from many of its retail competitors that are required to compete on a PRICE ONLY basis. The Company believes that this pricing strategy assures that necessary margins are protected and thereby allows the Company and its franchisees to focus primarily on product quality and service to earn and retain customers.

    DESIGN. The Company's Paradise Bakery cafe design has evolved over the years always adapting to the ever-changing consumer needs. Presently, the majority of the Paradise cafes have a design of a tropical theme utilizing the color palette of light blue, pink and white. The attractive cafe designs and functional building plans are an integral part of the Paradise success formula. These designs provide an exciting environment that supports product display, encourages impulse sales and provides color efficiency.

    Paradise has upgraded its design to meet today's consumer demands for novel food products and services to meet their constantly evolving needs and tastes. The most recent design change reflects a more open, unique eating experience at Paradise by enabling the customer to come into a tantalizing theater brimming with irresistible foods and beverages. The color palette is changing to light, effervescent, bright fruit and vegetable colors, such as mango, lemon, grape, tomato, and avocado. Other changes include extensive use of product display, fresh food graphics, and enhanced graphic communication system. The cafes with this new design have been well accepted by the customers.

    To emphasize its baked from scratch method of product preparation, the ovens are now located in the front of the house in full customer view allowing them to observe the high quality baked items being prepared fresh throughout the day. The sandwich making station has been redesigned into a "display kitchen" type of preparation area where customers can see their sandwiches being made from wholesome breads and other fresh ingredients. The internally lighted bakery displays are made of a marble like material whose quality and beauty helps draw the customers attention to the fresh baked products offered for sale.

    SUPPLIES. The Company and its franchisees purchase their food, beverages and supplies only from Company-approved suppliers. All products must meet the standards and specifications set by the Company. Management of the Company constantly monitors the quality of the coffee, food, beverages and other supplies provided to the cafes and kiosks. The Company has been successful in negotiating national distribution and price concessions from suppliers for bulk purchases of coffee, food and paper supplies used by the Company's system of cafes and kiosks. The Company believes that these arrangements have achieved cost savings, improved quality and consistency and helped decrease volatility of coffee, food and supply costs. The Company believes that essential coffee, food and beverage products are available or, upon short notice, could be made available from alternate qualified suppliers.

    MANAGEMENT AND EMPLOYEES. Each Company-owned or franchised cafe employs an average of approximately 15 hourly employees, most of whom work part-time. The management staff of a typical cafe operated by the Company consists of a general manger, an assistant manager and one crew leader. A typical franchised location is managed directly by the franchisee and an assistant manager and one crew leader. Company cafe managers report to a district manger, while franchised locations work in conjunction with one of the Company's franchise field representative. The district mangers or franchise field representatives are responsible for assuring compliance with the Company's products and facilities' standards and supervising and assisting in the implementation of the Company's local cafe marketing programs.

    TRAINING. The Paradise training program currently consists of four weeks at a company cafe in southern California and an additional two weeks of pre-opening and opening training at the franchised cafe location.

    Franchisees receive extensive training covering all aspects of cafe operation at the training location in southern California. The training takes place in a fully functional cafe where the franchisee receives operations manuals and hands-on experience. Training continues with on-site assistance in the cafe, including setup and planning for the grand opening. Training never ends, as the Company always strives to deliver better products and service. Paradise Bakery & Cafe field support representatives work with the franchisee on a regular basis to help refine and improve their local operations.

    ADVERTISING AND PROMOTION. The Company instills in each new franchisee's mind that while quality baked goods and food is the heart and soul of the system, marketing is the lifeblood of the business. Repetition, in fact, builds reputation. The Company strives to teach them how to be 1% better than the competition in 100 different ways. The goal is to increase the levels of customer awareness and in turn the customer counts through a consistent advertising campaign that promotes the location and the quality bakery and food products offered by the Company. Through a cooperative effort between the advertising department, outside advertising resources and its franchises, Paradise Bakery & Cafe expands consumer awareness of its products, enhances system-wide identity and increases sales.

FRANCHISE OPERATIONS

    STRATEGY. The Company's growth strategy is to develop franchised cafes for Paradise Bakery in key metropolitan areas. Based upon the Paradise Bakery's operating history to date, the Company believes that it can continue to attract financially and personally qualified franchisees based on the strength of its cafe and Paradise bakery/cafe concepts.

    AGREEMENTS. The Company offers single unit Franchise Agreements and multi-unit Area Development Agreements. The single unit Franchise Agreement grants to the franchisee an exclusive license to operate a cafe at a specified location in accordance with the Company's terms and conditions and to utilize the Company's trademarks, service marks and other rights of the Company relating to the sale of its items. The term of a Franchise Agreement for a cafe is ten years, renewable at the option of the franchisee for successive five-year periods, if certain conditions pertaining to such renewal are met. The Area Development Agreement grants to the franchisee the right to develop and open a specified number of cafes in a defined geographic area within a limited period of time and thereafter to operate each cafe in accordance with the terms and conditions of the Franchise Agreement executed for each cafe location.

    Either party may terminate a Franchise Agreement, or an Area Development Agreement by giving notice of default in the event the other party breaches or fails to comply with any of the terms, covenants, conditions or restrictions applicable to such party, or if such party breaches any warranty or representation contained in the Franchise Agreement or the Area Development Agreement. The Company may also terminate a Franchise Agreement or an Area Development Agreement without notice for several reasons, including among others, the franchisee's bankruptcy or insolvency, cessation of business, committing a default within 12 months of curing the same default or committing repeated defaults, whether or not such defaults are cured after notice. The franchisee may also terminate a Franchise Agreement in the event there is a permanent and incurable inability of the Company or an authorized supplier to supply the products required to be furnished under the Franchise Agreement or in the event there is a supply interruption that lasts more than 180 days.

    Although franchise fees are payable to the Company upon the execution of a single-unit Franchise Agreement or an Area Development Agreement, the Company only recognizes such fees as revenue when all material services or conditions relating to the sale of the franchise have been substantially performed or satisfied by the Company. See "Note B of Notes to Financial Statements".

FRANCHISE FEES AND ROYALTIES

    CAFES. Under the Company's current Franchise Agreement for cafes, each franchisee is generally required to pay a franchise fee of $35,000. The franchise fee is generally paid to the Company upon the execution of the Franchise Agreement and is non-refundable. If the franchisee thereafter executes another Franchise Agreement for an additional cafe at a different location, the franchisee is generally required to pay a franchise fee of $15,000 for each such additional cafe location, which franchise fee is non-refundable. If a franchisee purchases an area pursuant to an Area Development Agreement, the franchisee must pay an Area Development Fee of $5,000 for each cafe to be developed in accordance with the Agreement's development schedule. The Area Development Fee is paid to the Company in full upon the execution of the Area Development Agreement and is not refundable. In addition to the Area Development Fee, the Company is entitled to receive a Cafe Fee for each cafe location to be opened under the terms of the Agreement. The first Cafe Fee of $20,000 is due upon execution of the Area Development Agreement and is non-refundable. The subsequent Cafe Fees of $10,000 per location are due when leases are signed and are non-refundable.

    The rights of each cafe, whether opened on an individual basis or by an area franchise, include the right to operate satellite locations within the exclusive territory of that cafe. Satellite locations are kiosk or counter operations located in self-contained facilities where full cafe operation is not feasible. Facilities occupied by one of franchisee's satellite locations are governed by the existing Franchise Agreement, and once opened are considered a part of the franchised business. The Company is generally entitled to a satellite location opening fee of $3,500 which is paid to the Company upon approval of the satellite location and is non-refundable.

    Each cafe franchisee is generally required to pay the Company on a weekly/monthly basis a 4%-6% royalty on cafe or satellite location gross receipts (not including sales tax) and to pay on a weekly basis 2% of the cafe's gross receipts (not including sales tax) to the Company's national advertising fund after the Company has 25 cafes in operation, whether Company-owned or franchised. Each cafe franchisee is also required to spend 2% of its gross receipts (not including sales tax) on local cafe marketing.

FRANCHISEE SUPPORT SERVICES

    SITE SELECTION. The Company assists the franchisee with site selection for cafes. Through the Company's network of commercial real estate site selectors, the Company often finds a site that meets its demographic criteria before the franchisee. In any case, the franchisee and the Company must mutually approve each site before a lease is signed.

    CONSTRUCTION AND EQUIPMENT. The Company as of April 1996, discontinued operation of the turn-key construction and equipment option to franchisees. The Company will offer a selected national equipment supplier and assist in the construction solutions. The Company believes that the change to an outside third party will allow the franchisee to build the cafe at the best price and value.

    FIELD SUPPORT. The Company maintains a staff of well-trained and experienced franchise field representatives who help to train franchisees and assist them in opening new cafes and who monitor the operations of existing locations. These services are provided as part of the Company's franchise program.

    MARKETING AND ADVERTISING SUPPORT. The Company provides franchisees with a full range of marketing materials and consumer literature. The Company regularly prepares and provides to franchisees feature promotions relating to a specific coffee, beverage, food or retail item. These items, in conjunction with the Company's Local Cafe Marketing Manual, provide the core of the marketing and advertising support system. The franchise field representative and the Company's marketing department work with the franchisee to implement and monitor the effectiveness of the various promotions.

COMPETITION

    The Paradise concept has limited competition in the upscale bakery cafe segment. As noted by the Fessel International market study commissioned by the Company, Paradise has no direct competition in its targeted niche. Paradise does not directly compete with the other food court operators and usually does not encounter those concepts that it does compete with in food court situations.

    Paradise indirectly competes with a variety of fast service food concepts, some of which are located in covered malls. Some competition comes from concepts, such as, Au Bon Pain, which is a bakery/cafe concept, or sandwich/salad concepts, such as Wall Street Deli. Other types of competitors are strictly bakery products driven, such as, Cinnabon and Mrs. Fields. What sets Paradise apart from most competitors are menu mix, positioning, and value.

    Paradise Bakery & Cafe is now the second largest operator in the Bakery/Cafe segment, behind Au Bon Pain as shown in the table that follows.

                # OF
      RANK      UNITS                OPERATOR                                          CONCEPT
-----------     -----     ------------------------------  ------------------------------------------------------------------
     1           287      Au Bon Pain/St. Louis Bread     Baked goods, breads, sandwiches, salads & soups
                          Co.

     2           51       Paradise Bakery & Cafe          Fresh baked muffins, pastries, cookies & croissants, gourmet sandwiches, salads & soups

     3           35       Vie De France                   Fresh baked goods, sandwiches, salads & soups

     4           32       Mrs. Powell's                   Fresh baked goods, sandwiches, salads & soups
                          Bakery/Eatery

     5           19       Le Croissant Shop               Croissants, desserts, breads, soup and salads

     6           13       Corner Bakery                   Baked goods, foccaccia, cookies, panini sandwiches, soups and salads.

GOVERNMENT REGULATION

    The Company is subject to Federal Trade Commission ("FTC") regulation and state laws, which regulate the offer and sale of franchises. The Company is also subject to a number of state laws, which regulate substantive aspects of the franchisor-franchisee relationship. The FTC's Trade Regulation Rule on Franchising (the "FTC Rule") requires that the Company to furnish to prospective franchisees a franchise offering circular containing information prescribed in the FTC Rule.

    State laws that regulate the offer and sale of franchises and the franchisor-franchisee relationship presently exist in a substantial number of states. Such laws generally require registration of the franchise offering with state authorities and regulate the franchise relationship by, for example, requiring the franchisor to deal with its franchisees in good faith, prohibiting interference with the right of free association among franchisees, limiting the imposition of standards of performance on a franchisees and regulating discrimination against franchisees in charges, royalties or fees. Although such laws may restrict a franchisor in the termination of a franchise agreement by, for example, requiring "good cause" to exist as a basis for the termination, advance notice to the franchisee of the termination provides an opportunity to cure a default and a repurchase of inventory or other compensation, these provisions have not had, and are not expected to have, a material effect on the Company's franchise operations. The Company is not aware of any pending franchise legislation, which in its view is likely to significantly affect the operations of the Company. The Company believes that its operations comply in all material respects with the FTC Rule and the applicable state franchise laws.

    Each Company-owned and franchised cafe and kiosk is subject to licensing and regulation by a number of governmental authorities, which may include health, sanitation, safety, fire building and other agencies in the state and municipality in which the cafe or kiosk is located. Additionally, the food service industry in general is subject to extensive federal, state and local government regulations relating to the development and operation of food service outlets, including laws and regulations relating to building and seating requirements, the preparation and sale of food, cleanliness, safety in the work place and accommodations for the disabled. The Company-owned and franchised cafes which are currently operating are subject to various federal, state and local laws and regulations, including, without limitation, the Fair Labor Standards Act, the Americans With Disabilities Act, the Department of Agriculture, the Food & Drug Administration, and various state agencies. Difficulties in obtaining or failure to obtain the required licenses or approvals could adversely affect currently operating cafes and could delay or prevent the development of a new cafe or kiosk in a particular area or location.

    The Company is also subject to federal and state environmental regulations, but, to date, these regulations have not had and are not expected to have in the future, any material effect on the Company's operations. More stringent or varied requirements of local governmental authorities with respect to zoning, land use and environmental matters could delay or prevent the development of a new cafe or kiosk in a particular area or location.

    The Company is also subject to state and federal labor laws that govern its relationship with its employees, such as minimum wage requirements, overtime and working conditions, citizenship requirements and prohibitions against discrimination. Significant numbers of the Company's food service and preparation personnel are paid at rates governed by the federal minimum wage laws. Accordingly, further increases in the minimum wage will increase the Company's labor costs.

TRADEMARKS

    The Company has registered the Paradise Bakery name and logos with the United States Department of Commerce Patent and Trademark Office. The Company currently uses a variety of other trademarks, which it expects to file applications for registration beginning in December of 1996. These trademarks are "Cookie Muncher's Paradise", "Paradise Bakery", "Paradise Bakery Unique Quality", "Cookie Muncher's Paradise A Unique Bakery", "Paradise Bakery & Cafe", and "Chip Munchers".

EMPLOYEES

    As of December 31, 1997 (and taking into account the sale of its Java Centrale Division), the Company had eight full time salaried employees and five hourly employees at its headquarters location in Sacramento, California. Additionally as of such date, the Company also employed 35 salaried employees and 253 hourly employees in its operations. None of the Company's employees is represented by a labor union and the Company considers relations with its employees to be generally good.

DESCRIPTION OF PROPERTY

    The Company leases 7,768 square feet of office space in Sacramento, California, for its corporate headquarters. This lease expires in August of 2001.

    The Company assumed leases for 29,999 square feet as part of the Paradise Bakery Company operation in California and Texas. These leases expire from 1997 to 2005.

    The minimum aggregate rental for all these properties is $1,383,000.

LEGAL PROCEEDINGS

    On March 30, 1995, the Company issued to Oh La La!, Inc., Debtor-in-Possession, a promissory note in principal amount of $932,342 (the "Note"). The Note was convertible into shares of the Company's Common Stock, at its option and under certain circumstances. In September of 1995 the Company notified representatives of PSSS, Inc., successor in interest to Oh La La!, Inc., that the required circumstances had been met and that it intended to convert the note into shares of its Common Stock, and a number of shares sufficient to convert the outstanding principal balance of the Note was delivered to representatives of PSSS, Inc. In November of 1996, PSSS, Inc. notified the Company that it rejected the September 1995 conversion because the shares delivered to it were not sufficient to convert the then-outstanding interest due on the Note, and on May 28, 1997, PSSS, Inc. sent Java a formal demand letter for the immediate payment of the principal amount of the Note plus $122,602.97 in accrued interest to date of such letter. In August, 1997 PSSS, Inc. filed suit against the Company in the United States Bankruptcy Court, Northern District of California, asserting the tender of the above stock was not in compliance with the note agreement. The Company's management believes that the Company has substantial defenses to this suit and, on that basis believes that the ultimate disposition of the suit by PSSS, Inc. in this matter will not have a material adverse effect on the Company's financial condition or operating results.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 31, 1997, the number and percentage of shares of the Company's outstanding Common Stock beneficially owned, directly or indirectly, by (a) any person (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who or which is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, based in part on information filed by such persons with the Securities and Exchange Commission, (b) each of the Company's directors and the executive officers identified in the chart below, and (c) the Company's directors and executive officers as a group. The shares listed as "beneficially owned" are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the individuals listed below have sole or shared voting or investment power and shares, which such persons have the right to acquire within 60 days after the date of this Prospectus. Unless otherwise indicated, the persons listed have sole voting and investment power of the shares beneficially owned. Management is not aware of any arrangements among those listed, which may, at a subsequent date, result in a change of control of the Company.

                                                                      NUMBER OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                 SHARES OWNED     CLASS(1)
------------------------------------------------------------------  --------------  ------------
Arron, Inc. ......................................................      225,000(2)        9.07%
  C/o Neale Bringhurst
  636 Red Fox Road
  Strafford, PA 19087

Michael Ambroselli ...............................................      150,000(3)        6.17%
  46 Pelonic Drive
  Massapequa, NY 11758

Harvey Bibicoff ..................................................      150,000(4)        6.17%
  4101 Clarinda Drive
  Tarzana, CA 91356

Baycor Ventures, Inc. ............................................      187,377           7.44%
  1550, 3800 Howard Hughes Avenue,
  Las Vegas, NV 89109

Thomas A Craig ...................................................       18,403          *
  Vice President
  1610 Arden Way, Suite 145
  Sacramento, CA 95819

Richard J. Crosby ................................................       -0-             *
  Java Centrale, Inc.
  1610 Arden Way, Suite 145
  Sacramento, CA 95815

Jeffrey W. Dudley ................................................       -0-             *
  Chief Financial Officer
  1610 Arden Way, Suite 145
  Sacramento, CA 95819

E. C. Capital, Ltd. ..............................................    1,000,000(5)       30.03%
  300 Old Country Road, Suite 241
  Mineola, New York 11501

                                                                      NUMBER OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                 SHARES OWNED     CLASS(1)
------------------------------------------------------------------  --------------  ------------
Bradley B Landin .................................................       12,500          *
  Director, Vice President and Secretary
  1610 Arden Way, Suite 145
  Sacramento, CA 95819

Philip E. Pearce .................................................       -0-             *
  Java Centrale, Inc.
  1610 Arden Way, Suite 145
  Sacramento, CA 95815

Masada I Limited Partners ........................................      150,000(6)        6.17%
  P. O. Box 8017
  Quoque, NY 11959

Mustang 65 Limited Partnership ...................................    1,250,000(7)       34.91%
  2101 Corporate Boulevard
  Suite 204
  Boca Raton, FL 33431

Gary C. Nelson ...................................................       70,900           3.04%
  Director and President
  1610 Arden Way, Suite 145
  Sacramento, CA 95819

Norben Import Co. Profit Sharing Plan ............................      150,000(8)        6.17%
  99 South NewmanHackenscak, NJ 07601

Rozel International Holding Limited ..............................      450,000(9)       17.11%
  Whitehill House
  Newby Road Industrial Estate
  Hazel Grove, Stockport
  Cheshire SK7 5DA, England

All Directors and Officers as a Group ............................      101,803           4.37%
  (six persons)

------------------------

  * Indicates less than one percent.

 (1) Percentages reflect, on an individual basis, the assumed exercise of all convertible securities held by each person or entity listed above, without reference to any such exercise by others.

 (2) Includes 150,000 shares, which Arron, Inc. may acquire through the exercise of Warrants, which are exercisable within the sixty day period following the date of this Prospectus.

 (3) Includes 100,000 shares, which Mr. Ambroselli may acquire through the exercise of Warrants, which are exercisable within the sixty day period following the date of this Prospectus.

 (4) Includes 100,000 Shares, which Mr. Bibicoff may acquire through the exercise of Warrants, which are exercisable within the sixty day period following December 1, 1997.

 (5) Includes 1,000,000 shares, which E. C. Capital, Ltd. may acquire through the exercise of Warrants, which are exercisable within the sixty day period following the date of this Prospectus.

 (6) Includes 100,000 Shares, which Masada I Limited Partners may acquire through the exercise of Warrants, which are exercisable within the sixty day period following December 1, 1997.

 (7) Includes 1,250,000 Shares which Mustang '65 Limited Partnerahip may acquire through the exercise of Warrants which are exercisable within the sixty day period following the date of this Prospectus.

 (8) Includes 100,000 Shares, which the Norben Import Corp Profit Sharing Plan may acquire through the exercise of Warrants, which are exercisable within the sixty day period following December 1, 1997.

 (9) Includes 300,000 Shares, which Rozel International Holding Limited may acquire through the exercise of Warrants, which are exercisable within the sixty day period following December 1, 1997.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of the Company named below. Information about officers who are also directors of the Company can be found above under the caption "Proposal No. 1:
Election of Directors--Nominees."

NAME                                             AGE              POSITIONS WITH THE COMPANY
-------------------------------------------      ---      -------------------------------------------

Richard J. Crosby..........................          63   Director, Chairman of the Board

Gary C. Nelson.............................          54   Director, President and Chief Executive
                                                            Officer

Bradley B. Landin..........................          46   Director, Vice President--Operations, and
                                                            Secretary

Philip E. Pearce...........................          68   Director

Thomas A. Craig............................          63   Vice President--Marketing and Real Estate

Jeffrey W. Dudley..........................          40   Vice President and Chief Financial Officer

    Thomas A Craig, a founding shareholder, has been Vice-President--Marketing and Real Estate of the Company since its incorporation in March 1992. Mr. Craig has 29 years of experience in advertising, design, marketing and real estate. From November 1987 until the incorporation of the Company in March 1992, he was associated with Century 21, a real estate brokerage firm, in Carmichael, California specializing in the sale and leasing of new and existing commercial properties. From May 1962 through July 1987 Mr. Craig served as president of two advertising and marketing firms located in Sacramento, California. Mr. Craig is a graduate of the Hollywood Center of Art and Design in Hollywood, California.

    Richard J. Crosby has been a Director and the Company's Chairman of the Board since November 25, 1997. Previous to that time he held no offices with, and had not been employed by, the Company. Since 1995 he been the Managing Partner of Stoneridge Capital, Ltd., a professional services firm based in La Costa, California which provides financial advisory and investment banking services to public and private organizations. From 1994 to 1995, Mr. Crosby was a Partner with Fredericks, Shields & Crosby, an investment banking firm based in San Diego, California. From 1992 to 1994, Mr. Crosby was Senior Vice President and Chief Financial Officer of Medtrans, Inc., a San Diego-based company which provides emergency and non-emergency medical transportation. Medtrans, Inc. was acquired by Laidlaw, Inc. in June of 1993. From 1990 to 1992, Mr. Crosby was a Director, Executive Vice President, Chief Administrative Officer, and Chief Financial Officer of CNY International, Inc., which acquired certain assets of The House of Almonds, Morrow's Nut House, and the J. Higby's Yogurt and Treat Shop franchise system, as well as the Morrow's Nut House catalogue business. Mr. Crosby was the Chief Administrative Officer of American Confectionery Corporation from 1989 to 1990, and the Executive Vice President of J. Higby's, Inc., from 1987 to 1989. He has served on the Boards of Directors of a number of companies, and is a California Certified Public Accountant. Mr. Crosby holds a B.S degree in accounting from the University of California, Los Angeles, and is a member of the California and American Societies of Certified Public

Accountants, the American Management Association, the Financial Executives Institute, and the Directors Round Table.

    Jeffrey W. Dudley, became the Company's Vice President and Chief Financial Officer on October 1, 1997. Prior to joining the Company, Mr. Dudley was the Chief Financial Officer of Greenhorn Creek Associates, LP, a California limited partnership engaged in residential real estate and golf course development, from January to October of 1997. From July through December of 1996, Mr. Dudley acted as an independent consultant, reporting to the Controller, for A. Teichert & Sons, Inc., a California-based construction company, where he was responsible for financial reporting and management of the budgeting process, among other duties. In May and June of 1996, Mr. Dudley was a consultant for HiTec Sports USA, Inc., a California-based distributor of outdoor footwear. From November of 1994 through April of 1996, Mr. Dudley was the Chief Financial Officer for Jason & Son, Inc., a manufacturer and distributor of snack foods. Mr. Dudley was with KPMG Peat Marwick from January of 1991 through November of 1994, first as an assistant accountant and beginning in January of 1993 as a Supervising Senior Accountant. Mr. Dudley is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He received a Master of Science degree in Accountancy from California State University, Sacramento, in 1991.

    Gary C. Nelson, a founding shareholder of the Company, has been President and Chief Executive Officer of the Company since its incorporation in March 1992. From September 1990 through October 1991 Mr. Nelson was both Senior Vice President and President, International Division, and a founding shareholder of CNY International, a company which was formed to acquire and operate the retail businesses of American Confectionery Corporation. From March 1990 until August 1990, Mr. Nelson was Senior Vice President of American Confectionery Corporation, a company which both owned and franchised over two hundred candy and yogurt outlets. From February 1983 until February 1990, Mr. Nelson was a founding shareholder and served as President and Chief Executive Officer of publicly traded J. Higby's, Inc. and its privately held predecessor, Gamma Industries, whose business was franchising J. Higby's Yogurt and Treat Shoppes in the United States and internationally.

    Bradley B. Landin, a founding shareholder, has been Vice President Operations of the Company since its incorporation in March 1992. He served as a member of the Board of Directors from its incorporation until his resignation in March of 1996. In August of 1997, he was reappointed to the Board to fill a vacancy created by the resignation of one of the then-current directors. From September 1990 until February 1992, Mr. Landin was Vice President, International Division, of CNY International. From March 1990 through August 1990, Mr. Landin was Vice President, International Development, of American Confectionery Corporation, which both owned and franchised over two hundred candy and yogurt outlets. From September 1986 until February 1990, Mr. Landin held various positions with publicly traded J. Higby's Inc., where he was responsible for franchised and company-owned operations, product development, store planning and turn-key construction and equipment programs.

    Phillip E. Pearce has been Director of the Company since November 25, 1997. Previous to that time he held no offices with, and had not been employed by, the Company. Since 1984, Mr. Pearce has been an independent investment banker and consultant, working through his company Phil Pearce & Associates of Charlotte, North Carolina. Prior to that, Mr. Pearce was a Senior Vice President of E.F. Hutton Company from 1969 to 1987, and a director of E. F. Hutton from 1969 until 1982. He was the Chairman of the Board of Governors of the National Association of Securities Dealers, Inc. from 1968 to 1969, and a member of the Board of Governors of the New York Stock Exchange from 1970 to 1971, and has been a member of the Advisory Council to the United States Securities and Exchange Commission on the Institutional Study of the Stock Markets. Mr. Pearce is also a director of three publicly-traded corporations: Xybernaut Corporation, Starbase Corporation, and Rx Medical Services Corporation, and has been nominated by management for election to the Board of Directors of United Digital Network, Inc. Mr. Pearce is a graduate of the University of South Carolina and graduated from the Wharton School of the University of Pennsylvania.

    The term of office of each director of the Company is one year, and all of the Directors described above were elected to the Board most recently at the Annual Meeting of Shareholders held on November 25, 1997. The term of office of every officer of the Company is normally one year, but every Company officer serves at the pleasure of the Board of Directors. The Company is not aware of any family relationships between any of the directors and executive officers of the Company. There are no understandings or arrangements between any of the Company's officers or Directors and any other person pursuant to which they were or are to be elected as Directors or selected as officers of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid by the Company to, as well as any other compensation paid to or earned by, the Company's Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer during each of the fiscal years ended March 31, 1995 1996 and 1997. Directors of the Company have never been compensated separately for their service on the Board. The Company's President and Chief Executive Officer, Mr. Gary C. Nelson, was the only officer of the Company whose total annual salary and bonus exceeded $100,000 during the 1995 and 1997 fiscal years. Mr. Nelson, Steven J. Orlando, the Company's former Chief Financial Officer, and Richard D. Shannon, the Company's former Chairman of the Board, were the only officers of the Company whose total annual salary and bonus exceeded $100,000 during the 1996 fiscal year. Mr. Orlando resigned from the Company effective as of September 30, 1997, and Mr. Shannon resigned effective as of November 25, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                                                   AWARDS
                                                                                          ------------------------
                                                             ANNUAL COMPENSATION                       SECURITIES
                                                     -----------------------------------  RESTRICTED   UNDERLYING
        NAME OF INDIVIDUAL AND                                             OTHER ANNUAL      STOCK      OPTIONS/      ALL OTHER
          PRINCIPAL POSITION            FISCAL YEAR   SALARY      BONUS    COMPENSATION     AWARDS       SARS(#)    COMPENSATION
--------------------------------------  -----------  ---------  ---------  -------------  -----------  -----------  -------------
Gary C. Nelson, President ............        1997   $ 121,634  $     -0-      $-0-             None          -0-       $-0-
  (Chief Executive Officer)                   1996   $ 158,065  $  35,000      $-0-             None      167,000       $-0-
                                              1995   $ 147,538  $     -0-      $-0-             None          -0-       $-0-
Steven J. Orlando ....................        1997   $  89,900  $     -0-      $-0-             None          -0-       $-0-
  Chief Financial Officer (2)                 1996   $  97,050  $  35,000      $-0-             None      175,000       $-0-
                                              1995   $  78,431  $     -0-      $-0-             None          -0-       $-0-
Richard Shannon ......................        1997   $  99,603  $     -0-      $-0-             None          -0-       $-0-
  Chairman of the Board (1)                   1996   $  94,328  $  35,000      $-0-             None      174,250       $-0-
                                              1995   $  75,000  $     -0-      $-0-             None          -0-       $-0-

--------------------------

(1) Mr. Shannon resigned from the Board, and as an officer of the Company, effective as of November 25, 1997.

(2) Mr. Orlando resigned as an officer of the Company effective September 30, 1997.

COMPENSATION PURSUANT TO PLANS

    THE JAVA CENTRALE, INC. 1993 STOCK OPTION PLAN

    GENERAL INFORMATION ABOUT THE PLAN. The Board of Directors of the Company adopted the Java Centrale, Inc. Stock Option Plan (the "Option Plan") in 1993, and it was subsequently amended by the Company's Board of Directors and shareholders in September of 1995. Under the terms of the Option Plan as it currently exists, options to purchase up to 1,250,000 Common Shares may be granted to officers, key employees and non-employee directors of the Company. Such options, once granted, are not generally transferable.

    The purpose of the Option Plan is to provide incentives to key employees and directors of the Company to continue and increase their efforts to improve operating results, to remain in the employ or service of the Company, and to have a greater financial interest in the Company through ownership of its Common Stock.

    Under the Option Plan, the Board, or a committee appointed by the Board, is authorized to grant options which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code") to employees (including employee-directors) of the Company, and to grant options not intended to qualify as incentive stock options ("nonstatutory stock options") to employees and non-employee directors of the Company, and to determine the participants, the number of options to be granted and other terms and provisions of each option. The members of the stock option committee are: Richard Crosby, Gary Nelson, and Jeffery Dudley. The Board has delegated to the Committee all of its administrative functions under the Option Plan.

    TERMS AND EXERCISE OF OPTIONS. The exercise price of any stock option granted under the Stock Option Plan may not be less than 100% of the fair market value of the Common Shares of the Company at the time of the grant. In the case of incentive stock options granted to holders of more than ten percent of the voting power of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock, nor may any such option be exercisable by its terms more than five years after the date the option is granted.

    Under the terms of the Option Plan, no incentive stock option may be granted to an optionee if the fair market value at the date of grant of shares with respect to which such options would first become exercisable in any calendar year, when added to the fair market value at the date of grant of any other shares with respect to which an incentive option granted to such optionee under the Option Plan (or any other incentive stock option plan maintained by the Company or any of its subsidiaries) first becomes exercisable in such calendar year, would exceed $100,000. Options granted under the Option Plan become exercisable in whole or in part from time to time as determined by the Board or the stock option committee; provided, however, that in no event may any option become exercisable earlier than the date six months following the date on which the option is granted. Options granted under the Option Plan may have a maximum term of ten years from the date of grant. The option price must be paid in full on the date of exercise, and is payable in cash or in Common Shares of the Company having a fair market value on the date the option is exercised equal to the option price.

    OUTSTANDING OPTIONS UNDER THE OPTION PLAN. As of December 19, 1997, the Company had no outstanding options to purchase shares of Common Stock pursuant to the Plan No options issued under the Option Plan have ever been exercised.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the material anticipated Federal income tax consequences associated with the granting and exercise of options under the Option Plan to shareholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations, and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the granting or exercise of options under the Option Plan, and it is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to option holders in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws. The summary does not discuss any consequence of the granting or exercise of options under any state, local or foreign tax laws.

    Options which do not qualify as incentive stock options are considered to be "nonstatutory," and will not qualify for the special tax treatment available to incentive stock options, as discussed below. Optionees who receive nonstatutory stock options will not recognize any taxable income at the time the options are granted or when they become vested; however they will normally recognize ordinary income for federal tax purposes at the time an option is exercised. The amount of the income recognized will be measured by the excess, if any, of the fair market value of the Common Stock as of the exercise date over the exercise price.

    The Code provides favorable federal income tax treatment for options which qualify as incentive stock options. As is the case with nonstatutory stock options, the optionee will not recognize any income at the time an incentive stock option is granted, but in addition the optionee will generally not recognize income for federal tax purposes when the options are exercised, either--it is only when the underlying shares are sold that the optionee will normally recognize such income. If a sale of the Common Stock obtained through the exercise of an incentive stock option takes place at least two years after the option was granted, and one year after the incentive stock option was exercised, the difference between the exercise price and the sales price will normally be treated as long-term capital gain (or loss) for federal income tax purposes in the tax year in which the sale of the shares takes place. If, however, Common Stock acquired upon exercise of an incentive stock option are sold or otherwise disposed of less than two years after the option was granted, or one year after it was exercised, then the sale or other disposition will be treated as a "disqualifying disposition" for federal tax purposes, and the optionee will generally recognize ordinary income in the tax year in which such disposition occurs.

    The Federal income tax consequences of payment of the exercise price of an option with shares of outstanding Company stock ("Payment Shares") are identical to those described above for payment by means of cash, except as follows. The holding period for that number of newly issued option shares which is equal to the number of Payment Shares being used to purchase them (the "Exchange Shares") is the same as the holding period of the Payment Shares. In the case of an incentive stock option, the tax basis of the Exchange shares is the tax basis of the Exchange Shares, while the tax basis of any additional option shares being issued in exchange for the Exchange Shares is zero. In the case of a nonstatutory stock option, the tax basis of the Exchange Shares is the tax basis of the Payment Shares, while the tax basis of any additional option shares being issued is their fair market value as of the date of exercise.

    TAX BENEFITS TO THE COMPANY. The Company will be entitled to a deduction for federal tax purposes in the amount and at the time that any optionee recognizes ordinary income with respect to the exercise of an nonstatutory stock option, or with respect to a disqualifying disposition of shares acquired upon exercise of an incentive stock option. The Company will not be allowed a tax deduction in connection with exercises of incentive stock options in which there has not been a disqualifying disposition.

    OUTSTANDING OPTIONS HELD BY CERTAIN EXECUTIVE OFFICERS. As of the date of this Prospectus there were no options outstanding under the Plan, and no such options were held by any of the named executive officers of the Company. The Company has never granted stock appreciation rights to its directors or executive officers. No options were granted to any director or executive officer of the Company during the fiscal year ended March 31, 1997, or between that date and the date of this Prospectus.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Richard D. Shannon, the Company's former Chairman of the Board; Gary C. Nelson, its President and Chief Executive Officer; Bradley B. Landin, its Senior Vice President--Operations and Secretary; Thomas A. Craig, its Vice President-- Marketing and Real Estate; and Steven J. Orlando, its former Chief Financial Officer and Secretary. Mr. Shannon declined to stand for re-election at the 1997 Annual Meting held on November 25, 1997, and Mr. Orlando resigned from his positions with the Company in September of 1997; consequently neither of their employment agreements remain in effect.

    Mr. Shannon's employment agreement was originally entered into in February of 1994, but was amended in January and again in May of 1996. As so amended, Mr. Shannon's agreement would have run through January 31, 1999. Pursuant to his employment agreement, Mr. Shannon acted as the Company's Chairman of the Board, served on the Board of Directors and was entitled to receive, among other things, (a) a base annual salary of $96,172 (subject to a potential increase to $137,388 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee, (b) beginning in February of 1997, an annual increase in base salary in an amount equal to the amount of the then-current salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the United States Department of Labor (the "Department of Labor"), (c) an annual bonus, in an amount to be determined by the Board of Directors, under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Stock of the Company as may be granted pursuant to the terms of the Stock Option Plan. The employment agreement between the Company and Mr. Shannon did not require him to spend more than 80% of his time on Company business. Mr. Shannon declined to accept nomination to serve as a Director of the Company, or as its Chairman of the Board, following the date of the 1997 Annual Meeting; consequently, effective as of November 25, 1997 the employment agreement between Mr. Shannon and the Company was terminated.

    Mr. Nelson's employment agreement was originally entered into in February of 1994, but was amended in January and again in May of 1996. As so amended, Mr. Nelson's employment agreement runs through January 31, 1999. Pursuant to his employment agreement, Mr. Nelson will act as President and Chief Executive Officer of the Company, will serve on the Board of Directors, and will be entitled to receive, among other things, (a) a base salary of $116,207 (subject to a potential increase to $166,010 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee if certain Company performance standards are met), (b) beginning in February of 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Shares of the Company as may be granted pursuant to the terms of the Stock Option Plan.

    Mr. Landin's employment agreement was originally entered into in February of 1994, but was amended in January and May of 1996. As so amended, Mr. Landin's employment agreement runs through January 31, 1999. Pursuant to his employment agreement, Mr. Landin will act as Senior Vice President Operations of the Company and will be entitled to receive among other things, (a) a base salary of $73,274 (subject to a potential increase to $91,592 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee), (b) beginning in February 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) during each year thereof, an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Shares of the Company as may be granted pursuant to the terms of the Stock Option Plan.

    Mr. Craig's employment agreement was originally entered into in February of 1994, but was amended in May of 1996. As so amended, Mr. Craig's employment agreement runs through January 1999. Pursuant to his employment agreement, Mr. Craig will act as Vice President--Marketing and Real Estate of the Company, and will be entitled to receive, among other things, (a) during the first year thereof, a base salary of $73,274 (subject to a potential increase to $91,592 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee), (b) beginning in February 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Stock of the Company as may be granted pursuant to the terms of the Stock Option Plan.

    Mr. Orlando's employment agreement was originally entered into in July of 1994, but was amended in January and again in May of 1996. As so amended, Mr. Orlando's employment agreement ran through January 31, 1999. Pursuant to his employment, he acted as Vice President--Chief Financial Officer of the Company, and was entitled to receive, among other things, (a) during the first year thereof, a base salary of $81,900 (subject to a potential increase to $117,000 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee if certain Company performance standards are met), (b) beginning in February of 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Stock of the Company as may be granted pursuant to the terms of the Stock Option Plan. Effective September 30, 1997, Mr. Orlando formally resigned as the Company's Vice President, Chief Financial Officer, and Secretary, and consequently his employment agreement was terminated as of that date. He has agreed to continue with the Company as a consultant on specific projects, as may be requested from time to time by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Between February 1994 and November 25, 1997, when he resigned from the Board and from all offices with the Company, Richard D. Shannon, the Company's former Chairman of the Board and the President and Chairman of the Board of Baycor Ventures, Inc., had an employment agreement with the Company which called upon him to employ 50% of his time and efforts on Company business (see "Employment Agreements," above). In fact, however, between January of 1994 and September of 1995 Mr. Shannon spent an average of 90% of his time on Company-related business, and thereafter he continued to commit well in excess of the originally anticipated amount of his time to the Company's affairs, with a resultant cost to Baycor. Between October 1, 1995 and September 30, 1997 Baycor agreed from time to time to defer receipt of certain fees and expenses owed to it by the Company, without interest, at various times when the Company was suffering temporary cash shortages. The maximum amount so deferred was $145,000, and as of September 30, 1997 the amount so deferred was $122,000. In September of 1995, the Company advanced to Baycor a loan in the amount of $185,000, at a rate of prime plus 2%. The purpose of the loan was to induce Baycor to continue to provide Mr. Shannon's consulting and other services to the Company at levels in excess of those originally agreed to. This loan is due to be paid off on or before September 30, 1998.

    Lyle P. Edwards, who was a Director of the Company from October of 1996 to August of 1997, also serves as a Vice President of Alta Petroleum, Inc., which provided the Company a $200,000 short-term loan in April 1996. That loan was paid off in December of 1996. During 1997, Alta Petroleum, Inc. has loaned the Company a total of $575,000 in three separate installments, all of which are secured by 100% of the Company's stock in its wholly owned subsidiary Paradise Bakery, Inc. and by the assets of Paradise Bakery, Inc. as well. The purpose of these loans was to meet the Company's short-term liquidity needs. The Alta Petroleum, Inc. loans, which currently bear an interest rate of 16% and was due on September 30, 1997, and the Company is in discussions with Alta Petroleum, Inc., with respect to the timing and terms of repayment. The Company has agreed to pay off these loans in the event that it successfully completes a financing or asset sale in excess of $500,000. Baycor was paid a fee of $40,000 in association with the placement of this financing.

    In July of 1996, Baycor, Gary C. Nelson, the Company's President and Chief Executive Officer, and Steven J. Orlando, its then-Chief Financial Officer, agreed to loan the Company an aggregate of $175,000 from time to time on an as-needed basis until April of 1997, when this line of credit would be terminated and the sums then borrowed and outstanding would become due and payable. The interest rate on the funds so advanced was prime plus 2%. The line of credit was terminated as of March 31, 1997. In replacement, in April 1997 Mr. Nelson advanced the Company $50,000 in exchange for a note secured by the Company's assets, Mr. Orlando advanced the Company $31,000 in the form of deferred salary for the period from December 1996 through March 1997, and Baycor deferred receipt of salary and expenses accrued during the 1997 fiscal year amounting to $145,000, without interest. In September 1997 the amounts owed to Mr. Nelson was reduced to $35,000 and the amount owed to Mr. Orlando was reduced to $15,000, in each case plus accrued interest at the rate of prime plus 2%. The amount owed to Baycor as of the date of this Prospectus was $135,000, plus accrued interest from April of 1997.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Company's Common Stock is its only outstanding class of equity securities. The Common Stock is listed for trading on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small Cap List, under the symbol "JAVC." The following table sets forth, for the calendar quarterly periods indicated, the range of high and low sale prices for the Common Stock as reported by NASDAQ since January 1, 1995. All the per share prices set forth below have been adjusted to give effect to the one-for-ten reverse stock split of the Company's Common Stock which became effective as of December 19, 1997.

                                                                               HIGH        LOW
                                                                             ---------  ---------
1995
First Quarter..............................................................  $   26.25  $   16.25
Second Quarter.............................................................  $   31.25  $   10.00
Third Quarter..............................................................  $   87.50  $   25.00
Fourth Quarter.............................................................  $   54.40  $   20.00

1996
First Quarter..............................................................  $   32.50  $   15.60
Second Quarter.............................................................  $   16.25  $    7.50
Third Quarter..............................................................  $   16.25  $    5.00
Fourth Quarter.............................................................  $   10.00  $    5.00

1997
First Quarter..............................................................  $    6.88  $    4.38
Second Quarter.............................................................  $    4.69  $    2.50
Third Quarter..............................................................  $    6.88  $    3.44
Fourth Quarter.............................................................  $    6.56  $    2.28

1998
First Quarter (through January 20, 1998)...................................  $    3.63  $    1.88

    At December 31, 1997, there were 185 holders of record of the Company's Common Stock. The Company has never paid a cash dividend on its Common Stock, and does not anticipate paying any dividends in the immediately foreseeable future. As a California corporation, the payment of dividends by the Company is limited by California law and subject to the discretion of its Board of Directors. With certain exceptions, a California corporation may not pay a dividend to its shareholders unless its retained earnings equal at least the amount of the proposed dividend. California law further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets the following two generally stated conditions: (a) the corporation's assets equal at least 1.25 times its liabilities, and (b) the corporation's current assets equal at least its current liabilities, or if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least 1.25 times its current liabilities

                              SELLING SHAREHOLDERS

    The shares of Common Stock registered hereunder are being offered for the accounts of the individuals and entities listed below (the "Selling Shareholders"). None of the Selling Shareholders has any position with, the Company or any of its predecessors or affiliates, or has had any such position within the past three years.

                                                                        SHARES
                                                                      WHICH MAY                 SHARES TO BE OWNED AFTER
                                                                     BE OBTAINED
                                                         SHARES          UPON        SHARES           OFFERING(1)
                                                        CURRENTLY    EXERCISE OF    OFFERED    --------------------------
SELLING SHAREHOLDER                                       OWNED      THE WARRANTS    HEREBY       NUMBER        PERCNT
----------------------------------------------------  -------------  ------------  ----------  -------------  -----------
Michael Ambroselli..................................        50,000       100,000      150,000          -0-           -0-
Arron, Inc..........................................        75,000       150,000      225,000          -0-           -0-
Harvey Bibicoff.....................................        50,000       100,000      150,000          -0-           -0-
Centre Trustees, CI Limited.........................        12,500        25,000       37,500          -0-           -0-
Malcom and Julia Coster.............................        12,500        25,000       37,500          -0-           -0-
E. C. Capital, Ltd..................................           -0-     1,000,000    1,000,000          -0-           -0-
Howard J. Green.....................................        12,500        25,000       37,500          -0-           -0-
The Harmat Organization.............................           -0-        10,000       10,000          -0-           -0-
Legong Investments, N.V.............................           -0-        45,000       45,000          -0-           -0-
Nancy J. Litman.....................................        25,000        50,000       75,000          -0-           -0-
Masada I Limited Partners...........................        50,000       100,000      150,000          -0-           -0-
Mustang '65 Limited Partners........................           -0-     1,250,000    1,250,000          -0-           -0-
Norben Import Corp. Profit Sharing Plan.............        50,000       100,000      150,000          -0-           -0-
Riviera Holding LLC.................................        37,500        75,000      112,500          -0-           -0-
Amy Robinson........................................        25,000        50,000       75,000          -0-           -0-
Rozel International Holding Limited.................       150,000       300,000      450,000          -0-           -0-
Dennis Saleeby......................................        25,000        50,000       75,000          -0-           -0-
Stit Consulting Limited.............................        25,000        50,000       75,000          -0-           -0-
Sunset Capital, Inc.................................        25,000        50,000       75,000          -0-           -0-
  TOTALS............................................       625,000     3,555,000    4,180,000          -0-           -0-

------------------------

(1) Assumes all Warrants will be exercised and all Shares offered hereby will be sold.

ORIGIN OF THE SECURITIES OFFERED

    In August of 1997, the Company retained E.C. Capital Ltd. ("ECC"), a New York based investment-banking firm, to raise equity capital in a private offering (the "ECC Offering"). The Company issued to investors units consisting of 25,000 shares of Common Stock, 25,000 "A" and "B" Warrants. The "A" Warrants have a term of two years from the date of issuance and may be exercised to purchase shares of Common Stock at a per share exercise price of $1.60. The "B" Warrants have a three-year term and may be exercised to purchase shares of Common Stock at a price per share of $2.00. The offering price for each full unit of the ECC Offering was $25,000. All the Units so offered have been sold, including a total of 625,000 Common Shares and Warrants for the purchase of an additional 1,250,000 Common Shares, for net proceeds of $544,000. The issuance of the "A" and "B" Warrants were subject to approval by the Company's Board of Directors and shareholders of (i) an amendment to the Company's Articles of Incorporation increasing its authorized number of shares of Common Stock from 25,000,000 to 50,000,000, (ii) effecting a one for ten reverse stock split of the outstanding shares of Common Stock, and (iii) moving the Company's state of incorporation from California to Delaware. All of the above proposals were approved by the Company's shareholders at its annual meeting held November 25, 1997. The Company has agreed to pay ECC a 10% commission on all sales of units and a 3% non-accountable expense reimbursement. Additionally, the Company has issued to ECC 500,000 "A" and 500,000 "B" Warrants, as partial compensation for its efforts in completing the ECC Offering, for a total of 1,000,000 Warrants in all. The Company has also agreed to retain ECC as an advisor for the next three years at a fee of $3,000 per month and to pay ECC a 5% warrant solicitation fee for any of the investor Warrants which are exercised. The Company has also agreed not to raise debt or equity financing during this three-year period other than with consent of ECC and to allow a ECC designee to observe all meetings of the Company's Board of Directors. Further, all of the Company's officers and directors have executed lock-up agreements with ECC whereby they have agreed not to transfer, assign, sell or otherwise dispose of any of their Company shares, except with the consent of ECC, until at least one year after the effective date of the registration statement.

    The Shares offered herein include 625,000 currently outstanding shares and up to 1,250,000 Shares, which may be obtained by the exercise of certain Common Stock Purchase Warrants which, are held by the investors of the ECC Offering. Those investors are referred to herein as the Selling Current Shareholders. An additional 2,305,000 Shares are being offered by certain of the Company's other Warrant holders who were not investors in the ECC Offering. Those Shares are not currently outstanding, but may be obtained by the holders of such Warrants upon exercise of such Warrants in accordance with their terms.

                        DESCRIPTION OF THE COMMON STOCK

    The Company is authorized to issue up to 50,000,000 shares of no par value Common Stock, and 25,000,000 shares of preferred stock. As of January 16, 1998, 2,330,504 shares of the Company's Common Stock were issued and outstanding, and no shares of the preferred stock, were issued and outstanding. The Company's Common Stock has been registered, as a class, under Section 12 of the Exchange Act.

    Subject to preferential rights of the holders of preferred stock and senior debt securities (if any) and the applicable provisions of the California General Corporation Law, the holders of the Company's Common Stock will be entitled, on liquidation, dissolution, or winding up of the Company, to receive pro rata its net assets remaining after the payment of all creditors.

    The holders of the Common Stock are entitled to one vote for each share on all matters submitted to a vote of the shareholders. In any election of directors each shareholder has the right to cumulate votes. Shareholders have no preemptive rights or other rights to subscribe for additional shares. There are no conversion rights, redemption rights, or sinking fund provisions with respect to shares of the Common Stock. The outstanding shares of Common Stock are fully-paid and nonassessable.

LIMITATIONS ON DIVIDENDS

    Under California law, shareholders of the Company may receive dividends when and as declared by its Board of Directors out of funds legally available. With certain exceptions, a California corporation may not pay a dividend to its shareholders unless its retained earnings equal at least the amount of the proposed dividend. California law further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets the following two generally stated conditions: (i) the corporation's assets equal at least 1 1/4 times its liabilities, and (ii) the corporation's current assets equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least 1 1/4 times its current liabilities.

                          DESCRIPTION OF THE WARRANTS

    This Prospectus, and the Registration Statement of which it forms a part, refer only to the Shares of Common Stock being offered by the Selling Shareholders, and not to any of the Warrants themselves. Each of the Warrants described herein is subject to restrictions on transferability, as described below, and this Prospectus may not be relied upon in connection with any resale or other transfer of a Warrant.

    All questions about the exercise and terms of the Warrants and the rights of the Warrant Holders will be decided by the Company's Board of Directors. For a full description of the Warrants, please refer to the forms of Warrants themselves, copies of which have been provided to each of the Selling Shareholders and will be provided as appropriate to persons entitled thereto upon request, free of charge. The descriptions of the Warrants contained in this Prospectus are qualified in their entirety by reference to the complete text of such documents. Any conflict between the summary provided in this Prospectus and the actual terms of such documents must be resolved in favor of the terms as expressed in the documents themselves.

    Each of the Warrants provides for the issuance, upon exercise and payment of the exercise price, as described below, of that number of shares of the Company's Common Stock which is specified therein; however both the number of Shares which may be obtained upon exercise of the Warrants and the exercise price for the Warrants are subject to adjustment in certain circumstances, as more fully described below.

TERMS OF THE WARRANTS

    WARRANTS HELD BY THE SELLING CURRENT SHAREHOLDERS AND ECC

    All of the Warrants held by the Selling Current Shareholders and by E. C. Capital, Ltd. consist of two separate but substantially similar types: Class A and Class B Warrants. These Warrants are identical in all respects except for their respective terms and exercise prices, as described below.

    TERM. The term of the A Warrants runs through November 29, 1999; the term of the B Warrants runs through November 29, 2000 (the date of termination of the Warrants is in each case referred to herein as the "Expiration Time"). Following the expiration Time for any given Warrant, the holder(s) thereof will have no further right to subscribe for or purchase any security of or issued by the Company; and the Warrants and all rights thereunder will be valueless, unexercisable, and void.

    EXERCISE PRICE. The exercise price of the A Warrants is $1.60 per share of Common Stock; for the B Warrants the exercise price is $2.00 per share. In both cases the exercise price is subject to adjustment as described in the following sentence. If, prior to the Expiration Time, the outstanding shares of the Company's Common Stock shall be increased or decreased through a stock split, stock dividend, reverse stock split, stock consolidation, or otherwise, without consideration to the Company (including without limitation the reverse stock split described in Section 9, below), an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which the Warrants may be exercised. The effect of such adjustment shall be that the Purchaser shall obtain upon exercise of the Warrants after such event the same number of Warrant Shares for the same aggregate consideration as had Purchaser exercised the Warrants in full prior to such event and had the Warrant Shares then been subjected to the effects of such event.

    MANNER OF EXERCISE. The holder of any Class A or Class B Warrant may exercise it to purchase all or any whole number of the Shares it covers by (a) providing the Company with a signed written notice of its intent to exercise the Warrant Certificate, specifying the number of Warrant Shares to be so purchased completing in the manner indicated; (b) surrendering its current Warrant to the Company at the Company's principal place of business in Sacramento, California; and (c) paying the appropriate purchase price for the Shares, by cash, money order, bank draft, or certified check, payable to the Company at its principal place of business in Sacramento, California.

    RIGHTS AS A SHAREHOLDER, EMPLOYEE, OR CONSULTANT. No person who holds a Class A or Class B Warrant will have any rights as a Company shareholder with respect to the Shares represented thereby until such Warrant is exercised and the Shares are actually issued. The grant or possession of a Class A or Class B Warrant does not impose any obligation whatsoever on the Company to employ or continue to employ the recipient of the Warrant, and does not interfere with the Company's right to terminate any position he or she may have with the Company, as a consultant or otherwise, at any time.

    TRANSFER OF THE WARRANTS. Except as described below, the Warrants may not be transferred without the express written consent of the Company, which consent may be granted or withheld for any reason in the Company's sole and absolute discretion. Unless the Company has previously granted its written consent thereto, the Warrant may be exercised only by the authorized holder of the Warrant, or by his, her, or its permitted transferees, as described below. More particularly, the Warrants may not be sold, assigned, transferred (except as provided above), pledged, hypothecated, or otherwise conveyed, encumbered, or disposed of in any way, are not normally assignable by operation of law, and are generally not subject to execution, attachment, or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation, conveyance, encumbrance, or other disposition of the Warrants or the Warrant Certificate contrary to the provisions of the Warrants, and the levy of any execution, attachment, or similar process thereupon would generally be void and without effect, and the Company had no obligation to recognize any such purported transaction or event or to reflect such a purported transaction or event on its official records or to issue Warrants or shares of its Common Stock to any party. If the authorized holder of a Warrant is an individual, however, the Company will normally consent to the transfer of the Warrant to his or her heirs, executors, personal representatives, or administrators upon the death of the Warrant holder. If the authorized holder is an entity (such as a corporation or a Trust), the Company will consent to the transfer of the Warrant to the owners of the entity upon its formal dissolution.

    REDEMPTION RIGHTS. The Class A and Class B Warrants do not provide the Company with any redemption rights with respect to either the Warrants themselves or the underlying shares of Common Stock.

    WARRANTS HELD BY THE OTHER WARRANT HOLDERS

    The terms of the 1,305,000 Warrants held by the Other Warrant Holders are substantially similar to those of the Class A and Class B Warrants described above, except that the exercise prices of such Warrants vary from between Fifty Cents ($0.50) to One Dollar and Eighty Cents ($1.80) per share and they all expire at various times during the year 2000. The Warrants held by Legong Investments, N. V. also have a redemption feature, which would allow the Company to redeem them for Fifty Cents ($0.50) each should the Company's Common Stock achieve a trading price of Twenty Dollars per share.

                              PLAN OF DISTRIBUTION

    The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. The Shares may be offered from time to time by or for the account of the Selling Shareholders through dealers, brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or prices otherwise negotiated.

    The Registration Statement covering the Shares offered hereby will be maintained in effect, and the Shares may be sold thereunder by the Selling Shareholders, until January 31, 2000 (the "Offering Period"). At the end of the Offering Period, Shares not sold by the Selling Shareholders during the Offering Period will return to the status of restricted stock which may be sold pursuant to the provisions of Rule 144 under the Securities Act of 1933 (the "Act").

    The Selling Shareholders may elect to sell the Shares, directly or through brokers or dealers, from time to time during the Offering Period. Such sales may be made at the market price in one or more transactions on the NASD Automated Quotation System, SmallCap Market, on any other local or national exchange or quotation system on which the Company's Common Stock may then be listed; or at privately negotiated prices in negotiated transactions; or otherwise at prices and terms prevailing at the time of sale.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Company's Articles of Incorporation and bylaws provide for indemnification of directors and officers to the full extent permitted or authorized under California Law, for expenses, liabilities and losses actually and reasonably incurred as a result of any such director's or officer's status as such, provided that the indemnitee acted in good faith and in a manner he or she believed to be in or not to be opposed to the best interest of the corporation. In addition, the Company has entered into an Indemnification Agreement with each of its directors and executive officers, which agreement provides, among other things, for contractual rights of the indemnitee to advancement of expenses prior to final disposition of an action provided that, if required by California law, the indemnitee agrees to repay such advance upon the Company's request if it is ultimately determined that the indemnitee is not entitled to indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

    The validity of the Common Stock offered hereby and certain other matters will be passed upon for the Company and the Selling Shareholders by Rosenblum, Parish & Isaacs, PC, San Francisco, California.

                                    EXPERTS

    The audited consolidated financial statements incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their reports with respect thereto; and are included therein and incorporated herein by reference in reliance upon the authority of such firm as experts in providing such reports.

    No person has been authorized in connection with this offering to give any information, or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to any person in any jurisdiction where such an offer would be unlawful, or in which the person making such offer or solicitation is not qualified to do so. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date.

                                    CONTENTS

                                                                            PAGE
                                                                            ----
AUDITED FINANCIAL STATEMENTS

  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT.......................   F-2

  CONSOLIDATED FINANCIAL STATEMENTS.......................................

  CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 1997 AND 1996...............   F-3

  CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31,
    1997, 1996 AND 1995...................................................   F-4

  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) AS OF MARCH 31,
    1997, 1996 AND 1995...................................................   F-5

                                                                             F-6
  CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED MARCH 31,         to
    1997, 1996 AND 1995...................................................   F-7

                                                                             F-8
                                                                              to
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..............................  F-21

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

  CONSOLIDATED FINANCIAL STATEMENTS.......................................

  CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 1997 AND MARCH 31,
    1996..................................................................  F-22

  CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS AND SIX
    MONTHS ENDED SEPTEMBER 30, 1997 AND 1996..............................  F-23

                                                                            F-24
  CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER    to
    30, 1997 AND 1996.....................................................  F-25

                                                                            F-26
                                                                               -
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..............................  F-27

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders

JAVA CENTRALE, INC. AND SUBSIDIARY

    We have audited the accompanying consolidated balance sheets of JAVA CENTRALE, INC. (A CALIFORNIA CORPORATION) AND SUBSIDIARY as of March 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended March 31, 1997 and 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Java Centrale, Inc. and Subsidiary as of March 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for the years ended March 31, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has experienced recurring net losses from operations and has a net loss of approximately $5,300,000 for the year ended March 31, 1997 and as of that date, the Company's current liabilities exceeded it current assets by approximately $2,900,000. At March 31, 1997, the Company is in default under a note agreement and is not in compliance with certain debt agreement covenants which could result in the notes becoming due and payable on demand. The Company's plan in regard to these matters are also described in Note
C. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities should the Company be unable to continue as a going concern.

                                          GRANT THORNTON LLP

Sacramento, California
July 8, 1997

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                   MARCH 31,

                                                                                         1997            1996
                                                                                    ---------------  -------------

                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.......................................................  $       350,608  $   1,182,078
  Notes receivable--current.......................................................          448,369        485,751
  Accounts receivable (net of allowance of $176,223 in 1997
    and $58,000 in 1996)..........................................................          591,536        405,574
  Inventories.....................................................................          314,342        417,780
  Prepaid expenses and other......................................................          397,322        595,285
                                                                                    ---------------  -------------
    Total current assets..........................................................        2,102,177      3,086,468

NOTES RECEIVABLE..................................................................          989,603      1,298,574
PROPERTY AND EQUIPMENT, NET.......................................................        2,781,158      5,737,980
INTANGIBLE ASSETS.................................................................        4,040,845      5,526,203
DEFERRED CHARGES AND OTHER........................................................          316,775        670,658
NOTES RECEIVABLE--OFFICER.........................................................          240,766        235,201
INVESTMENT IN JOINT VENTURE.......................................................        --               176,983
INVESTMENT........................................................................          546,666       --
                                                                                    ---------------  -------------
                                                                                    $    11,017,990  $  16,732,067
                                                                                    ---------------  -------------
                                                                                    ---------------  -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable................................................................  $     1,123,573  $   1,807,136
  Accrued liabilities.............................................................          620,424        726,244
  Due to related parties..........................................................           44,295         22,637
  Current maturities of long-term debt............................................        1,945,488        746,785
  Convertible debt................................................................        1,197,068       --
  Current capital lease obligations...............................................           27,768         96,267
                                                                                    ---------------  -------------
    Total current liabilities.....................................................        4,958,616      3,399,069

DEFERRED REVENUES.................................................................          576,000      1,003,500
LONG-TERM DEBT....................................................................        --             1,171,161
CONVERTIBLE DEBT..................................................................          248,682      3,500,000
CAPITAL LEASES....................................................................           95,667        129,054
OTHER LIABILITIES.................................................................           69,573        148,376

STOCKHOLDERS' EQUITY:
  Series B Redeemable Preferred Stock, $.01 per share per annum cumulative,
    convertible, no par 25,000,000 shares authorized..............................        --              --
  Common stock, no par, 25,000,000 shares authorized, issued and outstanding
    shares; 13,743,804--1997 and 8,533,587--1996..................................       18,507,874     15,493,137
  Accumulated deficit.............................................................      (13,438,422)    (8,112,230)
                                                                                    ---------------  -------------
                                                                                          5,069,452      7,380,907
                                                                                    ---------------  -------------
                                                                                    $    11,017,990  $  16,732,067
                                                                                    ---------------  -------------
                                                                                    ---------------  -------------

        The accompanying notes are an integral part of these statements.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                              YEAR ENDED MARCH 31,

                                                                           1997           1996           1995
                                                                       -------------  -------------  -------------
Revenue:
  Company cafe sales.................................................  $  12,813,423  $   7,585,190  $     476,859
  Franchise operations...............................................        538,629        394,788        398,000
  Royalties..........................................................      1,335,616        524,635        198,413
  Sales of equipment and supplies....................................        121,220      1,050,187        702,398
                                                                       -------------  -------------  -------------
    Total revenue....................................................     14,808,888      9,554,800      1,775,670

Cost of company sales:
  Food and beverage..................................................      4,451,072      2,597,238        222,857
  Labor..............................................................      4,643,875      2,714,067        265,075
  Direct and occupancy...............................................      2,705,026      1,742,044         72,999
  Cost of equipment and supplies.....................................        148,857      1,038,497        774,984
  Depreciation.......................................................        573,495        227,631         34,865
  Other..............................................................        144,637        222,000         45,256
                                                                       -------------  -------------  -------------
    Total cost of company sales......................................     12,666,962      8,541,477      1,416,036
                                                                       -------------  -------------  -------------
General and administrative expenses..................................      4,602,667      4,187,049      2,351,025
Depreciation and amortization........................................        584,873        380,159         43,746
Loss associated with cart and cafe closures..........................        413,043        410,200       --
Bad debt expense.....................................................        472,011         74,000       --
Settlement expense...................................................        336,000       --             --
Loss on conversion of note receivable................................        275,000
Loss on joint venture................................................        256,816       --             --
Loss on sale of cafes................................................        127,921       --             --
                                                                       -------------  -------------  -------------
    Operating loss...................................................     (4,926,405)    (4,038,085)    (2,035,137)
                                                                       -------------  -------------  -------------
Other income (expense):
  Interest expense...................................................       (662,084)      (117,284)        (7,247)
  Interest income....................................................        113,168         98,295        216,842
  Debt conversion expense............................................       --             --             (118,953)
  Other income.......................................................        149,129         90,648         50,312
                                                                       -------------  -------------  -------------
    Net loss.........................................................  $  (5,326,192) $  (3,966,426) $  (1,894,183)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Net loss per weighted average equivalent common share outstanding....  $        (.46) $        (.61) $        (.42)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Equivalent common shares outstanding.................................     11,540,800      6,526,377      4,488,532
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                THREE YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                PREFERRED STOCK            COMMON STOCK
                                            -----------------------  -------------------------   ACCUMULATED
                                              SHARES      AMOUNT       SHARES        AMOUNT       (DEFICIT)       TOTAL
                                            ----------  -----------  -----------  ------------  -------------  -----------
Balances, March 31, 1994..................   5,000,000  $ 1,000,000    3,016,820  $    600,000  $  (2,251,621) $  (651,621)
Initial public offering of common stock,
  net of expenses.........................      --          --         1,500,000     7,288,407       --          7,288,407
Conversion of Series B preferred stock to
  common stock............................  (5,000,000)  (1,000,000)     200,000     1,000,000       --            --
Debt conversion expense...................      --          --           --            118,953       --            118,953
Shares issued for acquisition.............      --          --           600,000       569,500       --            569,500
Net loss..................................      --          --           --            --          (1,894,183)  (1,894,183)
                                            ----------  -----------  -----------  ------------  -------------  -----------
Balances, March 31, 1995..................      --          --         5,316,820     9,576,860     (4,145,804)   5,431,056
Shares issued for cafe purchases..........      --          --           279,721       466,168       --            466,168
Warrants converted to common stock........      --          --           300,000       120,000       --            120,000
Note payable converted to
  common stock............................      --          --           234,000       748,800       --            748,800
Shares issued for acquisitions............      --          --           505,926       467,477       --            467,477
Shares issued for private offerings, net
  of expenses.............................      --          --         1,604,692     3,540,722       --          3,540,722
Shares issued for joint venture
  investment..............................      --          --            89,428       120,166       --            120,166
Shares issued for consulting expenses.....      --          --           203,000       452,944       --            452,944
Net loss..................................      --          --           --            --          (3,966,426)  (3,966,426)
                                            ----------  -----------  -----------  ------------  -------------  -----------
Balances, March 31, 1996..................      --          --         8,533,587    15,493,137     (8,112,230)   7,380,907
Conversion of convertible notes...........      --          --         3,311,183     1,850,552       --          1,850,552
Shares issued for private offerings, net
  of expenses.............................      --          --         1,538,462       900,000       --            900,000
Warrants converted to common stock........      --          --           250,000        62,500       --             62,500
Shares issued for consulting expenses.....      --          --           200,000        50,000       --             50,000
Warrants issued for consulting
  expenses................................      --          --           --            240,351       --            240,351
Warrants issued in connection with
  debt....................................      --          --           --             31,500       --             31,500
Shares canceled for joint venture
  investment..............................      --          --           (89,428)     (120,166)      --           (120,166)
Net loss..................................      --          --           --            --          (5,326,192)  (5,326,192)
                                            ----------  -----------  -----------  ------------  -------------  -----------
Balances, March 31, 1997..................      --      $   --        13,743,804  $ 18,507,874  $ (13,438,422) $ 5,069,452
                                            ----------  -----------  -----------  ------------  -------------  -----------
                                            ----------  -----------  -----------  ------------  -------------  -----------

         The accompanying notes are an integral part of this statement.

                      JAVA CENTRALE, INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED MARCH 31,
                                                                       -------------------------------------------
                                                                           1997           1996           1995
                                                                       -------------  -------------  -------------
Cash flows from operating activities:
  Net loss...........................................................  $  (5,326,192) $  (3,966,426) $  (1,894,183)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization....................................      1,158,368        607,790         78,293
    Loss on conversion of note receivable............................        275,000       --             --
    Loss on joint venture............................................        256,816       --             --
    Settlement expense...............................................        150,000       --             --
    Loss on sale of cafes............................................        127,921       --             --
    Debt conversion expense..........................................       --             --              118,953
    Loss associated with cart and cafe closures......................        413,043        410,200       --
    Stock issued for consulting expenses.............................        188,497        452,944       --
    Warrants issued in connection with debt..........................         31,500       --             --
    Changes in operating assets and liabilities:
      Inventories....................................................        (44,063)       (20,410)       (61,722)
      Deposits and prepaid expenses..................................        125,442       (318,478)      (217,457)
      Accounts payable and accrued liabilities.......................       (924,075)       512,923        288,704
      Payable to related parties.....................................         16,093       (221,668)        (8,492)
      Deferred revenue...............................................       (417,500)       314,500         18,000
      Accounts receivable............................................       (276,948)        21,768       (111,283)
      Notes receivable...............................................        962,237        200,718       (228,776)
      Deferred charges and other assets..............................        248,555       (523,570)       143,936
      Other liabilities..............................................        (26,973)       138,376       --
                                                                       -------------  -------------  -------------
        Net cash used in operating activities........................     (3,062,279)    (2,391,333)    (1,874,027)
Cash flows from investing activities:
  Proceeds from cafe sales...........................................      1,321,100       --             --
  Purchase of furniture and equipment................................       (313,446)    (1,432,166)      (333,074)
  Increase in intangible assets......................................        (15,001)        (2,225)      --
  Investment in joint venture........................................       --              (13,404)      --
  Cash paid for net assets acquired and other acquisition expenses...       --           (5,554,427)      (676,170)
                                                                       -------------  -------------  -------------
        Net cash provided by (used in) investing activities..........        992,653     (7,002,222)    (1,009,244)
Cash flows from financing activities:
  Proceeds from issuing convertible debt.............................       --            3,500,000       --
  Proceeds from issuing common stock, net............................        900,000      3,540,722      7,288,407
  Proceeds from notes payable........................................      1,729,000       --             --
  Repayments of notes payable........................................     (1,361,695)      (494,206)      (678,000)
  (Payments) proceeds from capital lease obligations.................        (91,649)       144,839       --
  Proceeds from warrant conversions..................................         62,500        120,000       --
                                                                       -------------  -------------  -------------
        Net cash provided by financing activities....................      1,238,156      6,811,355      6,610,407
                                                                       -------------  -------------  -------------
Net (decrease) increase in cash......................................       (831,470)    (2,582,200)     3,727,136
Cash and cash equivalents, beginning of period.......................      1,182,078      3,764,278         37,142
                                                                       -------------  -------------  -------------
Cash and cash equivalents, end of period.............................  $     350,608  $   1,182,078  $   3,764,278
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                      JAVA CENTRALE, INC., AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                         YEAR ENDED MARCH 31,
                                                                                   --------------------------------
                                                                                      1997       1996       1995
                                                                                   ----------  ---------  ---------
Cash paid for:
  Income taxes...................................................................  $    1,600  $  --      $  --
  Interest.......................................................................  $  438,707  $  55,006  $   7,247

NON-CASH TRANSACTIONS:

    During the year ended March 31, 1997, the Company issued 200,000 shares of common stock valued at $50,000 pursuant to a consulting agreement. The Company recognized consulting expense of $50,000 as a result of issuance of these shares.

    During the year ended March 31, 1997, the Company issued warrants valued at $240,351 pursuant to consulting agreements. The Company recognized consulting expense of $138,497 as a result of issuance of these warrants.

SUPPLEMENTAL NON-CASH INVESTING ACTIVITIES:

    Proceeds from cafe sales for the year ended March 31, 1997:

Fixed assets, net...............................................  1,220,063
Accounts receivable.............................................     41,252
Inventory.......................................................     59,785
                                                                  ---------
Net cash proceeds...............................................  $1,321,000
                                                                  ---------
                                                                  ---------

        The accompanying notes are an integral part of these statements.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1997, 1996 AND 1995

NOTE A--ORGANIZATION AND NATURE OF BUSINESS

    Java Centrale, Inc. (the Company) operates under the brand names of Java Centrale and Paradise Bakery (Paradise), a wholly owned subsidiary of the Company, (acquired in December 1995). Java Centrale is primarily in the business of selling gourmet coffee products along with breakfast and lunch items. Paradise is primarily in the business of selling freshly baked cookies, muffins, croissants and provides a full lunch menu. Java Centrale operates franchisee owned locations and Paradise operates both company and franchisee owned locations.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements of the Company follows.

1.  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company transactions are eliminated.

2.  REVENUE FROM FRANCHISE SALES

    REVENUE FROM AREA FRANCHISE SALES--Franchise fee revenue and costs are recognized on a pro rata basis as each unit is opened and all material services or conditions relating to those units have been substantially performed or satisfied by the Company.

    REVENUE FROM INDIVIDUAL FRANCHISE SALES--Franchise fee revenue and costs from individual franchise sales is recognized when all material services or conditions relating to the sale have been substantially performed or satisfied by the Company and the store is opened.

    REVENUE FROM EQUIPMENT SALES--Revenue from equipment sales is recognized when the equipment is delivered to the franchisee.

    ROYALTY REVENUE--Royalty revenue is recorded as earned in accordance with specific terms of each franchisee agreement.

3.  INVENTORIES

    Inventories, consisting principally of franchise related supplies and equipment, are stated at the lower of cost (first-in, first-out method) or market.

4.  PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful life of the asset or the lease term, where applicable, whichever is less.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The estimated lives used in determining depreciation and amortization are:

Tenant improvements..........................................     6.5-10      years
Machinery and equipment......................................       6-10      years
Furniture and fixtures.......................................       3-10      years

5.  INTANGIBLE ASSETS

    Intangible assets consist of goodwill and organizational costs. All intangible assets are amortized on a straight line basis over the following years:

Goodwill..........................................................   15 years
Organizational costs..............................................    5 years

    The carrying value of intangible assets is periodically reviewed by the Company based on the expected future undiscounted operating cash flows of the related business unit. Based upon its most recent analysis, the Company believes that no material impairment of intangible assets exist at March 31, 1997.

6.  INCOME TAXES

    The Company utilizes an asset and liability approach in accounting for income taxes. This approach requires the recognition of the deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

7.  CASH AND CASH EQUIVALENTS

    For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

8.  RECLASSIFICATIONS

    Certain reclassifications were made to the 1996 and 1995 financial statements in order to be in conformity with the 1997 presentation.

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable and short-term debt approximated fair value as of March 31, 1997 and 1996 because of the relatively short maturity of these instruments. The carrying value of long-term debt approximated fair value as of March 31, 1997 and 1996 based upon current market rates for the same or similar debt issues. As of March 31, 1997, notes receivable with a carrying value of $1,886,538 had an estimated fair value of

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
$1,850,700 based upon current market rates for notes with similar terms and credit quality. As of March 31, 1996, notes receivable with a carrying value of $2,019,526 had an estimated fair value of $1,897,000 based upon current market rates for notes with similar terms and credit quality.

10. ESTIMATES USED IN FINANCIAL REPORTING

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The allowances for losses on impaired notes receivable and accounts receivable are estimates for which there is at least a reasonable possibility of a change within one year of the balance sheet date and that could have a material effect on the financial statements.

11. STOCK-BASED COMPENSATION

    In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, "Accounting for Stock Based Compensation." This statement requires entities to disclose the fair value of their employee stock options, but permits entities to continue to account for employee stock options under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has determined that it will continue to use the method prescribed by APB Opinion No. 25, which recognizes compensation cost to the extent of the difference between the quoted market price of the stock at the date of grant and the amount an employee must pay to acquire the stock. The Company grants stock options to employees with an exercise price equal to the Company's quoted market price of the stock at the date of grant. Accordingly, no compensation cost is recognized for stock option grants. Disclosure requirements in accordance with SFAS No. 123 are included at note Q.

12. LOSS PER SHARE

    Loss per common share is based upon the weighted average number of common and common equivalent shares outstanding.

    For all periods presented, the options, warrants and Series B preferred stock are anti-dilutive. Accordingly, only the common shares outstanding are included in the computation of weighted average shares outstanding, and no fully diluted loss per share is presented.

13. ADVERTISING

    All costs related to marketing and advertising are charged to operations in the year incurred and totaled $165,194, $420,000 and $423,000 for the years ended March 31, 1997, 1996 and 1995, respectively.

14. FUTURE EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS No. 128). SFAS No. 128 replaces the presentation of primary earnings per share (EPS) with a presentation of basic EPS. It also requires dual presentation of

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Provisions of SFAS No. 128 are effective for periods ending after December 15, 1997. The potential impact of adopting SFAS No. 128 is expected to be immaterial.

NOTE C--REALIZATION OF ASSETS

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred recurring net losses from operations and a net loss of approximately $5,300,000 for the year ended March 31, 1997. In addition, the Company has used, rather than provided, cash in its operations. At March 31, 1997, the Company is in default under a note agreement and is not in compliance with certain debt agreement covenants which could result in the notes becoming due and payable on demand. These notes have been classified as current in the consolidated balance sheet.

    In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which is dependent upon the Company's ability to meet its financing requirements on a continuing basis and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability of recorded assets that might be necessary should the Company be unable to continue in existence.

    To meet its liquidity needs and continue existing operations, the Company plans on obtaining new long-term financing, raising new equity or making a significant sale of assets. However, the Company cannot make any assurances that their plan will be achieved.

NOTE D--FRANCHISE OPERATIONS

    At March 31, 1997, the Company has commitments from franchisees for 37 franchisee owned cafes and carts which are not yet operational. Under these commitments, the Company has received $520,000 in nonrefundable deposits, and notes receivable of $80,000. No revenues have been recognized in the financial statements related to the cafes and carts not yet operational. The notes receivable do not bear interest, and are due within twenty-four months of the note date.

    Related to these commitments, the Company has deferred revenues of $576,000 at March 31, 1997, which will be recognized when the Company completes its initial commitments to the franchisees and the franchisee owned store is open for business.

    Under the franchise agreement, the Company receives an override on sales of various coffee products to its franchisees. The Company, under a producer agreement, currently purchases all of its coffee products from one vendor. However, management believes that other sources of coffee products are readily available and that no economic dependency on one vendor exists.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE E--SIGNIFICANT ACQUISITIONS

    On December 31, 1995, the Company acquired 100% of the outstanding shares of Paradise Bakery, Inc., (Paradise), pursuant to the terms of a Stock Purchase Agreement dated December 14, 1995 between the Company and Chart House Enterprises, Inc. (Seller). Paradise's operations consist of seven bakery/cafe operations located in California and 44 franchised bakery/cafe operations located in California, Washington, Oregon, Arizona, Colorado, Oklahoma, Texas, Hawaii and Ontario, Canada. The locations will continue to be operated under the name of Paradise Bakery.

    The purchase price approximated $6,725,000, consisting of $5,375,000 in cash and $1,350,000 in a note payable.

    The transaction was accounted for as a purchase. The purchase price was allocated to the fair value of Paradise's assets and liabilities and the excess of $3,691,649 was allocated to goodwill. The goodwill will be amortized on the straight-line method over a period of 15 years. The depreciable assets will be depreciated over the remaining useful life on a straight-line basis. The assets and liabilities will be held in Paradise Bakery, Inc., as a wholly-owned subsidiary of the Company.

    On January 17, 1996, the Company merged with Founders Ventures, Inc. (Founders) pursuant to the terms of a merger agreement dated December 15, 1995. The consideration paid by the Company consisted of 431,853 shares of the Company.

    The transaction was accounted for as a purchase. The purchase price was allocated to the fair value of Founder's assets and liabilities and the excess of $626,741 was allocated to goodwill. The goodwill will be amortized on the straight-line method over a period of 15 years. The depreciable assets will be depreciated over the remaining useful life on a straight-line basis. The assets and liabilities will be held in Paradise Bakery, Inc., a wholly-owned subsidiary of the Company.

NOTE F--DISPOSAL OF ASSETS

    On December 13, 1996, the Company sold all operating locations of their Oh La La! Division pursuant to the terms of an asset purchase agreement. The assets sold consisted of 11 Oh La La! cafes and carts located in San Francisco, California, the leases associated with each location, related equipment, inventory, accounts receivable and deposits.

    The consideration received for the sale of Oh La La! consisted of 233,333 shares of the purchaser's preferred stock, $1,250,000 in cash, $750,000 in a convertible note receivable. The preferred stock was issued with certain conversion rights into common shares, an 8% cumulative dividend and certain covenants and restrictions. The convertible note calls for 9% interest paid monthly with the principal due in three years and certain conversion rights into common shares. On March 31, 1997, the preferred stock and note receivable were converted to common shares (see Note J).

    On November 14, 1994 the Company entered into an agreement with Banyan Capital, Limited Partnership, Java Southeast Partners, L.P., and Java Southeast, Inc. to develop the Florida market. Pursuant to the terms of the agreement, the Company issued 89,428 shares of common stock in exchange for 18.3% of the joint venture's outstanding shares.

    The joint venture agreement was terminated effective March 1997. The Company canceled 89,428 shares of common stock and recognized a loss on investment of $256,816.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE F--DISPOSAL OF ASSETS (CONTINUED)
    During the year ended March 31, 1997, the Company sold six Java Company-owned cafes and two Paradise Company-owned cafes to franchisees. The Company is in the process of assigning an equipment lease in the amount of $90,275 to the purchaser of a Java cafe pursuant to the purchase agreement. Until the assignment process is complete, the Company is still liable for the lease payments.

NOTE G--PROPERTY AND EQUIPMENT

    Property and equipment at March 31, consist of the following:

                                                                        1997          1996
                                                                    ------------  ------------
Office furniture and equipment....................................  $    384,460  $    361,873
Tenant improvements...............................................     2,044,554     3,196,634
Cafe equipment....................................................     1,243,470     2,798,701
                                                                    ------------  ------------
                                                                       3,672,484     6,357,208
Less accumulated depreciation and amortization....................      (891,326)     (619,228)
                                                                    ------------  ------------
                                                                    $  2,781,158  $  5,737,980
                                                                    ------------  ------------
                                                                    ------------  ------------

NOTE H--NOTES RECEIVABLE

    Notes receivable at March 31, consist of the following:

                                                                        1997         1996
                                                                     ----------  ------------
Equipment billings receivable (net of allowance of $51,800 in
  1997)............................................................  $    6,381  $    317,880
Advertising fees receivable........................................       9,399        60,000
Franchise fees receivable..........................................      80,000       286,000
Notes from franchisees.............................................   1,197,192       920,445
Note from joint venture............................................      --           200,000
Note from sale of Oh La La!........................................     145,000       --
                                                                     ----------  ------------
                                                                      1,437,972     1,784,325
Less current portion...............................................     448,369       485,751
                                                                     ----------  ------------
                                                                     $  989,603  $  1,298,574
                                                                     ----------  ------------
                                                                     ----------  ------------

    Management has determined that approximately $844,500 of the notes from franchisees are impaired according to SFAS 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. Notes from franchisees are recorded net of an impairment reserve of $156,000.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE I--INTANGIBLE ASSETS

    Intangible assets at March 31, 1997 consist of the following:

                                                                    ACCUMULATED
                                                          COST      AMORTIZATION      NET
                                                      ------------  ------------  ------------
Goodwill............................................  $  4,408,195   $  367,350   $  4,040,845
Organizational cost.................................        31,123       31,123        --
                                                      ------------  ------------  ------------
Total...............................................  $  4,439,318   $  398,473   $  4,040,845
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    Intangible assets at March 31, 1996 consist of the following:

                                                                    ACCUMULATED
                                                          COST      AMORTIZATION      NET
                                                      ------------  ------------  ------------
Goodwill............................................  $  5,575,006   $  143,338   $  5,431,668
Organizational cost.................................        35,658       31,123          4,535
License rights......................................       100,000       10,000         90,000
                                                      ------------  ------------  ------------
Total...............................................  $  5,710,664   $  184,461   $  5,526,203
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

NOTE J--INVESTMENT

    In conjunction with the sale of Oh La La! (see note F), the Company received 233,333 shares of the purchaser's convertible preferred stock and a convertible note receivable in the amount of $750,000. On March 31, 1997, the Company and the purchaser agreed that the Company would cancel $250,000 of the note for the assumption of certain liabilities of the Company, accelerate the payment of $145,000 to May 1997 and exchange the remaining note of $355,000 and the convertible preferred stock for 273,333 shares of the purchaser's common stock. The Company recognized a loss on the exchange and conversion of the note receivable in the amount of $275,000. Fair value of the common stock at the date of conversion was determined through recent common stock issuances of the purchaser to third parties.

    At March 31, 1997, the Company's investment consists of a 30 percent interest in Good Food Fast Companies (GFF). At this date, GFF's total assets, liabilities and net income for the three months then ended were approximately $4,500,000, $3,000,000 and $21,000, respectively, based on information provided by GFF. The Company's Chairman of the Board was a director of GFF until his resignation from the GFF board on June 6, 1997.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE K--ACCRUED LIABILITIES

    Accrued liabilities at March 31, consist of the following:

                                                                           1997        1996
                                                                        ----------  ----------
Accrued payroll.......................................................  $  133,640  $  243,948
Accrued payroll taxes.................................................      74,997     142,973
Settlement expense....................................................     170,000      --
Accrued interest......................................................     100,936      11,074
Other.................................................................     140,851     328,249
                                                                        ----------  ----------
                                                                        $  620,424  $  726,244
                                                                        ----------  ----------
                                                                        ----------  ----------

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1997, 1996 AND 1995

NOTE L--RELATED PARTIES

    Baycor Venture, Inc. (Baycor) is a wholly owned subsidiary of Baycor Capital Inc., of Alberta, Canada which owns several other Canadian corporations. A principal shareholder of Baycor Capital, Inc. is Chairman of the Board of the Company. The individual was paid $75,000, $94,328 and $99,603 under the terms of an employment agreement during the years ended March 31, 1995, 1996 and 1997, respectively. The Company also reimburses Baycor for travel and entertainment expenses incurred by officers of Baycor on behalf of the Company. At March 31, 1997 and 1996, the Company owed Baycor $44,275 and $22,637, respectively, for expense reimbursement and compensation.

    During the year ended March 31, 1997, the Company received a bridge loan from Alta Petroleum, Inc. (Alta). Alta Petroleum, Inc.'s vice president is a board member of the Company. The balance outstanding at March 31, 1997 is $300,000, which is due May 31, 1997. Subsequent to year end, the Company received an additional $275,000.

    At March 31, 1997 and 1996, the Company had notes receivable outstanding of $185,000 from Baycor and $39,900 and $50,200, respectively, from a vice president of the Company.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE M--LONG-TERM DEBT

                                                                                            1997          1996
                                                                                        ------------  ------------
Long-term debt at March 31, consists of the following:
Note payable to Chart House Enterprises, Inc. The note bears interest at ten percent per annum and is payable interest only for the first twelve months beginning
  February 1, 1996, and thereafter principal payments shall be payable in eight equal quarterly payments in amounts sufficient to fully amortize the entire principal balance over a period of eight quarters. The note is collateralized by franchisee
  note receivables. The Company was in default as of March 31, 1997.                    $    836,282  $    965,000
Note payable to Chart House Enterprises, Inc., due April 30, 1997. The note bears interest at ten percent per annum and is payable quarterly in arrears. The note is
  collateralized by certain Company owned stores.                                            --            385,000
Loan payable to Sanwa Bank, due March 31, 1996. The loan bears interest at 9.3125% and
  is collateralized by certain Company owned stores.                                         --            350,000
Tenant improvement loans with terms calling for monthly principal and interest payments over a period ranging from one to ten years with interest rates ranging
  from 7.5 to 11 percent.                                                                     88,836       217,946
Note payable to Alta Petroleum, related party, due May 31, 1997. The note bears interest at 14% and is collateralized by all Paradise Bakery, Inc. shares. This
  balance is outstanding as of July 8, 1997.                                                 300,000       --
Loan payable to Imperial Business Credit, Inc. The note bears interest at 12.551% per annum. Payments of $20,304 are due monthly. The loan is collateralized by all equipment, receivables and inventory of the Paradise Company owned stores. The loan is subject to certain requirements and covenants of which the Company is not in
  compliance.                                                                                720,370       --
                                                                                        ------------  ------------
                                                                                           1,945,488     1,917,946
    Less current maturity                                                                  1,945,488       746,785
                                                                                        ------------  ------------
                                                                                        $    --       $  1,171,161
                                                                                        ------------  ------------
                                                                                        ------------  ------------

NOTE N--PREFERRED STOCK

    The Company has authorized 25,000,000 shares of no par Series B Redeemable Preferred Stock (Series B). Holders of Series B stock are entitled to receive dividends and any other distribution when and as declared by the Board of Directors of the Company out of the assets of the Company that are legally available therefore, at the rate of $0.01 per share per annum and no more, prior to the payment of any distributions to holders of the Common Shares. Dividends on the Series B stock shall be payable semi-annually on September 30 and March 31 of each year. In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of Preferred Stock shall receive an amount equal to $.20 per share and all accrued and unpaid dividends, before any amount shall be paid to the holders of the Common Shares.

    The holders of Series B stock shall be entitled to vote only upon failure of the Company to pay dividends if the Company is legally entitled to make such payment. The Series B stock shall be convertible

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE N--PREFERRED STOCK (CONTINUED)
and may also be redeemed at any time after March 31, 1995, at the request of the holder or the Company, at an amount equal to 110% of the contributed capital per share of Preferred Stock plus all accrued and unpaid dividends. In addition, on or before March 31, 1995, the Company may redeem the Series B stock at an amount equal to 115% of contributed capital per share plus all accrued and unpaid dividends in the event of a change of control of the Company or a public offering of the Common Shares. There was no Preferred Stock issued or outstanding at March 31, 1996 and 1997.

NOTE O--CONVERTIBLE DEBT

    The Company issued through private placements, convertible notes in the amount of $3,500,000. The first note in the amount of $2,000,000 is due on December 15, 1997 with interest payable quarterly beginning on March 15, 1996 at the rate of 8% per year. The note is convertible into common stock of the Company after February 28, 1996 under certain terms and conditions. As of March 31, 1997, $900,000 had been converted into 1,276,593 common shares, leaving convertible notes payable of $1,100,000.

    The second series of notes in the amount of $1,500,000 are due on January 29, 1998 with interest payable quarterly beginning on March 15, 1996 at the rate of 8% per year. These are convertible into common stock of the Company after April 12, 1996 under certain terms and conditions. As of March 31, 1997, $1,154,250 had been converted into 2,034,590 common shares, leaving convertible notes payable of $345,750.

    The investors have the option to convert any part of the outstanding and unpaid principal amount of the notes at any time, or from time to time, at the conversion price stipulated in the note agreement.

NOTE P--STOCKHOLDERS' EQUITY

1.  STOCK SPLIT

    On June 8, 1994, the Company declared a five-for-four stock split effected in the form of 25% stock dividend on its Common Stock, without par value, to be payable on July 15, 1994 to shareholders of record on June 30, 1994. On or prior to June 10, 1994, employees and officers holding securities, including warrants and options, waived their rights to receive the stock split and also waived the impact such stock split would have on any options or warrants held by the security holders, including, but not limited to, any anti-dilution provisions relating to such options and warrants. All references in the financial statements to number of shares and per share data of the Company's common stock have been adjusted as appropriate to reflect this stock split.

2.  ESCROW AGREEMENT

    Certain stockholders, directors and officers of the Company (the "Security Holders") placed an aggregate of 855,300 of their currently outstanding Company shares in escrow (the "Escrowed Shares") in connection with the Company's public offering of its Common Stock in May of 1994. The Escrow Agreement provides that the Escrowed Shares be released to the Security Holders if the Company achieves certain earnings requirements during the fiscal years ended March 31, 1995, 1996, 1997 and 1998. The Company has not achieved the requirements during its 1995, 1996 or 1997 fiscal years. In the event that the Company does not meet any of the earnings requirements by March 1998, all of the escrowed

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE P--STOCKHOLDERS' EQUITY (CONTINUED) shares shall be released in March 1999. If any Security Holder exercises warrants or options to acquire additional Common shares of the Company ("Additional Shares"), one-third of such Additional Shares must be placed in escrow and will be released pursuant to the Escrow Agreement as if they were Escrowed Shares.

NOTE Q--STOCK OPTIONS AND WARRANTS

1.  INCENTIVE STOCK OPTION PLAN

    Effective November, 1993, the Company adopted a Stock Option Plan (the "1993 Plan") under which options to purchase a maximum of 1,250,000 shares of Common Stock may be granted to selected officers, directors and key full-time salaried employees of the Company. Under the 1993 Plan, options may, at the discretion of the Board of Directors, be granted either as Incentive Stock Options (as defined in the Internal Revenue Code of 1986, as amended) or as Nonstatutory Stock Options. The options will have an exercise price of not less than the fair market value of the Common Stock on the date the option is granted and, unless otherwise provided by the Board of Directors, will vest over a five-year period, with 20% of the shares exercisable at the end of each year the grantee has completed as a director or employee of the Company.

    The fixed stock option plan is accounted for under APB Opinion No. 25 and related Interpretations. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, the Company's loss and net loss per share would have been increased to the pro forma amounts indicated below.

                                                                     1997            1996
                                                                --------------  --------------
Net loss......................................     As reported  $   (5,326,192) $   (3,966,426)
                                                Pro forma.....  $   (5,718,452) $   (4,083,046)
Net loss per share............................     As reported  $         (.46) $         (.61)
                                                     Pro forma  $         (.50) $         (.63)

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in the years ended March 31, 1997 and 1996: expected volatility of 80 percent; risk-free interest rate of 6.05 and 5.8 percent, respectively; and expected lives of 1.5 and 1.0 years, respectively.

    On July 31, 1996, the Company modified the exercise price of all outstanding options from $1.75-- $2.00 per share to $.75 per share. Also on July 31, 1996, the Company canceled the stock options under the 1993 Plan for certain directors and officers and issued 1,200,000 warrants to those individuals. The warrants are included in the table below.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE Q--STOCK OPTIONS AND WARRANTS (CONTINUED)
    A summary of the status of the Company's fixed stock option plan and warrants issued to directors and officers as of March 31, 1997 and 1996 and changes during the years then ended are presented below.

                                                                             1997                       1996
                                                                   -------------------------  ------------------------
                                                                                  WEIGHTED                  WEIGHTED
                                                                                   AVERAGE                   AVERAGE
                                                                                  EXERCISE                  EXERCISE
                                                                      SHARES        PRICE       SHARES        PRICE
                                                                   ------------  -----------  -----------  -----------
Outstanding at beginning of year.................................     1,100,000   $    1.89       298,750   $    2.56
Granted
  Options........................................................     1,183,500   $     .75     1,100,000   $    1.89
  Warrants.......................................................     1,200,000   $     .75       --        $  --
Exercised........................................................       --        $  --           --        $  --
Forfeited........................................................    (1,241,000)  $    1.76      (298,750)  $    2.56
                                                                   ------------               -----------
Outstanding at end of year.......................................     2,242,500         .75     1,100,000   $    1.89
Options and warrants exercisable at year end.....................     1,719,014   $     .75        87,000   $    1.89
Weighted-average fair value of options and warrants granted
  during the year................................................                 $     .20                 $     .62

    The following information applies to options and warrants issued to directors and officers outstanding at March 31, 1997:

  Number outstanding............................................  2,242,500
  Range of exercise prices......................................  $     .75
  Weighted-average exercise price...............................  $     .75
  Weighted-average remaining life...............................       3.25

2.  WARRANTS

    In July 1993, the Company granted warrants to purchase 225,000 shares of common stock at $1.60 per share to management consultants. The warrants expire at the end of five years.

    In May 1994, the Company granted warrants to purchase 150,000 shares of common stock at $9.90 per share to the underwriter group involved with the initial public offering.

    In July 1995, the Company granted warrants to purchase 682,000 shares of common stock at $2.58 per share for consulting services. The warrants expired on July 2, 1997.

    In August 1995, the Company granted warrants to purchase 150,000 shares of common stock at $1.50 per share for consulting services. The warrants expire in August 2002.

    In January 1996, the Company granted warrants to purchase 100,000 shares of common stock at $2.75 per share for consulting services. The warrants expire in January 2001.

    In July 1996, the Company granted warrants to purchase 300,000 shares of common stock at a resulting exercise price of $.28125 per share. The warrants were granted in conjunction with a debt issuance and they expire June 30, 2000.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE Q--STOCK OPTIONS AND WARRANTS (CONTINUED)
    In September 1996, the Company granted warrants to purchase 769,230 shares of common stock at $1.25 per share in conjunction with a stock subscription agreement. The warrants expire September 23, 1998.

    In October 1996, the Company granted warrants to purchase 50,000 shares of common stock at a resulting exercise price of $.28125 per share. The warrants were granted in conjunction with a debt issuance and they expire June 30, 2000.

    In February 1997, the Company issued the following warrants for consulting services:

    (a) warrants to purchase 300,000 shares of common stock at 60 percent of the prior day's closing bid price per share and warrants to purchase 300,000 shares of common stock at 75 percent of the prior day's closing bid price per share; these warrants are effective for 120 days, and 525,000 of such warrants were exercised subsequent to March 31, 1997.

    (b) warrants to purchase 600,000 shares of common stock at $.75 per share effective for 120 business days following the exercise or expiration of all of the warrants described in (a), above.

    (c) warrants to purchase 600,000 shares of common stock at $.75 per share effective for 120 business days following the exercise or expiration of all of the warrants described in (b), above.

NOTE R--LEASE COMMITMENTS, RENT EXPENSE, AND DEPOSIT

    The Company has entered into a five and one-half year lease of office space for its corporate headquarters commencing on March 31, 1996, and ending July 31, 2001.

    Future minimum rents are as follows for each of the years ending March 31:

                                                                       CAPITAL     OPERATING
                                                                        LEASE        LEASE
                                                                      ----------  ------------
1998................................................................  $   42,240  $  1,408,740
1999................................................................      42,240     1,258,921
2000................................................................      42,240     1,165,787
2001................................................................      38,720       896,444
2002................................................................      --           590,201
Thereafter..........................................................      --           768,784
                                                                      ----------  ------------
Future minimum lease payments.......................................     165,440  $  6,088,877
                                                                                  ------------
                                                                                  ------------
Amounts representing interest.......................................      42,005
                                                                      ----------
Present value of minimum lease payments.............................  $  123,435
                                                                      ----------
                                                                      ----------

    All amounts due under capital lease obligations are for cafe equipment with a net book value of approximately $123,000.

    In addition to minimum rents, the Company is required to pay its share of taxes, insurance, common area maintenance, and percentage rents of 1% to 2% of sales.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE R--LEASE COMMITMENTS, RENT EXPENSE, AND DEPOSIT (CONTINUED)
    Rent expense included in these financial statements for facilities leased by the Company is $1,970,428, $1,214,064, and $114,090 for the applicable years ended March 31, 1997, 1996 and 1995, respectively.

NOTE S--INCOME TAXES

    As of March 31, 1997, the Company has accumulated net operating losses of approximately $12,8000,000. These losses can be carried forward and applied against future income of the Company for federal and state income tax purposes. The net operating losses will begin to expire in 2008 for federal purposes and in 2002 for state purposes, if not previously utilized. For state income tax purposes, the use of the net operating loss is limited to approximately 50% of the federal net operating loss. Under U.S. tax rules, the Company, as a result of the Paradise acquisition is subject to certain limitations as to the use of net operating losses in any one year. A valuation allowance totally offsets the balance of the deferred tax asset related to these net operating losses, as it is more likely than not that the Company will not realize the deferred tax assets.

                                                                       1997          1996
                                                                   ------------  ------------
Deferred tax assets:
  Net operating losses...........................................  $  5,120,000  $  2,800,000
  Temporary differences:
    Franchise fees collected.....................................       208,000       287,000
    Depreciation and other.......................................        40,000        20,000
  Valuation allowance............................................    (5,368,000)   (3,107,000)
                                                                   ------------  ------------
                                                                   $    --       $    --
                                                                   ------------  ------------
                                                                   ------------  ------------

NOTE T--COMMITMENTS

    The Company has employment agreements with five key employees, with annual salary requirements totaling $460,000. Annual increases are tied to economic indicators, and include potential bonuses at the discretion of the Board of Directors.

    The Company is involved in litigation in the normal course of business. Management believes that such litigation is without merit and the disposition of such litigation would not have a material effect on the Company.

NOTE U--SIGNIFICANT FOURTH QUARTER ADJUSTMENTS

    As of March 31, 1997, an adjustment of approximately $375,000 was recorded to establish an allowance for uncollectible accounts, $191,000 of which is related to events that occurred in the fourth quarter.

    During the year ended March 31, 1997, the Company issued warrants in connection with consulting services. The fair value of the warrants was determined to be approximately $250,000. An adjustment of approximately $140,000 and $110,000, respectively, was made as of March 31, 1997 to record consulting and prepaid expenses relating to this amount. Warrants with a fair value of $71,600 were issued in the fourth quarter and are included in the above amount.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE U--SIGNIFICANT FOURTH QUARTER ADJUSTMENTS (CONTINUED)
    As of March 31, 1997, the Company recorded an adjustment to the value of the 233,333 shares of GFF preferred stock in the amount of approximately $230,000 (see Note J).

    As of March 31, 1997, an adjustment of $113,000 was recorded to amortize deferred debt issuance costs as a result of the debt not being converted. This amount is included in the interest expense.

NOTE V--SUBSEQUENT EVENTS

    In May 1997, the Company closed its Java Centrale Palo Alto location. An impairment write-down of approximately $283,000 was recorded for this location as of March 31, 1997.

    In July 1997, the Company agreed to restructure $1,000,000 of the convertible debt into a note due no later than January 1998. The share of Paradise Bakery, Inc. were pledged as collateral and an additional $250,000 was added to the balance of the note to eliminate its conversion feature.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                                                      MARCH 31,
                                                                                                         1997
                                                                                    SEPTEMBER 30,   --------------
                                                                                         1997
                                                                                    --------------
                                                                                     (UNAUDITED)
                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.......................................................  $      414,000  $      351,000
  Notes receivable--current.......................................................         274,000         448,000
  Accounts receivable, net........................................................         515,000         592,000
  Inventories.....................................................................         291,000         314,000
  Prepaid expenses and other......................................................         164,000         397,000
                                                                                    --------------  --------------
    Total current assets..........................................................       1,658,000       2,102,000

PROPERTY AND EQUIPMENT, NET.......................................................       2,514,000       2,781,000
NOTES RECEIVABLE..................................................................         265,000         990,000
NOTES RECEIVABLE--OFFICER.........................................................         225,000         241,000
DEFERRED CHARGES AND OTHER........................................................         357,000         317,000
INVESTMENT........................................................................         547,000         547,000
INTANGIBLE ASSETS.................................................................       3,891,000       4,041,000
                                                                                    --------------  --------------
                                                                                    $    9,457,000  $   11,019,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable................................................................  $    1,274,000  $    1,124,000
  Accrued liabilities.............................................................         727,000         619,000
  Due to related parties..........................................................         165,000          44,000
  Current maturities of long-term debt............................................       3,082,000       1,946,000
  Convertible debt................................................................        --             1,197,000
  Current capital lease obligations...............................................          28,000          28,000
                                                                                    --------------  --------------
    Total current liabilities.....................................................       5,276,000       4,958,000

DEFERRED REVENUES.................................................................         515,000         576,000
CONVERTIBLE DEBT..................................................................        --               249,000
CAPITAL LEASES....................................................................          84,000          96,000
OTHER LIABILITIES.................................................................          97,000          70,000
STOCKHOLDERS' EQUITY:
  Common stock, no par, 25,000,000 shares authorized, issued and outstanding
    shares; 22,005,044 at September 30, 1997, and 13,743,804 at March 31, 1997....      19,317,000      18,508,000
  Accumulated deficit.............................................................     (15,832,000)    (13,438,000)
                                                                                    --------------  --------------
                                                                                         3,485,000       5,070,000
                                                                                    --------------  --------------
                                                                                    $    9,457,000  $   11,019,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

        The accompanying notes are an integral part of these statements.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                       THREE MONTHS ENDED SEPTEMBER        SIX MONTHS ENDED
                                                                   30,                      SEPTEMBER 30,
                                                       ----------------------------  ----------------------------
                                                           1997           1996           1997           1996
                                                       -------------  -------------  -------------  -------------
Revenue:
  Company cafe sales.................................  $   2,259,000  $   3,542,000  $   4,444,000  $   7,556,000
  Franchise operations...............................         54,000        123,000        104,000        203,000
  Royalties..........................................        318,000        317,000        616,000        614,000
  Sales of equipment and supplies....................         18,000         10,000         33,000        108,000
                                                       -------------  -------------  -------------  -------------
    Total revenue....................................      2,649,000      3,992,000      5,197,000      8,481,000

Cost of company sales:
  Food and beverage..................................        776,000      1,230,000      1,520,000      2,652,000
  Labor..............................................        791,000      1,259,000      1,556,000      2,745,000
  Direct and occupancy...............................        514,000        701,000      1,011,000      1,564,000
  Cost of equipment and supplies.....................          6,000          1,000         24,000        102,000
  Depreciation.......................................        120,000        162,000        240,000        321,000
  Other..............................................         42,000         41,000         42,000         90,000
                                                       -------------  -------------  -------------  -------------
    Total cost of company sales......................      2,249,000      3,394,000      4,393,000      7,474,000

Selling, general and administrative..................      1,122,000      1,009,000      2,061,000      2,112,000
Depreciation and amortization........................        103,000        160,000        207,000        319,000
Loss associated with cart and cafe closure...........        475,000        130,000        475,000        129,000
Bad debt expense.....................................         50,000       --              123,000       --
Settlement expense...................................         31,000       --               55,000       --
Loss (gain) on sale of cafes.........................       --               30,000       --              (36,000)
                                                       -------------  -------------  -------------  -------------
    Total operating loss.............................     (1,381,000)      (731,000)    (2,117,000)    (1,517,000)

Other income (expense):
  Interest expense...................................       (223,000)       (90,000)      (332,000)      (178,000)
  Interest income....................................         12,000         25,000         41,000         48,000
  Other income.......................................          9,000         48,000         14,000        136,000
                                                       -------------  -------------  -------------  -------------
    Net loss.........................................  $  (1,583,000) $    (748,000) $  (2,394,000) $  (1,511,000)
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Net loss per weighted average equivalent common share
  outstanding........................................  $       (0.10) $       (0.07) $       (0.16) $      (0. 15)
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Equivalent common shares outstanding.................     16,502,573     10,946,633     15,439,364      9,985,470

        The accompanying notes are an integral part of these statements.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      ------------  --------------
Increase (decrease) in cash Net cash flows from operating activities:...............  $   (195,000) $   (1,138,000)
                                                                                      ------------  --------------
Cash flows from investing activities: Purchase of property and equipment............       (30,000)       (200,000)
Proceeds from the sale of assets....................................................       --              351,000
                                                                                      ------------  --------------
  Net cash provided by (used in) investing activities...............................       (30,000)        151,000
                                                                                      ------------  --------------
Cash flows from financing activities:
  Proceeds from warrant conversions.................................................       142,000        --
Proceeds from the issuance of common stock..........................................       272,000         963,000
Proceeds from short term borrowings and capital lease obligations...................       225,000         815,000
Principal payment on notes payable and capital lease obligations....................      (351,000)       (475,000)
                                                                                      ------------  --------------
  Net cash provided by (used in) financing activities...............................       288,000       1,303,000
                                                                                      ------------  --------------
  Net (decrease) in cash............................................................        63,000         316,000
Cash and cash equivalents, beginning of period......................................  $    351,000  $    1,182,000
                                                                                      ------------  --------------
Cash and cash equivalents, end of period............................................  $    414,000  $    1,498,000
                                                                                      ------------  --------------
                                                                                      ------------  --------------
Cash paid for:
      Interest......................................................................  $    149,000  $      205,000

NON-CASH TRANSACTIONS:

    During the six months ended September 30, 1997, the Company decreased deferred revenues through accounts and notes receivable totaling $70,000, and during the six months ended September 30, 1996, the Company increased deferred revenues through accounts and notes receivable totaling $290,000.

    During the six months ended September 30, 1996, the Company terminated eight franchise agreements, refunded $28,000, and canceled $45,000 in notes associated with franchise fees.

    During the six months ended September 30, 1997, the holders of the convertible debt converted $446,000 of the notes into 2,386,226 common shares of stock pursuant to the terms of the notes. During the six months ended September 30, 1996, the holders of the convertible debt converted $1,750,000 of the notes into 2,580,194 shares of common stock pursuant to the terms of the notes.

    During the fiscal year ended March 31, 1997 the Company issued 200,000 shares of common stock valued at $50,000 pursuant to a consulting agreement. During the six months ended September 30, 1997, the Company recognized consulting expense of $42,000 as a result of issuance of these shares.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

During the fiscal year ended March 31, 1997, the Company issued warrants valued at $240,000 pursuant to consulting agreements. During the six months ended September 30, 1997, the Company recognized consulting expenses of $102,000 as a result of issuance of these warrants.

    During the six months ended September 30, 1997 and September 30, 1996 the Company expensed $447,000 and $640,000, respectively, for depreciation and amortization.

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

    Sale of certain assets of Java Centrale, Inc., and subsidiary for the six months ended September 30, 1996.

Cash received....................................................  $ 351,000
Note receivable..................................................    604,000
Liabilities assumed..............................................     69,000
Net book value of assets sold....................................   (988,000)
                                                                   ---------
Gain on sale of assets...........................................  $  36,000
                                                                   ---------
                                                                   ---------

                      JAVA CENTRALE, INC., AND SUBSIDIARY

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements have been prepared without audit and do not include certain notes and certain financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the Company's financial statements included with the Annual Report, on Form 10-K filed with the Security and Exchange Commission for the fiscal year ended March 31, 1997. It should be understood that accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operation for the six months ended September 30, 1997 are not necessarily indicative of results that can be expected for the full fiscal year.

    The September 30, 1997 financial statements included herein are unaudited. They contain, however, all adjustments which in opinion of management, are necessary to present fairly the financial position of the Company as of September 30, 1997 and March 31, 1997; and the results of its operations and its cash flows for the six months ended September 30, 1997 and 1996 respectively.

    Certain reclassifications have been made to the 1996 financial statement to conform to the 1997 presentation.

NOTE 2--STOCKHOLDERS' EQUITY

A.  CONVERSION OF CONVERTIBLE DEBT.

    The Company issued, through private placements, convertible notes in the amount of $3,500,000.

    The first note, in the amount of $2,000,000, was due on December 15, 1997, with interest payable quarterly beginning on March 15, 1996, at the rate of 8% per year. The note was convertible into common stock of the Company after February 26, 1996, under certain terms and conditions. As of September 30, 1997, $1,000,000 had been converted into 1,846,394 shares of common stock. The remaining principal balance of $1,000,000 was restructured to remove the conversion feature in July 1997. The restructured note is due no later than January 1, 1998. Paradise Bakery, Inc. common shares have been pledged as collateral and $250,000 has been added to the principal balance of the note as consideration for the elimination of the conversion feature of the note.

    The second series of notes, in the amount of $1,500,000, was due January 29, 1998, with interest payable quarterly beginning on March 15, 1996, at the rate of 8% per year. These notes were convertible into common stock of the Company after April 12, 1996, under certain terms and conditions. As of September 30, 1997, the entire $1,500,000 had been converted into 3,851,029 common shares.

B.  WARRANTS EXERCISED

    In May 1997 warrants were exercised for 575,000 common shares of stock for proceeds of $142,000.

    In September 1996 warrants were exercised for 250,000 shares of common stock for proceeds of $63,000.

C.  ISSUANCE OF ADDITIONAL COMMON SHARES

    In August 1997 the Company entered into an agreement to raise equity capital through a private placement. From September through October 1997, 25 units, representing 6,250,000 common shares, were sold providing net proceeds of $544,000 to the Company.

                      JAVA CENTRALE, INC., AND SUBSIDIARY

NOTE 2--STOCKHOLDERS' EQUITY (CONTINUED)
    During the six months ended September 30, 1996, the Company completed certain private placements of restricted common shares resulting in the issuance of 1,538,462 common shares for net proceeds of $900,000.

D.  SALE OF ASSETS

    In December of 1996, the Company sold the assets of Oh La La! to Good Food Fast Companies, Inc. "GFF" for $1,250,000 in cash, 233,333 shares of preferred stock and a $750,000 convertible note receivable due in 1999. On March 31, 1997, the Company agreed with GFF to exchange $250,000 of the convertible note receivable for the assumption of certain liabilities of the Company, exchange 233,333 preferred shares for 233,333 shares of common stock, accelerate a payment of $145,000 due under the note receivable to May 1997 and convert the remaining $355,000 balance of the note into 40,000 shares of GFF common stock. The common shares of GFF as of September 30, 1997 have been valued at $2.00 per share based on the estimated fair value of such shares at the time they were acquired.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article V of the Registrant's Amended and Restated Articles of Incorporation (the "Articles") provides that the liability of directors of the Registrant for monetary damages is eliminated to the fullest extent permissible under California law.

    Article VI of the Articles provides that the Registrant is authorized to indemnify its directors and officers to the fullest extend permissible under California law.

    Article VI of the Registrant's Amended and Restated Bylaws (the "Bylaws") provides, with certain qualifications, that the Registrant shall have the power to indemnify any person, who is or is threatened to be made a party to proceeding by reason of the fact that he or she is or was an officer, director, employee, or agent of the Registrant, for all costs, expenses and other amounts actually and reasonably incurred in connection with such proceeding. The foregoing indemnification is conditioned upon a finding, by either (i) the uninterested members of the Registrant's Board of Directors, (ii) its shareholders, (iii) independent legal counsel in a written opinion, or (iv) the court in which the proceeding is or was pending, that the person seeking indemnification was acting in good faith and in a manner reasonably believed to be in the best interests of the Registrant, or in the case of a criminal proceeding that he or she had no reasonable cause to believe that his or her conduct was unlawful.

    As authorized by the foregoing Article and Bylaw provisions, the Registrant and each of its Directors and executive officers individually have entered into indemnification agreements whereby the Registrant agreed to indemnify such individuals against any claims or expenses they may incur as a result of serving the Registrant in those or other capacities, provided that the person seeking indemnification was acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, or in the case of a criminal proceeding that he or she had no reasonable cause to believe that his or her conduct was unlawful. Additionally, the Registrant has entered into separate Indemnification Agreements, with the Registrant's principal corporate shareholder and the corporation which holds all of that company's stock, which provide similar indemnification against claims and expenses arising out of those relationships and certain consulting arrangements between those entities and the Registrant.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the Shares being registered, other than underwriting discounts and commissions, if any, incurred by the Selling Stockholders in sales of Shares effected through intermediaries. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee. The Registrant will bear all of the expenses listed below.

Securities and Exchange Commission
Registration Fee...................................................................  $   4,316
Accounting Fees....................................................................     10,000
Legal Fees.........................................................................     10,000
Miscellaneous......................................................................      5,000
                                                                                     ---------
    Total..........................................................................  $  29,316
                                                                                     ---------
                                                                                     ---------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    Since January 1 1995, the Registrant has sold the following securities without registration under the Securities Act. Unless otherwise indicated, no underwriters participated in the transactions listed below. All shares and price per share information has been restated to reflect the Company's one-for-ten reverse stock split effective December 19, 1997.

1. On March 31, 1995, the Registrant issued 60,000 shares of its Common Stock to Oh La La!, Inc., in a privately negotiated transaction, as part of the consideration for the purchase of certain assets.

2. On August 30, 1995, the Registrant issued 10,000 shares of its Common Stock to Samual Investors International, LDC, for proceeds of $562,100 in cash, in a privately negotiated transaction. Associated with this transaction there were underwriter fees of $86,126. On the basis of certain disclosures made and agreements entered into by Samual Investors International LDC, the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

3. On August 11, 1995, the Registrant issued 8,359 shares of its Common Stock to Java Southeast Partners, L.P., a Delaware Limited Partnership, in a privately negotiated transaction, as partial consideration for a stock-for-stock exchange in a newly formed Delaware corporation Java Southeast, Inc. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

4. On September 8, 1995, the Registrant issued 12,457 shares of its Common Stock to Graham Pacific, Inc., a Washington corporation, one of its former franchisees, in a privately negotiated transaction as part of the consideration for certain assets pursuant to an Agreement of Purchase and Sale of Assets dated June 30, 1995. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

5. On September 11, 1995, the Registrant issued 4,500 share of its Common Stock to Java State Street, Inc., a Massachusetts corporation, one of its former franchisees, in a privately negotiated transaction as part of the consideration for certain assets pursuant to an Agreement of Purchase and Sale of Assets dated August 4, 1995. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

6. On September 11, 1995, the Registrant issued 300 shares of its Common Stock to Alcott Simpson & Company, Inc. as compensation for certain financial and other consulting services which had been and were expected to be rendered to the Registrant by Alcott Simpson & Company, Inc. pursuant to a Consulting Agreement dated July 2, 1995. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

7. September 11, 1995, the Registrant issued 20,000 shares of its Common Stock to Franchise Development Corporation as compensation for certain financial and other consulting services, which had been and were expected to be rendered to the Registrant by Franchise Development Corporation pursuant to a Consulting Agreement dated July 2, 1997. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

8. September 11, 1995, the Registrant issued 10,000 shares of its Common Stock to Moore Emerging Markets Fund, Ltd., a British Virgin Islands corporation, for an aggregate of $497,000 in cash, in a privately negotiated transaction. Associated with this transaction, the Registrant paid underwriter fees of $80,176. On the basis of certain disclosures made and agreements entered into by Moore Emerging Markets Fund, Ltd., the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

9. September 11, 1995, the Registrant issued 10,000 shares of its Common Stock to Moore Global Investments Fund, Ltd., a British Virgin Islands corporation, for $497,000 in cash, in a privately negotiated transaction. Associated with this transaction, the Registrant paid underwriter fees of $80,176. On the basis of certain disclosures made and agreements entered into by Moore Emerging Markets Fund, Ltd., the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

10. September 12, 1995, the Registrant issued 25,000 shares of its Common Stock to Kew Capital, Ltd., a British Virgin Islands corporation, for $1,656,250 in cash, in a privately negotiated transaction. Associated with this transaction, the Registrant paid underwriter fees of $185,585. On the basis of certain disclosures made and agreements entered into by Kew Capital, Ltd., the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

11. September 20, 1995, the Registrant issued 28,000 shares of its Common Stock to Banque Franck, a Swiss corporation, for $1,495,200 in cash, in a privately negotiated transaction. Associated with this transaction, the Registrant paid underwriter fees of $302,767. On the basis of certain disclosures made and agreements entered into by Banque Franck., the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

12. September 20, 1995, the Registrant issued 4,600 shares of its Common Stock Mr. David Jones, an individual resident and citizen of Switzerland, for $245,640 in cash, in a privately negotiated transaction. Associated with this transaction, the Registrant paid underwriter fees of $49,740. On the basis of certain disclosures made and agreements entered into by David Jones, the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

13. On September 27, 1995, the Registrant issued 5,000 shares of its Common Stock to GEM Ventures Inc., a Nevada corporation, one of its former franchisees, in a privately negotiated transaction as part of the consideration for certain assets pursuant to an Agreement of Purchase and Sale of Assets dated August 18, 1995. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

14. On October 19, 1995, the Registrant issued 583 shares of its Common Stock to Java Southeast Partners, L.P., a Delaware Limited Partnership, in a privately negotiated transaction, as partial consideration for a stock-for-stock exchange in a newly formed Delaware corporation Java Southeast, Inc. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

15. On October 25, 1995, the Registrant issued 2,000 shares of its Common Stock to Lone Star Java, Inc., a Texas corporation, one of its former franchisees, in a privately negotiated transaction as part of the consideration for certain assets pursuant to an Agreement of Purchase and Sale of Assets dated October 2, 1995. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

16. On November 8, 1995, the Registrant sold 30,000 shares of its Common Stock to Baycor Ventures, Inc. for an aggregate of $120,166, pursuant to the exercise of certain stock purchase options originally issued to Baycor Ventures, Inc. on September 16, 1992. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

17. On December 17, 1995, the Registrant issued additional 30,208 shares of its Common Stock to Kew Capital, Ltd., a British Virgin Island corporation, as an adjustment to the number of shares originally delivered pursuant to the September 12, 1995 sale described above. The Company in connection with this issuance received no additional compensation. On the basis of certain disclosures made and agreements entered into by Kew Capital, Ltd., the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

18. On January 4, 1996, the Registrant issued additional 33,649 shares of its Common Stock to Banque Franck, a Swiss corporation, as an adjustment to the number of shares originally delivered pursuant to the September 12, 1995 sale described above. The Company in connection with this issuance received no additional compensation. On the basis of certain disclosures made and agreements entered into by Banque Franck., the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

19. On January 4, 1996, the Registrant issued additional 9,012 shares of its Common Stock to Mr. David Jones, an individual resident and citizen of Switzerland, as an adjustment to the number of shares originally delivered pursuant to the September 20, 1995 sale described above. The Company in connection with this issuance received no additional compensation. On the basis of certain disclosures made and agreements entered into by Mr. David Jones., the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

20. On January 17, 1996, the Registrant issued 43,185 shares of its Common Stock to Founders Venture, Inc., in a privately negotiated transaction, as partial consideration for the purchase of certain Paradise Bakery, Inc. franchises owned by the seller and valued in the aggregate at $383,038. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

21. On January 17, 1996, the Registrant issued 7,407 shares of its Common Stock to Venture 88, Inc., in a privately negotiated transaction, as partial consideration for the purchase of certain Paradise Bakery, Inc. franchises owned by the seller and valued in the aggregate at $84,439. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

22. On September 28, 1995, the Registrant exercised a conversion option under a promissory Note held by PSSS, Inc. to convert the principal balance of the
    Note into 2,340 shares of the Registrant's Common Stock. The Note had been issued in 1995 as part of the consideration for the purchase of certain assets of Oh-La-La!, Inc., the corporate predecessor of PSSS, Inc., in a transaction approved by the Bankruptcy Court supervising the estate of Oh-La-La!, Inc. The principal balance of the Note at the time of conversion was $748,800. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The shares so issued were subsequently registered on a Registration Statement on Form S-3, (Commission File Registration No. 33-80015), which became effective on January 4, 1996.

23. On April 26, 1996, the Registrant issued 4,000 shares of its Common Stock to Out and Back Enterprises, Inc., a Illinois corporation, one of its former franchisees, in a privately negotiated transaction, as part of the consideration for certain of its assets pursuant to an Agreement of Purchase and Sale of Assets. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

24. September 9, 1996, the Registrant sold 25,000 shares of its Common Stock to Growth Science Ventures, Inc., a Nevada corporation, for an aggregate of $62,500, pursuant to the exercise of certain stock purchase options originally issued to Growth Science Ventures, Inc. on June 12, 1997 pursuant a Consulting Agreement. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

25. On September 25, 1996, the Registrant sold 76,9,23 shares to Alana Group, Ltd., a British Virgin Islands corporation, for $485,000 in cash, in a privately negotiated transaction. Underwriter fees associated with this transaction totaled $42,000. On the basis of certain disclosures made and agreements entered into by Alana Group, Ltd., the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

26. On September 25, 1996, the Registrant sold 76,9,23 shares to H.I.G. Securities Investment, Ltd., a British Virgin Islands corporation, for $485,000 in cash, in a privately negotiated transaction. Underwriter fees associated with this transaction totaled $42,000. On the basis of certain disclosures made and agreements entered into by to H.I.G. Securities Investment, Ltd., the Registrant believes that this transaction was exempt from registration under the Securities Act by virtue of Regulation S.

27. On February 27, 1997 the Registrant issued to One Capital Corporation 20,000 shares of Common Stock as partial compensation for certain financial and other consulting services, which had been and were expected to be rendered to the Registrant by One Capital Corporation. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

28. On April 22, 1997 the Registrant sold 30,000 shares of Common Stock to One Capital Corporation for an aggregate of $73,125, pursuant to the exercise of certain stock purchase options originally issued to One Capital Corporation. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

29. On April 28, 1997 the Registrant sold 15,000 shares of Common Stock to One Capital Corporation for an aggregate of $4,570, pursuant to the exercise of certain stock purchase options originally issued to One Capital Corporation. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

30. On May 13, 1997 the Registrant sold 7,500 shares of Common Stock to One Capital Corporation for an aggregate of $22,852, pursuant to the exercise of certain stock purchase options originally issued to One Capital Corporation. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

31. On August 26, 1997 the Registrant issued to One Capital Corporation 10,000 shares of Common Stock as partial compensation for certain financial and other consulting services, which had been and were expected to be rendered to the Registrant by One Capital Corporation. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

ITEM 27.  EXHIBITS.

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       3.1     Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Registrant's Annual
                 Report on Form 10-K for the fiscal year ended March 31, 1994, and by this reference incorporated herein).

       3.2     Bylaws, as amended January 10, 1995 (filed as Exhibit 3.1 to the Registrant's Quarterly Report on
                 Form 10-Q for the quarterly period ended December 31, 1994, and by this reference incorporated herein).

       3.3     Certificate of Amendment of Articles of Incorporation dated December 19, 1997.

       4.1     Form of A Stock Purchase Warrant.

       4.2     Form of B Stock Purchase Warrant.

       4.3     Warrants issued by the Registrant to Richard M.H. Thompson & Associates (filed as Exhibit No. 4.1 to the Registrant's Registration Statement on Form S-1 dated March 17, 1994 (Commission File No.
                 33-76528), and by this reference incorporated herein).

       4.4     Warrants issued by the Registrant to The Manry Company (filed as Exhibit No. 4.2 to the Registrant's
                 Registration Statement on Form S-1 dated March 17, 1994 (Commission File No. 33-76528), and by this reference incorporated herein).

       4.5     Warrants issued by the Registrant to Argent Securities, Inc. (filed as Exhibit No. 4.5 to the
                 Registrant's Registration Statement on Form S-1 dated March 17, 1994 (Commission File No.
                 33-76528), and by this reference incorporated herein).

       4.6     Amended and Restated Security Escrow Agreement by and between the Registrant and each of Baycor
                 Ventures, Inc., Gary C. Nelson, Thomas A. Craig, Bradley B. Landin, Richard D. Shannon, Richard
                 M.H. Thompson & Associates, Inc., The Manry Company, American Stock Transfer & Trust Company, and
                 Argent Securities, Inc. (filed as Exhibit No. 4.6 to Amendment No. 1 to the Registrant's
                 Registration Statement on Form S-1 dated March 17, 1994 (Commission File No. 33-76528), and by this reference incorporated herein).

       4.7     Java Centrale, Inc. 1993 Stock Option Plan (filed as Exhibit No. 10.33 to the Registrant's
                 Registration Statement on Form S-1 dated March 17, 1994 [Commission File No. 33-76528], and by this reference incorporated herein).

       4.8     Note Purchase Agreement, dated January 22, 1996, between the Registrant and Santina Holding, Inc.
                 (filed as Exhibit No. 4.4 to the Registrant's Registration Statement on Form S-3 dated February 21,
                 1996, [Commission File No.333-1526], and by this reference incorporated herein.).

       4.9     Form of Convertible Note, dated January 29, 1996, issued to Santina Holding, Inc., (filed as Exhibit
                 No. 4.5 to the Registrant's Registration Statement on Form S-3 dated February 21, 1996, [Commission
                 File No.333-1526], and by this reference incorporated herein.).

       4.10    Note Purchase Agreement, dated December 15, 1995, between the Registrant and Legong Investments,
                 N.V., (filed as Exhibit No. 4.1 to the Registrant's Registration Statement on Form S-3 dated
                 January 2, 1996, [Commission File No.333-42], and by this reference incorporated herein.).

       4.11    Registration Rights Agreement, dated January 22, 1996, between the Registrant and Santina Holding,
                 Inc. (filed as Exhibit No. 4.6 to the Registrant's Registration Statement on Form S-3 dated
                 February 21, 1996, [Commission File No.333-1526], and by this reference incorporated herein.).

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       4.12    Form of Convertible Note, dated December 15, 1995, between Registrant and Legong Investments, N.V.,
                 (filed as Exhibit No. 4.2 to the Registrant's Registration Statement on Form S-3 dated January 2,
                 1996, [Commission File No.333-42], and by this reference incorporated herein.).

       4.13    Amendment to Note Agreement with Legong Investment, N.V., dated July 10, 1997 (filed as Exhibit No.
                 30 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and by this reference incorporated herein).

       4.14    Stock Purchase Warrant, dated June 24, 1997, issued by the Registrant to Legong Investment, N.V.
                 (filed as Exhibit No. 31 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
                 March 31, 1997 and by this reference incorporated herein).

       4.15    Registration Rights Agreement, dated December 15, 1995, between the Registrant and Legong Investment,
                 N.V., (filed as Exhibit No. 4.3 to the Registrant's Registration Statement on Form S-3 dated
                 January 2, 1996, [Commission File No.333-42], and by this reference incorporated herein.).

       4.16    Stock Purchase Warrant, dated as June 12, 1996, issued by the Registrant to Growth Science Venture,
                 Inc., (filed as Exhibit No. 4.2 to the Registrant's Registration Statement on Form S-8 dated June
                 28, 1996, [Commission File No.333- 07261], and by this reference incorporated herein.).

       4.17    Note agreement dated as November 19, 1997 between the Registrant and The Harmat Organization.

       4.18    Escrow agreement dated as November 19, 1997 between the Registrant and the Harmat Organization.

       4.19    Stock Purchase Warrant, dated as November 19, 1997, issued by the Registrant to The Harmat
                 Organization.

       4.20    Amendment No. 2 to Note Agreement with Legong Investment, N.V., dated December 31, 1997

       4.21    Stock Purchase Warrant, dated December 31, 1997, issued by the Registrant to Legong Investments, L.V.

       4.22    Revised Stock Purchase Warrant, dated December 31, 1997, issued by the Registrant to Legong
                 Investments, L.V.

       4.23    Stock Purchase Warrant, dated December 10, 1997, issued by the Registrant to Mustang '65, Limited
                 Partnership.

       4.24    Compensation Agreement, dated December 10, 1997, between the Registrant and Mustang '65, Limited
                 Partnership

       5       Opinion of Rosenblum, Parish & Isaacs, PC.

      10.1     Employment Agreement dated February 1, 1994, between the Registrant and Gary C. Nelson (filed as
                 Exhibit No. 10.29 to the Registrant's Registration Statement on Form S-1 dated March 17, 1994
                 (Commission File No. 33-76528), and by this reference incorporated herein).

      10.2     Employment Agreement, dated February 1, 1994, between the Registrant and Bradley B. Landin (filed as
                 Exhibit No. 10.30 to the Registrant's Registration Statement on Form S-1 dated March 17, 1994
                 (Commission No. 33-76528), and by this reference incorporated herein).

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
      10.3     Employment Agreement, dated February 1, 1994, between the Registrant and Thomas A Craig (filed as
                 Exhibit No. 10.31 to the Registrant's Registration Statement on Form S-1 dated March 17, 1994
                 (Commission File No. 33-76528), and by this reference incorporated herein).

      10.4     Authorized Producer Agreement, dated as of May 1, 1995, between the Registrant and Coffee Bean
                 International, (filed as Exhibit No. 10.10 to the Registrant Annual Report on form 10-K for the year ended March 31, 1995, and by this reference incorporated herein).

      10.5     Lease effective September 1, 1995 between the Registrant and California Birch Associates (filed as
                 Exhibit No. 10(1) to the Registrant's Registration Statement on Form 10-Q dated September 30, 1995, and by this reference incorporated herein.).

      10.6     Lease effective August 15, 1995 between the Registrant and Palmdale SISOS G.P. (filed as Exhibit No.
                 10(2) to the Registrant's Quarterly Report on Form 10- Q dated September 30, 1995, and by this reference incorporated herein.).

      10.7     Indemnification Agreements, dated October 16, 1995, between the Registrant and Richard Shannon,
                 Chairman of the Board; Gary C. Nelson, President; Steven J. Orlando, Chief Financial Officer;
                 Bradley B. Landin, Vice President; Thomas A. Craig, Vice President; Kevin Baker, Director, and
                 Baycor Venture, Inc., the single largest shareholder.

      10.8     Additional Bridge Loan Agreement, amended April 4, 1997, between the Registrant and Alta Petroleum,
                 Inc.

      10.9     Additional Bridge Loan Agreement, amended April 7, 1997, between the Registrant and Alta Petroleum,
                 Inc.

      10.10    Addendum No. 1 to Employment Agreement between the Registrant and Bradley B. Landin, dated January 1,
                 1997 (filed as Exhibit No. 10.24 to the Registrant Annual Report on form 10-K for the year ended
                 March 31, 1995, and by this reference incorporated herein).

      10.11    Addendum No. 1 to Employment Agreement between the Registrant and Thomas A. Craig, dated January 1,
                 1997 (filed as Exhibit No. 10.25 to the Registrant Annual Report on form 10-K for the year ended
                 March 31, 1995, and by this reference incorporated herein).

      10.12    Exchange Agreement with Good Food Fast Companies, Inc. and the Registrant dated March 31, 1997 (filed as Exhibit No. 10.28 to the Registrant Annual Report on form 10-K for the year ended March 31,
                 1995, and by this reference incorporated herein).

      10.13    Letter of Intent, dated September 30, 1997, between E. C. Capital, Ltd. and the Registrant (filed as
                 Exhibit No. 4.56 to the Registrant's Quarterly Report on Form 10-Q dated September 30, 1997, and by this reference incorporated herein.).

      10.14    Licensor Agreement dated December 12, 1997, between Host International, Inc. and Java Centrale, Inc.

      10.15    Asset Purchase Agreement dated, January 13, 1998, between Massimo Da Milano, Inc. and Java Centrale,
                 Inc.

      15       Letter from Grant Thornton LLC regarding unaudited interim financial information.

      21       Subsidiaries of the Registrant.

      23.1     Consent of Rosenblum, Parish & Isaacs, PC. (See Exhibit 5)

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
      23.2     Consent of Grant Thornton LLP.

      24       Power of Attorney.

ITEM 28.  UNDERTAKINGS.

        (a) The undersigned hereby undertakes that it will:

           (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" section of the effective registration statement;

               (iii) Include any additional or changed material information on the plan of distribution;

           (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Pre-Effective Amendment No. 1 to be signed on its behalf by the undersigned, in the City of Sacramento, California, this 22nd day of January 1998.


                                JAVA CENTRALE, INC.

                                By:                /s/ GARY C. NELSON
                                         --------------------------------------
                                                     Gary C. Nelson
                                           ITS PRESIDENT AND CHIEF EXECUTIVE
                                         OFFICER (PRINCIPAL EXECUTIVE OFFICER)

                                And By:          /s/ JEFFREY W. DUDLEY
                                         --------------------------------------
                                                   Jeffrey W. Dudley
                                         ITS VICE PRESIDENT AND CHIEF FINANCIAL
                                                        OFFICER
                                          (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                        OFFICER)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ RICHARD J. CROSBY*
------------------------------  Director and Chairman of     January 22, 1998
      Richard J. Crosby           the Board

    /s/ BRADLEY B. LANDIN
------------------------------  Director and Secretary       January 22, 1998
      Bradley B. Landin

      /s/ GARY C. NELSON
------------------------------  Director, President, and     January 22, 1998
        Gary C. Nelson            Chief Executive Officer

     /s/ PHILIP E. PEARCE
------------------------------  Director                     January 22, 1998
       Philip E. Pearce

     *    By:    /s/ GARY C.
NELSON
                 -------------
                 Gary C.                                     January 22, 1998
                 Nelson
                 Attorney in
                 Fact

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER     EXHIBIT
-----------  ------------------------------------------------------------------------------------------------
      3.3 *  Certificate of Amendment of Articles of Incorporation dated December 19, 1997

      4.1 *  Form of A Stock Purchase Warrant

      4.2 *  Form of B Stock Purchase Warrant

      4.17*  Note agreement dated as November 19, 1997 between the Registrant and The Harmat Organization.

      4.18*  Escrow agreement dated as November 19, 1997 between the Registrant and the Harmat Organization.

      4.19*  Stock Purchase Warrant, dated as November 19, 1997, issued by the Registrant to The Harmat
               Organization.

      4.20*  Loan extension dated December 31, 1997, between Legong Investments N.V. and the Registrant.

      4.21*  Stock Purchase Warrants dated December 31, 1997, issued by the Registrant to Legong Investments
               N.V.

      4.22*  Stock Purchase Warrants Amendment No. 1, original Stock Purchase Warrants issued June 24, 1997, dated December 31, 1997, issued by the Registrant to Legong Investments, N.V.

      4.23*  Stock Purchase Warrant, dated December 10, 1997, issued by the Registrant to Mustang '65,
               Limited Partnership.

      5.     Opinion of Rosenblum, Parish & Isaacs, PC

     10.14*  Licensor Agreement dated December 12, 1997, between Host International, Inc. and Java Centrale,
               Inc.

     10.15*  Asset Purchase Agreement dated January 9, 1998 between Massimo Da Milano, Inc. and Java
               Centrale, Inc.

     15.  *  Letter from Grant Thornton LLC regarding unaudited interim financial information. (See Exhibit
               23.2)

     21.  *  Subsidiaries of the Registrant

     23.1 *  Consent of Rosenblum, Parish & Isaacs, PC (See Exhibit 5)

     23.2 *  Consent of Grant Thornton, LLP

     24.  *  Power of Attorney (See signature page)


------------------------


* The following exhibits were filed previously.